Prospectus Supplement (Sales Report) No. 1 dated January 27, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 62499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
62499	$22,400	$22,400	16.00%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 62499. Member loan 62499 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Zions Management Services Company	Debt-to-income ratio:	19.34%
Length of employment:	7 years	Location:	Houston, TX

Home town:
Current & past employers:	Zions Management Services Company
Education:

This borrower member posted the following loan description, which has not been verified:

I'm in a similar position to many people. In this tight credit market I find it difficult to qualify for a traditional consolidation loan. I make a decent wage ($75K) and have a good DTI ratio. I have been in the USA for 10 years now and my credit history is not extensive enough according to most lenders. I also have 1 negative item on my credit file that is preventing me from qualifying for more traditional financing. I take great pride in paying all my debt obligations on time. Thanks in advance for your consideration.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	77
Revolving Credit Balance:	$15,897.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 77 months ago, and also talk about the Public Record? Thank you in advance.	In 2001 I took the unfortunate step of filing for Chapter 7. I started my own business in 1999 and after a very good first year was unable to sustain a profitable venture. I gave the decision to file very careful consideration, not one I am particularly proud of. Thanks in advance. Brian
Re: $22,400 Debt Consolidation loan. Lenders provided "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ Zions Management Services Company is? (2)-Rent payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for individual items would be none. (3)-Credit Report reflects ~ $16,000 revolving credit balance; Additional ~ $6,400 consolidating what other specific personal debts? (4)-Public Record 103 months ago; court judgment, taxes or wages lien? If bankruptcy; Chap 7 liquidation or Chap 11 reorganization? Explain all public records FINAL dispositions. Advance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends Monday, 01.18.10 @ 7:22 AM Eastern Time.	1) I'm an IT Business Consultant. I work with several of our affiliate banks and help them with content/document management and process automation. 2) Rent payment = $1009 Car payment = $462 3) see full debt obligations below: Capital One MasterCard ??2,700 $100 Capital One (Visa business card) 700 $60 Addison Avenue Loan 6,775 $310 Credit One Visa 1,050 $60 Orchard Bank Visa 1,675 $75 Wells Fargo 2,950 $150 Rooms To Go 1,700 $70 Addison Avenue Visa 4,850 $125 Total $22,400 $950 4) public record was for Chapter 7 filing in 2001 (discharged Oct 2001)
Where did you live before moving to the USA? Please explain the public record in detail. Please explain the delinquency in detail. What do you do for Zions?	I moved from Canada in 1998. I started my own business venture and took the unfortunate but necessary step of declaring Chapter 7 in 2001. I am now an IT Business Consultant for Zions Mgmt Services Company, a holding company, subsidiary of Zions Bancorporation (www.zionsbancorp.com). I do document management, process automation related work. The delinquency was as a result of a dispute for a debt that was already covered in my Chapter 7 filing. Thanks in advance for your consideration.
Please list each of the debts you plan to consolidate with this loan. What are your current total monthly payments on those debts?	Here are the details of my debt obligations and monthly payments: Capital One MasterCard 2,700 $100 Capital One (Visa business card) 700 $60 Addison Avenue Loan 6,775 $310 Credit One Visa 1,050 $60 Orchard Bank Visa 1,675 $75 Wells Fargo 2,950 $150 Rooms To Go 1,700 $70 Addison Avenue Visa 4,850 $125 Total $22,400 $950 Thanks in advance for your consideration.

Member Payment Dependent Notes Series 377437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377437	$14,000	$14,000	15.31%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 377437. Member loan 377437 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Barix Clinix of Ohio	Debt-to-income ratio:	23.13%
Length of employment:	7 years	Location:	Stoutsville, OH

Home town:
Current & past employers:	Barix Clinix of Ohio
Education:

This borrower member posted the following loan description, which has not been verified:

This is a loan to pay off three credit cards I have to I can improve my credit score and lower my interest rate Borrower added on 01/15/10 > I'm a nurse. So employment will never be an issue. I always pay my bills two weeks early. The minimum payment on my credit cards are $400 so it will be no problem paying $480. I have already cut them up. Now all I need to do is pay them off and close the accounts. I am so tired of these banks raising interest rates! Please invest in my family. We won't let you down.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,641.00	Public Records On File:	1
Revolving Line Utilization:	97.40%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14,000 Debt Consolidation loan. Lenders provided application "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Mortgage payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for each individual item would be none. (2)-Public Record 92 months ago; bankruptcy, court judgment, taxes or wages lien? If bankruptcy; Chapter 7 liquidation or Chapter 11 reorganization? Explain record's final disposition. Advance thanks for answers to BOTH questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 5:29 AM Eastern Time	(1.)Mortgage and vehicle payment are $1689 combined. (2.)Chapter 7 discharged Sep 2002.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have saving account or an emergency budget? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget before I lend you my own money): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 5) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1.) We always keep $1000 saved for an emergency. 2.) We are a family of 4. 3.) I am a full-time nurse at a busy practice in Columbus, Ohio. I also have a part time job at a Bariatrics Hospital. 4.) I add all of our monthly bills together(exactly like the ones you list) and multiply that by 12. I then divide that by 365. I get paid every two weeks so I multiply the number by 14. That number is what we need for bills. Whatever is left is "spending money". My current minimum payments for my credit cards are $400. We have done the math and $479 for this loan will not be a problem with our current budget. 5.)Credit Card 1- $1947.10 19.99% $42 min Credit Card 2- $5809.52 22.90% $180 min Credit Card 3- $1960.02 21.24% $53 min Credit Card 4- $2111.28 21.99% $61 min Credit Card 5- $1667.08 21.80% $66 min
What is your goal? What is the end result that you are trying to accomplish? Have you had any financial education? Do you have a spending plan, do you track your expenses specifically food and entertainment?	Our goal is to free ourselves of high interest debt in three years. We will never own another credit card. 3 years ago most of our cards were 13-15% interest. Now they are all over 21% and we have never been late on a payment. We also have two vehicles that will be paid off roughly the same time. We will then focus on much needed home improvements that has been put off. We have had no financial education but my husband is a bit of a "spreadsheet geek". He comes up with formulas for budget planning and tracts our spending habits. Please help us achieve our goals.
Since husband likes using spreadsheets, he may be interested in the financial tools provided at yodlee.com or mint.com. Both are free sites. I used to use spreadsheets for my own finances, then started using yodlee and find that it saves me a *lot* of time and also gives me both a better "big picture" of my financial situation as well as easy visibility of all the nitty gritty details. Good luck to you.	Thank you so much! He's linking the accounts now. He said he's like a kid in a candy store.

Member Payment Dependent Notes Series 399980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399980	$9,600	$9,600	12.18%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 399980. Member loan 399980 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Abc Supply	Debt-to-income ratio:	3.84%
Length of employment:	3 years	Location:	burke, VA

Home town:
Current & past employers:	Abc Supply
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to get out of a high car payment. So I can afford to live comfortable. And also need to get out of a couple high interest credit card payments. It will really make my day if I can get this loan and hopefully end all of the stressful times. Thanks Matt Borrower added on 01/21/10 > Hi, I am trying to get out of a high car payment. I have never been late on a payment. I have never struggled with bills, but everyone deserves to live comfortable. This loan will help me reduce my stress. Please Help. Thanks, Matt

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you know why your credit report shows no revolving credit balance?	To be honest with you not sure why it says that. But I promiss you i do have revolving credit on two accounts. These are the accounts i am trying to pay off. One of the accounts is thru Virginia Heritage Bank and the other thru Chase. If you have anymore questions please feel free to ask. Thanks, Matt
Identify the creditor on each of your cards, the balance due on each, and the amount you are currently paying on each. Thank you.	Virginia Heritage Bank - Balance 22,000 - 560.00 monthly Chase Bank - Balance 4,400 - 200.00 monthly
Your asking for 9600 but have a balance of over 26000? How will this help you to consolidate and lower your payments?	I am using some of it to pay negative equity in the car and I have a person waiting to buy. So I will be getting out of the payment completely. The remainder will go to the credit card.

Member Payment Dependent Notes Series 411477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411477	$14,400	$14,400	13.92%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 411477. Member loan 411477 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Best Ford Inc	Debt-to-income ratio:	16.24%
Length of employment:	4 years	Location:	Brookline, NH

Home town:
Current & past employers:	Best Ford Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Excellent pay history, make enough to pay all bills, but the credit card companies keep raising rates for no reason. I am looking to pay off credit cards with a fixed lower rate loan. I would rather give money to someone other than the banks! Borrower added on 01/19/10 > Here is a little more background. This site doesn't show that my actual revolving is just under $14000, hence the reason for the amount on this loan. My total monthly expenditures not including cc's is $1500. The reason I am in this situation is several years back I accrued some cc debt. I was making progress paying them off, but interest rates continues to soar and now I feel like all I am doing is feeding the hungry banks. I have already put together a plan to pay all off in 3 years, but by utilizing a loan like this it will be easier with less interest paid over the three years. I am very secure at my job as a finance director at a large Ford dealership. I have been here over 4 years and we have been very successful during the recession. My wife is also employed and adds additional household income.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,950.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 418953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418953	$13,750	$13,750	11.14%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 418953. Member loan 418953 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,507 / month
Current employer:	John Crane Orion	Debt-to-income ratio:	16.09%
Length of employment:	7 years	Location:	Sheboygan, WI

Home town:
Current & past employers:	John Crane Orion
Education:

This borrower member posted the following loan description, which has not been verified:

I have made some financial errors in my life. However, I have been trying to fix those errors. As you can see from my credit, I have a pretty good credit record. I pay my bills on time on a consistent basis. My main problem is that I can't get ahead. I keep making the minimum payments or a little more than the minimum payments and don't make any headway on paying off my obligations. My goal is to secure a loan that I will use to pay off two of my larger obligations. Any additional money realized from lowering my interest rate would be used to pay off additionally on my obligation. The two obligations I'm referring to represent around $675.00 of monthly payments. This amount is very difficult to maintain. My hope is that one new loan to cover both of these obligations would have a lower payment amount and a lower interest rate, which I hope would allow me to make additional payments or higher payments and pay them off more quickly.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,569.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide a breakdown of your obligations/debt?	Besides my mortgage, the bulk of my obligations and debt are in revolving credit. The largest obligation is to my home depot credit card. This credit was used to update and renovate our home. I guess we just extended ourselves a little further than we should have. At any rate, this is one of the obligations I plan to refinace with this loan. I am currently getting a 25% interest rate with the home depot card, which is unacceptable to me. My hope is to pay off this and some other smaller amount high interest rate payments resulting in one, lower interest payment. Does this answer your question?
Thank you for your answer. It would help if you can provide the amounts owed for each card (and the corresponding interest rate) and also any other outstanding debt/loans.	Associated - $3923 - 8.15% M&I - $11885 - 8.27% Home Depot - $9000 - 25.99% US Bank - $7761 - 3.99% Capital One - $5569 - 7.99% (unsecured loan) This is everything. My plan is to pay off the Home Depot card and as much of the unsecured loan (a $350/month payment) as the remainder will allow. The remainder of the unsecured loan along with a portion of the M&I card will be addressed with my income tax return this year. Please let me know if you have any other questions.
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	Associated - $35/month M&I - $238/month Home Depot - $325/month US Bank - $105/month Capital One - 350/month (unsecured loan) Paying off the capital one loan and my home depot account with this new loan will realize one lower monthly payment ($451 (new) versus $675 (old)) and one lower interest rate 11.14% (new) versus 16.99% (7.99% + 25.99%/2=16.99% average). I responded to a question a little while ago regarding interest rates and debt amounts. Please see that answer for further information about my debt situation. If you have any other questions about any of this, please let me know.
I don't see information related to your monthly expenditures.	Please be specific as to what you are asking about when you refer to expenditures. I will try to answer as much as I can.
Hello, If I understood your comments, you would be using the loan to payoff your Home Depot and Capital One card. Since your rate at Capital one is 7.99%, can you explain your reasoning for paying it off at 11.14%? I see where you added them together to calculate in aggregate your "average" rate, but why not just request a loan of $9000.00 @ 11.14% and pay off your Home Depot card in full, leaving Capital one at 7.99%? Thank you	As you can see from some of the other questions I received, most of my percentage rates are right around the 8% range or lower - with the exception of the home depot credit card. My plan is to pay off the home depot credit card and the capital one personal loan (capital one is not a credit card). My goals are two-fold. 1. Pay off high interest first. 2. Lower my monthly payments. By paying off these two debts, I will be accomplishing both goals. $451/month versus $675/month in payments. Finally, my plan is to take the difference of what I was paying (around $224) and start paying additionally on my other debts to pay them off faster. Does this answer your question?

Member Payment Dependent Notes Series 421199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421199	$14,000	$14,000	13.22%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 421199. Member loan 421199 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	9.19%
Length of employment:	3 years	Location:	Bozeman, MT

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Over the last 7 years I have had an excellent credit history with no missed payments or overdue balances. Because of problems when I was younger I have high interest rates on all of my credit cards, many of which have increased drastically of late, due to no fault of my own. I have always paid more than the minimum payments requested by my lenders, but feel like there is no loyalty for having been a good customer. Borrower added on 01/15/10 > I have been employeed with the same company for 5 years and have received several promotions during that time period. I've been an excellent customer to all of my credit card companies, yet my balances have been reduced and my APRs increased. This loan would allow me to pay off my debts quicker and increase the quality of my life.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,262.00	Public Records On File:	1
Revolving Line Utilization:	54.70%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your requested loan exceeds your reported revolving credit balance by nearly $6,000. Please let me know specifically what you plan to do with the loan proceeds. Thank you.	My actual revolving debt is $12363.64. I am unsure of the discrepancy on what is reported. I would be happy to list each debt individually if you would like. Had I applied for a $12,000 loan I would have ended up $903 short after the 4.5% loan initiation fee. With a $14,000 loan I would be left with $13,370 after the 4.5% fee. This would leave me with an excess of $1006.36 after paying off my debtors. I would like to use the remaining balance to pay off the loan I took out against my 401K to purchase my home. Thank you for your consideration.
Please talk about the Public Record. Thanks.	In November of 2002 I had filed bankruptcy. Unfortuanately during the last economic downturn the Pacific Northwest was hit particularly hard. At the time I was working for Boeing as a contract employee and was let go during staffing reductions. I was able to find a job waiting tables, but unfortunately it was barely enough to pay basic monthly expenses. Therefore based on some pretty poor advice I filed for bankruptcy. It was a hard lesson learned and I have worked very hard to prove my worthiness since that time.
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $8,262.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Verizon Wireless? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) (Everybody makes mistakes, it's how we resolve them that truly defines who we really are.) Good luck!	I believe that I have answered a few of your questions that were asked by another lender in regards to the amount that I am requesting. I have just pulled my most recent credit report and have discovered the discrepancy in the debt that was reported. I do have an auto loan with a balance of $4578 that is being listed separately that I had included in my totals. I also noticed that I have negatively impacted my credit score. Two months ago I paid off, and closed two of my oldest credit cards with the highest available balances due to the APR increase that they had imposed. Probably not the smartest move to make with my credit score, but the frustration of the situation got the best of me. For 2009 my gross income was $65,271 with a net of $40,252. I will inquire with lending club on how to verify my income. $1716 mortgage $1000 in payments to credit cards and auto loan $150 for vehicle insurance and gas $90 for telephone services $120 for electricity, gas and garbage $100 for cable and internet I am currently a retail sales manager for Verizon Wireless and have been working at the same store for 5 year. I will be transferring to a corporate office in the S.W. region in the second quarter of this year in order to expand my knowledge base. I am also currently taking advantage of the tuition assistance program through Verizon for continued education in order to ensure my marketability within the company. I do have a savings account, but as of right not it is not in use. I do have a 401k account that I contributed to each pay period. Thank you for your time and consideration.

Member Payment Dependent Notes Series 432108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432108	$11,400	$11,400	8.94%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 432108. Member loan 432108 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Enterprise Rent A Car	Debt-to-income ratio:	24.78%
Length of employment:	3 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Enterprise Rent A Car
Education:

This borrower member posted the following loan description, which has not been verified:

I have a personal loan that I received in January 2009 at 10% and am scheduled to have it paid off in December 2011. I am looking for a loan with a lower interest rate to save money on interest.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,057.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	Thank you for your interest. My monthly expenditures are as follows: $676 - rent, $140 - utilities, $215 - car, ins (car, life, renter's) is pd on a bi-annual basis from savings of which I contribute $100, $148 - student loan. Revolving credit: $1000 furniture card that is 0% until pd off w/a pymt of $45/month; The rest is credit card debt that I had when I got the personal loan. The interest rate on the card is 10%. I didn't add this debt to the loan b/c as is the interest rate for the loan and the card remained the same and if added to the loan the interest was a bit more. Playing with the numbers of transfering the cc debt to a no interest for 5 months or a reduced interest rate for 8 months doesn't save any money b/c of the transfer fees. Currently minimum pymt for debt $451/month and I pay $500/month - this loan would reduce the minimum pymt to $362 - completely consolidating my debt. In Jan '09 I had a total of about $17k and have reduced it to $11,500.
What about cable TV/Internet, cell phone, land line phone, etc? How did you accumulate such a large debt?	Utilities include phone, electric, and water; however, I do pay $103/month for cable and internet. I do not have a land line phone. Didn't mean to leave that out. The debt was accumulated through college and really dumb spending decisions. The crazy part about debt that has no significant bearing like a medical emergency, is you wonder what the heck it is you bought. It's embarrassing that I accumulated so much debt. Things happen in life that make you ask yourself 'what am I doing?' and luckily I was in a hole that I could slowly work my way out of. I probably spent money for a million reasons, but at least now I am aware that I have a tendency to spend money on things that are not necessary or I could get cheaper somewhere else. For example, if I NEED a new shirt, I look at Target not the mall and only if the cash is available in my checking account. Kind of a long winded answer, but I want you to see that I realized I had some really bad spending habits. I have tried very hard to change this by taking care of my debt head on and paying attention to what I buy. After all this debt has been cleared up, I will work on aggressively saving up to own my own home.
From what I can tell about our expenditures, you have about $1K per month surplus. However, since it looks like you've been aggressively tackling your debt, it looks like this is where you've been applying the surplus. When you get the loan, it means you will be able to get rid of the debt once and for all in 3 years and it's going to free up some money each month. What do you plan to do with the extra money?	Once my debt is paid off, I have a number of things I am going to do with the extra money. I want to increase the amount I am paying on my student loan, put more into retirement, and save for a house.

Member Payment Dependent Notes Series 433091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433091	$15,950	$15,950	14.61%	1.00%	January 20, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 433091. Member loan 433091 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,065 / month
Current employer:	The Independent	Debt-to-income ratio:	21.45%
Length of employment:	10+ years	Location:	Ashland, KY

Home town:
Current & past employers:	The Independent
Education:

This borrower member posted the following loan description, which has not been verified:

Good afternoon Lenders, There is a saying that "you live and learn." And it certainly applies to me in my present financial condition. I opened several credit cards and accumulated some small balances on them. Taken together they amount to the requested loan amount. I have closed these accounts as I received notices of interest hikes. On the one hand, this was a good thing because it marked the end of some foolish decisions and now I would like to put this behind me quickly. It is my understanding that closed accounts with balances hurt your credit score. But, I have always paid my bills and debts and I am proud of this. Borrower added on 01/10/10 > Good afternoon Lenders, I originally applied for this loan in August and delayed my decision to list my loan because I wanted to be sure that I am making the best possible long-term financial decision. I believe it is because I will be able to consolidate my debts and end the "misery at the mailbox" with the all-to-often change in credit card terms. I am trading the unknown into financial security with a 36-month loan with a fixed rate. I probably should not have opened some of these accounts, but I have learned my lesson about them. Likewise, I am proud to say that I have always paid my bills.

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,469.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,950 Debt Consolidation loan. Lenders provided highly condensed loan applications. i.e. "thumbnails". Borrowers usually do not provide insufficient narrative about their requested loans; consequently lenders must ask questions to LEARN. My questions are: (1)-Position (job) description @ The Independent is? Also what line of business is "The Independent"?, a newspaper? (2)-Vehicle payments (if vehicle payment applies) paid per month are $? (3)-Credit Report reflects $19,469 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT CC minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. RetiredUSMCInvestor (Member 505570) sends Monday, 01.11.2010 @ 6:23 AM Eastern Time.	I am responsible for IT services at The Independent which is a newspaper. An industry that has been hard hit by the Great Recession, but we are a local newspaper that still sell many copies. I have no vehicle payment. I have paid down that total amount of outstanding revolving credit to the loan amount. I am unsure about the exact figure for credit card payments because I left this spreadsheet on my home computer, but I recall the loan payment being less than what I am currently paying.
Hello, Can you please account for the last 5 inquiries in the last 6 months?	Sure, I was trying to find a credit card that I could transfer some of the balances to a lower APR. In hindsight, I realized this was not a solution. So, I began seeking a way to make a permanent change to finances and I on the advice of a friend a made my loan request with Lending Club.

Member Payment Dependent Notes Series 437568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437568	$2,000	$2,000	19.13%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 437568. Member loan 437568 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	17.28%
Length of employment:	< 1 year	Location:	Tulsa, OK

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to pay for some additional much needed advertising and keep some in bank as working capital. I am in my 2nd year of opening an insurance office and things are on the up. Just short on needed money. Thank you for the assistance.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	2
Revolving Credit Balance:	$11,132.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your $4,167 / month income from your insurance office, or another source? Thank you in advance.	The income comes from insurance agency production.

Member Payment Dependent Notes Series 442923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442923	$10,000	$10,000	14.61%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 442923. Member loan 442923 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:		Debt-to-income ratio:	17.43%
Length of employment:	< 1 year	Location:	houston, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I was a banker for 20 years, the last 6 years was in private banking. I was able to create a real estate portfolio and open a couple of businesses before I left corporate america 2 years ago. One of my real estate projects got behind about 9 months ( 2 from Hurricane Ike). That project is now underway. Its a commercial piece of property that was being rehabbed. It has an old bungalow home on it, a two story garage apartment and a gas station from the 50's. A bistro has rented everything except the gas station. I own the land. Having to carry the construction of this property an additional 9 months had me hit my funds I was holding to turn the gas station into a wine bar to compliment the bistro. I am about $20,000 short for the rehab on the gas station. Borrower added on 01/21/10 > just a quick note, I moniter my credit regularly and what has pulled from the bureau is about 90 days old. my revolving debt is not over $100,000 there is an equity line that shows as if its unsecured and its secured against property at a rate of 3.9% I also paid down all of my revolving in the past 60 days which will not update until sometime in January. I sold a property and paid down my unsec debt to $25,000.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$114,393.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Your earliest credit line was only 11 years ago? Please explain. Thank You.	Hi, I dont see how that is ... my oldest credit file should be 20 years ago.
Have you already had the gas tanks removed, or do you plan on using this loan for part of that expense?	We are in process to verify if the tanks were certified. The gas station portion was purchased with cash and prior owner didn't provide any info on tanks. Environmentals were performed on the bistro property which shares parking and all was fine

Member Payment Dependent Notes Series 444955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444955	$14,000	$14,000	16.00%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 444955. Member loan 444955 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	IMG	Debt-to-income ratio:	9.51%
Length of employment:	4 years	Location:	Palm Beach Gardens, FL

Home town:
Current & past employers:	IMG
Education:

This borrower member posted the following loan description, which has not been verified:

I hold two credit cards, one with Chase and the other BOA. Three months ago both banks increased my interest rates on the cards from fixed APR's of 11.5% & 12.8% to variable rates over 18%! Since then I have been steadily paying the balances off at a rate of about $500 a month. I have been in steady employment for over five years with the same company. I have about $13k in credit card debt which is in excellent standing, never late and always pay more than the minimum. I also just paid off a new car loan for my wife's car (free and clear) and my own transport was bought outright a year ago with no debt outstanding. I would like to reduce the APR on the $13k credit card debt I have and therefore be able to pay it off sooner. Borrower added on 01/15/10 > The credit card debt was mainly from paying for my daughters wedding in August 2008 and not from irresponsible spending. With the recent rate hikes from the banks it means I will have to carry this debt longer, but I would really like it paid and done with within 3-years.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,401.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am I reading this correctly? Your 1st credit line was only 5 1/2 years ago & you already have a daughter that's married? Are both of these circumstances accurate?	Yes that's correct. I arrived in the USA 5-1/2 years ago from England, so my credit history started then. I am 49 and my daughter is 24. At the time she was getting married I had only about $500 in credit card debt and a score in the 700's. However the banks would not lend to finance the wedding, so I ran the expenses on my cards. The rates on my cards were good at the time, but now they are ridiculous. I hope that answers your question.
Re: $14,000 CC REFI loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-What is employer "IMG"? (2)-Position description (job title, role) @ IMG is? (3)-Rent payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for each individual item would be none. Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 7:27 AM Eastern Time	In answer to your questions: 1. IMG = International Monetary Group, Inc (www.imgbanking.com). They are an established financial services company based in Palm Beach County, Fl. 2. My role at IMG is Chief Information Officer. I have worked there on a contractor basis for over 5-years performing IT and network services. I also have a second job. I help out in the evenings and some weekends at a friends cigar bar. I have worked there for over 5-years also. 3. My monthly rent is $1000 per month and I own my vehicle outright.
Hello, Forgive me, but I'm confused. Your earliest credit line is 2004, but you're old enough to have married daughters?	Please see my previous answer.
Besides rent, what are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	I clear $3800 - $4000 a month, rent is $1000 and my general business expenses are $450. My other expenses are utilities, auto insurance, medical insurance and gas which come to about $700. That leaves me about $1700 a month to cover my credit card bills, food and discretionary spending. I have been using between $500 - $800 of this per month to pay more than the minimum due on both cards depending on what other expenses might come up such as auto maintenance, etc. Bank of America: Minimum payment $200 Outstanding $7k Interest rate 21.99% variable (was 12.8% fixed) Chase: Minimum payment $160 Outstanding $7k Interest rate 20.24% variable (was 11.5% fixed)
Please clarify: are you employed by IMG, or are you an independent contractor who does work for them?	I am an independent contractor. However I have been a contractor with IMG for over 5-years and have built a trusting relationship with the firm. I am the only person at the office who is capable to do the role which includes managing their onside server, computer desktop support, Internet and Intranet, email, back-ups and updates as well as producing secure and professional client documents and marketing presentations as required. I spend about 60% of my work week at their offices and I have my own desk there. I also have two other smaller clients that contract me to perform IT support. I have had these accounts for over 3-years and again I am familiar and trusted with these firms. I generally perform network/server maintenance and provide Internet and email services for these clients and attend their offices once a week to clear any issues and update/back-up their servers. I also provide 24/7 phone or email support for all my clients and can remotely access all their IT systems to resolve any issues.

Member Payment Dependent Notes Series 446462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446462	$24,000	$24,000	19.13%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 446462. Member loan 446462 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,662 / month
Current employer:	FirstEnergy Corp.	Debt-to-income ratio:	16.52%
Length of employment:	10+ years	Location:	Fremont, OH

Home town:
Current & past employers:	FirstEnergy Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate all of my credit cards into one payment. I make all of my credit card payments on time and always pay more than the minimum, but they have all raised their interest rates to the maximum due to the amount that I m currently carrying. I put myself into this situation due to adopting a child from China, followed by the national economic slowdown. Borrower added on 01/14/10 > I am going to use the money to pay off all of my credit cards that have raised their interest rates to ridiculous high rates. I have always made my payments on time and always paid more than the minimum. I am a Senior Reactor Operator at a Nuclear Power Plant. I have been employed at the same location for the last 11.5 years and my job situation is extremely stable.

A credit bureau reported the following information about this borrower member on December 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,138.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 Debt Consolidation loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-$8,662 reported monthly gross income (First Energy Corp) is- 1 (yourself) or 2 (yourself and another's) combined incomes? (2)- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects ~ $19K revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends Friday, 01.15.2010 @ 5:35 AM Eastern Time.	Answer to question one is that this is my income only. My wife is a stay at home that homeschools our children. I actually just received a raise this month of $250.00 month. Answer to question two is that my mortgage payment is $1597.00 and my combined vehicle payments are $596.00; however, one loan will pay off within the year which will reduce the monthly payments to $147.00. Answer to question three is that I make an average of $1000.00 month in C/C payments. Thanks for your questions.
Roughly what is the total you pay towards credit cards each month? Thank you in advance.	I pay an average of $1000.00 per month to C/Cs. Thanks for the question.
Hi - What are the amounts owed, interest rates and current monthly payments for the debt you will be consolidating? Thanks.	Credit Card #1 ~$8600.00 Credit Card #2 ~$6900.00 Credit Card #3 ~$6200.00 Credit Card #4 ~$4000.00; this one has the lowest interest rate, so I will pay what I can with this money and pay the rest off over the next year. Thanks for the question.
Hello. I am one of the investors who may decide to help fund your loan on Lending Club. The investors have access to a very limited amount of non-personal information from your application and basic credit scoring info. However, we often need to ask borrowers additional questions to better understand how your ability to repay might change as a result of this loan or other life factors. Keep in mind that the investors are being asked to provide funds for loans to people we don't know. There are many other loans that I could help to fund in addition to yours and my decisions on which loans I fund are based on how confident I feel about your ability to repay. You should provide as much detail as you would want if a stranger asked you for a loan of a significant amount of money. Please note that after you answer a question from an investor, other investors will be able to see the question and your answer. With all of this in mind, would you provide the following additional information? 1. If you have more than one source of income in your household which you think might be helpful for us to know, please list them all. 2. You've indicated this loan will be used to refinance other debt at a better rate. I'd like to get a better understanding of how your ability to service your existing debt compares with your ability to repay this loan. Would you please list the approximate balances, interest rates, and current monthly payments for the debt you plan to consolidate with this loan? (You can just call them "Credit Card 1" and Credit Card 2", etc, for privacy) 3. Do you intend to continue using the credit cards or other credit accounts you want to consolidate, or will you close those accounts? Thanks in advance for answering my 3 questions and good luck in receiving full funding as early as possible.	1. I am the only income for my family. My wife is a stay at home mom who homeschools our children. I did learn recently that my pay will be going up by $250.00 per month. The income listed also does not include any annual bonuses. 2. I have answered this question to a previous potential lender as far as the current debt obligations. By the refiancing the debt, it will lower my monthly payments that I make by about ~$100.00 a month and gives a definite end (3 year) payoff. The plan is to close all but one C/C account, which will be used for emergency situations. Thank you for your questions. I hope my answers were helpful.
One more question: Can you please tell us about the 6 credit inquiries which show on your credit report? Did any of the result in new accounts being opened?	I do not know of any new credit inquiries on my credit report. I have not established any new credit since buying a used car last summer when my daughter had an accident. I will check my credit report. Thank you!
What is the current interest rate on your credit cards? This question has been asked twice already, but no answer. I understand you have answered a lot of questions already, but this piece of information is important for those of us who are still wondering why someone is consolidating debt into a 19.13% loan. Thank you.	I apologize for leaving out this information in the previous questions. the interest rates are as follows: Credit Card #1 27.24% Credit Card #2 29.99% Credit Card #3 23.99% Credit Card #4 18.87% As you can see, the 19.13% by this loan is an overall improvement, and with a three year loan period is what makes this a more desireable loan. Also, my money management plan would be to pay off a bulk each year when I get my annual bonus such that this loan would be paid off in two years. I am again sorry that I did not put the interest rates in the earlier questions.

Member Payment Dependent Notes Series 449679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449679	$10,400	$10,400	12.18%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 449679. Member loan 449679 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Stop and Shop	Debt-to-income ratio:	19.70%
Length of employment:	10+ years	Location:	WORCESTER, MA

Home town:
Current & past employers:	Stop and Shop
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > Paying off Debt I've been at my job for 10 1/2 years

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,267.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please briefly describe your position at Stop and Shop	Produce Manager
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments	Produce Manager

Member Payment Dependent Notes Series 454324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454324	$25,000	$25,000	11.83%	1.00%	January 21, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 454324. Member loan 454324 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Endeca	Debt-to-income ratio:	4.87%
Length of employment:	3 years	Location:	Boston, MA

Home town:
Current & past employers:	Endeca
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > My wife is changing careers. She was a professional editor and writer for 6 years post-college; as that industry started collapsing, she lost a couple jobs in a row due to downsizing and decided to find a new career, so has been in school for film production since 2008. We have spent her federal loans already, and need some money to pay for the final 3 semesters of school. She is just shy of a 4.0 at the New England Institute of Art and is the top student in her major. She has been working internships at Oxymorons (an independent film to be released in 2010, for which she started as a production assistant and was promoted twice, first to script supervisor and then to first assistant director), at WGBH in Boston as a research assistant for a documentary, and for Batter's Box, a gameshow show that aired on NESN for which she was a production assistant with writing and researching responsibilities. I have no doubt that she's going to be very successful once she has her degree and can start looking for full-time work. The total cost of the semesters will be just shy of $20,000. The remaining $5,000 of this loan will be invested in a new HD digital film camera that she can use for work (there is a lot of work in the Boston area that requires a person to have his/her own equipment, so we expect the investment to pay itself back in 3-6 months if she's working part-time while still in school). My base verifiable salary for 2009 was $98,000. Total comp, including bonus, was $113,000. My *base* salary for 2010 will be $115,000.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,142.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member_562508, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at Endeca? Can you list your work history? These answers will definitely help lenders lend.	I'm very happy to provide you with this information! I am a Senior Product Manager at Endeca. I was recently promoted in September. I've been here since 2006, joining as a Junior Product Manager, so I've been promoted twice. Before that, I was a Software Engineer for IBM's Advanced Technology Group, and before that I graduated from Williams College in 2003. Monthly after-tax income total: $5889.51 Recurring Monthly Expenses Total: $3196.95 The difference between income and expenses used to be much narrower, and prevented us from saving nearly enough for school, especially since we went to 6 weddings this past year (we're that age!). I recently completed a project to cut monthly expenses and managed to save $745.95 from *recurring* expenses (mortgage refi, payed off a couple of my wife's debts, sharing internet with my neighbor, putting my mom & wife on a cell phone family plan, cutting back on cable, other smaller items). Also, in December, after having to pay my wife's current semester on a credit card (see the Discover Card items below) I cut my 401k contributions (probably stupid in the long-term) to improve our overall cash flow for a couple months. I intend to up my 401k contribution starting in February again to 10% of my income, bringing my after-tax income down roughly $1,000. House Total: $1765.02 House Breakdown: Mortgage (~$250k @ fixed 4.5% interest): $1442.85 2nd Mortgage (~$9800 @ variable 3.5% interest): $50 Utilities (avg): $154.69 Condo Fees: $117.48 School Loan from wife's first degree: $270 Car Loan (~$8500 left @ fixed 4.5% interest): $302.82 Insurance: $219.99 (10 payments in 12 months) Discover Card ($7300 that was used to pay for the last semester of school...hence the application for this loan...@ 0% interest until January 11, 2011): $155 min payment every month towards principle BarclayCard ($400 @ 0% interest that will be paid off this month...was used to buy PowerBook for wife for video editing, and will be paid off well before introductory 0% APR rate expires) No other credit card debt. Wife cell phone (my company covers mine): $75 Cable/Internet: $86.50 Groceries: $250 (avg) Gas: $75 (avg) Netflix: $9.44 Audible.com: $14.95 Northwestern Mutual Life Insurance: $48.23 Debt (some of this was mentioned above, but is repeated here for convenience): Primary Mortgage: $250,665.12 @ 30-year fixed 4.5% Secondary Mortgage: ~$9800 @ variable 3.5% interest Wife school debt from first degree: $21000 (not sure the interest rate; it's $270/month, though) Discover Card $7300 @ 0% through January 11, 2011 (was used to pay for the last semester, hence this loan application) Car: ~$8500 left @ fixed 4.5% Stafford loans for current education: I couldn't honestly tell you what the balance is on the current loan debts, and my wife never set up online account access (it's a big item on my TODO list), but we owe nothing on them until 6 months after she graduates, and I know the total we were approved for is something in the ballpark of $25,000 Liquid Assets Total: $63,340.82 Breakdown: Endeca 401k: $18,793.86 Smith Barney 401k: $15,781.86 Northwestern Mutual investments: $28765.10 Open, Unused, Available Lines of Credit Total: $36,500 Breakdown: American Express Gold Card: unlimited* (this is a charge card and has to be paid off in full every month) CitiBank AAdvantage Platinum Mastercard: $20,000 (no carried balance) Chase Amazon.com Visa: $14,000 CitiBank Line of Credit: $2500 Also, my parents are very wealthy (dad's an executive for GE Capital) and would bail me out if I ever really needed help (lost my job, etc.). I've never needed their help before, but it's there.
Member_562508, Thx for the info. You made it very easy to lend. I am sure others will agree. Just watch the funding received shoot up to 100% now. Good luck and I hope to hear about a new rising start in film coming from Boston!! :^)	You're very welcome. Thank you for the funding!!
If your income is verified with Lending club I will fund your loan.	I sent LendingClub my latest pay stubs yesterday, January 13th, so I'd imagine they'll mark my income as verified soon.
Those student loans can definitely be a bear. Thanks for being so forthcoming with the necessary infomration for us lenders to make an educated decision. Good luck and I am in.	Thank you so much!
As this is a multiyear loan, how do you plan to pay this loan back and the existing Stafford loan that will kick in after 6mth post graduation?	We have been a single-income household since my wife went back to school (which, aside from not earning us any money, costs a great deal). When my wife graduates she'll be on the job market for full-time work, and we'll use basically all of what she makes to pay down her college debt as quickly as possible.
How do you plan to accommodate the extra $800 obligation per month to pay this loan?	I just received a raise for my base salary from $98k (the amount verified by lending club) to $115k, which more than covers the $800/month needed for this loan. The new salary kicks in in February.
Lending Club hasn't indicated your income is verified yet. You may notice it says "All information not verified". As soon as your salary reflects it is verified, I'll consider your loan.	Interesting. I'll contact them today to see what is going on.

Member Payment Dependent Notes Series 458328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458328	$5,000	$5,000	11.48%	1.00%	January 26, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 458328. Member loan 458328 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	north ga dentention center	Debt-to-income ratio:	9.92%
Length of employment:	< 1 year	Location:	clarkesville, GA

Home town:
Current & past employers:	north ga dentention center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1967	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$452.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the North GA detention center?	Type your answer here. i am the grounds superintendant. i take care of the fence repairs, lawn maintenance, do parking lot checks, maintain eqp.
What is your occupation?	Type your answer here. i work at north ga. dentention center
At the detention center, what do you do specifically? Any rumors of staff reduction or other threats to job security? Will you please itemize your monthly expenses including the amount you save per month after expenses? What year/make/model car are you seeking to purchase? What will the total cost of the purchase be? (Is $5000 intended to supplement other money, or is the $5000 the max you will use to purchase?) Thanks and good luck!	Type your answer here. no staff reduction. we cant hire enough people. i have money to go with the 5000
How much is your PITI? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Type your answer here. power bill is about 200 p.m. no water bill. about 200 p.m. on gas. cell is 30 p.m.
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a personality. You might want to add a loan description and tell us about your plan for repayment.	Type your answer here. my story is that i work alot. i just started a night time job at ross clothing stores as a security guard because my wife and i have seperated and i dont want to come home to an empty house and i dont drink or do drugs so working helps keep my mind off of things. we dont have kids.

Member Payment Dependent Notes Series 460222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460222	$8,000	$8,000	12.18%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 460222. Member loan 460222 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:		Debt-to-income ratio:	0.80%
Length of employment:	< 1 year	Location:	Redondo Beach, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > These funds are used to tie me over until I start a much higher paid job in June 2010

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$150.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you currently unemployed?	I am an independent contractor for a publisher
What are your monthly expenditures? And can you itemize your revolving credit debt. Finally, it would help if you could get Lending Club to reflect a verified income for your profile.	monthly expenditures: approximately 2000 USD -- I do not pay rent; utilities are about $100 per month; the rest is for groceries, gasoline, insurance; revolving credit debt: credit card - approx. 200 per month; no other liabilities;
How is it that you do not pay rent? How much do you usually pay for gasoline each month? How much do you pay for insurance each month?	I living in a house owned by relatives, therefore I do not pay rent. Gasoline is approx. 40 $ per month. Insurance is $ 200 per month (health). Car insurance is paid for until October 2010.

Member Payment Dependent Notes Series 460277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460277	$24,000	$24,000	16.35%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 460277. Member loan 460277 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Barclay Card US	Debt-to-income ratio:	14.45%
Length of employment:	2 years	Location:	Woolwich Township, NJ

Home town:
Current & past employers:	Barclay Card US
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > These funds will be used to bolster my exclusive line of products we source from here in the US and are also importing from Australia, Germany, and Taiwan. I have a defined plan based on proven marketing techniques and an experienced pool of labor who have background in IT, finance, and the school of hard knocks. My business is currently operating in the black and has the benefit of extremely low overhead and also being in an area with a median income of $82,000 (from US Census data). In addition I am a subject matter expert in the Information Technology industry with a solid resume and job history. I operate our business on a "plan for the best AND the worst" model, meaning the metrics I use are all based on best and worst case scenarios with contingencies for the major and obvious disasters (economy, natural etc). I track my progress based on these two watermarks. I do my best to be prepared for most scenarios and act quickly when I encounter a scenario outside of my plan. I avoid the highest risk areas of our market and opt to grow more carefully. My current monthly budget with all expenses for the business, minus start-up costs and new inventory, is approximately $1146/mo. New inventory consumes the remainder of our monthly income -10% for our rainy day fund. Thank you for reading my posting.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,539.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What EXACTLY is your line of business, i.e., products, services? Provide DETAILS about what you import, export, wholesale, retail to public and how you do it (storefront? Internet?) and your loan will attract investors. Currently you've told investors only contingency plans for operating in good or bad economy.	Thank you for your interest and suggestion. I import Remote Controlled cars and accessories for the low, middle and high end of the market. I also produce batteries with my brand and logo on them. I am targeting larger distribution contracts with 2 of the largest domestic wholesalers and will need more inventory on hand in order to win the contracts. The hobby shop sells remote controlled helicopters, planes, boats, nitro(gas) and electric powered cars, and trucks, micro cars (Mini-Z's similar to Zip-Zaps at Radio Shack), model rockets and model trains. I am also targeting advertising international events to grow my brand awareness. I retail to the public via a Storefront that has an attached indoor area where people can fly electric planes, helicopters and race electric cars in bad or cold weather all year round. I also have 2 outdoor tracks, one paved and the other dirt with jumps along with a pond for boats and an open field for flying, model rockets and gliders. I'd be using these facilities to promote my events with the local businesses and again would need to be sure I had inventory on hand at the time of the events to satisfy the demand. I retail to the public via an internet storefront as well which I am currently advertising at the larger racing events domestically and working with magazines and other product vendors to build brand recognition. Again business is growing and is profitable but in order to compete with the larger internet retailers and established brands I will need to carry more and varying inventory and have the brand visible at more events.
Do you plan on submitting proof of your income to LC? I am a bit surprised your credit limit isn't higher given your income. Thanks!	Thanks for your question. I am very willing to submit proof of income to LC. I didn't think LC went higher than 25k. I've been through the traditional avenues for credit for my endeavor and the requirements I've been given really don't make much sense. If I had the requirements most of the traditional sources for credit were asking for I wouldn't need the credit!! Apparently there is not much money available from banks for small or new businesses, also I've been told my credit history isn't long enough, and my secondary sources of income don't meet the bank guidelines. It has been a very sobering lesson in the current state of credit and the economy.
If your venture doesn't work out, how can lenders be assured they will still get their money?	We currently have roughly 40,000$ (retail) in merchandise on the shelf which we own outright. Liquidation of that inventory at .50 cents on the dollar would pay back the loan today. However coupled with the additional inventory the loan would provide we could lower the liquidation price to .20 or .30 cents on the dollar and pay off the loan more quickly. The onsite track facilities are independent from the hobby shop, therefore we can continue to take in revenue from racers and fliers paying their fees to use the indoor and outdoor facilities. Based on my calculations if next month the venture went under and I had to liquidate in order to pay off the loan the upside is I would also be reducing the interest payments so our total payoff would be just over $26k. How I get my numbers: 19% apr/12 months = 1.5833% * 6 months (approx how long it should take to liquidate) = 9.5% * $24000 (initial loan amount) = 26280$ Ultra worst case I would endure the wrath of my wife and use some of our retirement if the liquidation was taking too long or for whatever reason I was not meeting our target liquidation prices. That scenario is if I went under tomorrow. Longer term I will be using any net gains to slowly move deeper into the higher margin markets of model railroading, static models and die cast diversifying making us less dependent on one segment of the hobby. I have failure contingencies for the next 6, 12 and 18 months including possible outlets for these goods at the above mentioned liquidation prices. I do not plan to fail, but would be foolish to not have a plan in place for it.
So far this is an interesting loan prospect. A few questions, however: Is this bridge loan? If so, what do you predict the repayment period to be? In the eventuality of a business collapse, what are your other assets (aside from the $40K inventory) and outstanding liabilities? General headings and dollar figures will suffice. Thanks!!	Thanks for your interest. This is not a bridge loan. There is no additional financing on the 6month horizon. The next milestone is 20,000$ in gross monthly receipts. Once I reach $20k intake I will again investigate the need for credit to grow to the next plateau. Current projections put that point being this time in 2011 our current monthly gross is ~6k. I've reached the point in cash flow where I feel comfortable taking on this relatively small amount of debt. My intention from the onset of this business venture was to use as little credit as absolutely possible to make it work. So far I've been very successful at it and this loan will be used to grow faster, vs simply grow. Our outstanding liabilities are: 129$/month for phone and internet. 50$/month total for all other internet services. 600$/mo for rent/grounds maintenance fees ~400$/mo for heat and electricity 36$/mo for the credit card machine. ~12$/mo for bank account fees. I buy inventory outright. The business has about $20,000 in hard assets outside of inventory, this includes equipment, computers, fixtures etc that could potentially be liquidated, however the amount of this loan compared to the cash value of everything we have on hand and any additional inventory this loan would provide puts the need to truly sell the walls as a very unlikely event. In addition to all of those assets I have personal hard assets which could be liquidated and a retirement fund I can potentially tap. My model has been bite off what I can chew, and it's working quite well. If the business can't be liquidated to pay back the debt we don't need that amount of credit, period. That way my personal assets should never be needed, and in the unlikely event they are needed, it won't be that much of my personal assets to cover any gaps and I can stay in the good graces of my wife :).

Member Payment Dependent Notes Series 461884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461884	$9,000	$9,000	8.94%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 461884. Member loan 461884 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:		Debt-to-income ratio:	8.97%
Length of employment:	< 1 year	Location:	Interaken, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Thank you for supporting my loan. Borrower added on 01/18/10 > Thanks for looking at my loan here is a little of why I need it. I am an independent contractor for website development. During a recession I have kept my job and increased my work, but getting a mortgage is harder than ever from the banks. I have work guaranteed for the year and I have 50K for my condo, but as a contractor the mortgage process has gotten much harder after the banking crisis. I need these additional funds too buy the condo outright condo.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,051.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So the list price for the condo is approx. $60000? Also, can you please describe your monthly expenses and revolving debt?	Once I own the condo maintenance (No more rent) $230 car $250 Insurance $55 Food $400 Gas $60 Cell/net/cable $120 Fun $200-300 Savings $1000+

Member Payment Dependent Notes Series 464707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464707	$18,000	$18,000	13.22%	1.00%	January 26, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 464707. Member loan 464707 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Liberty Mutual Insurance Company	Debt-to-income ratio:	19.33%
Length of employment:	10+ years	Location:	rancho cucamonga, CA

Home town:
Current & past employers:	Liberty Mutual Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > Pay off bills. No problems paying back debt.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,556.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? Thank you.	pay off some bills
Why do you need the money? What do you plan to do with it?	pay off bills
Please itemize the bills (rough amounts) that you will be paying off? Thank you in advance.	Type your answer here. Amex - $9400; Discover - $3900, Sam's - $250; Best Buy - $540; HFC - balance
Would you please break out the bills you plan to pay & the current interest rates they may carry so that we may have better information with which to make a decision? Thank you.	Amex - 9400; Discover - $3900; Sam's Club - $250; Best Buy - $550; and HFC - balance. Interest range from 14% to 22%.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please answer all the following not already answered: what are the main reasons behind debt accumulation? e.g educational, divorce, runaway spending, youthful indiscretion, etc. you are requesting a loan of 18k but the balances you've provided add up to much less - please elaborate why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Main reason behind debt is runaway spending. I am confident that I will repay the loan as the amount per month fits into my current budget within 3 years. I have curtailed my spending per month to get my debt in order. I have been employed at Liberty for the last 16 yrs and manage a group of adjusters. The income alone is mine.
what is the monthly payment you currently make on these cards (total is fine)?	The approx amount is $650.

Member Payment Dependent Notes Series 469850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469850	$24,250	$24,250	15.31%	1.00%	January 27, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469850. Member loan 469850 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PSUSD	Debt-to-income ratio:	19.88%
Length of employment:	9 years	Location:	Cathedral City, CA

Home town:
Current & past employers:	PSUSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Hi! I am a first grade teacher with a steady job and a steady income. My fiance and I were in the midst of wedding planning and he unfortunately lost his job due to the economy. Thankfully, he is employed again. We just want to pay off debt so we can start our lives off on the right foot! From the bottom of my heart, I would appreciate the help with our finances!

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	34
Revolving Credit Balance:	$31,756.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,250 Debt Consolidation loan. Lenders provided highly condensed loan applications, i.e., "thumbnails". Borrowers usually provide insufficient narrative about their requested loans; consequently lenders must ask questions to LEARN. My questions are: (1)-Housing payment (mortgage) and vehicle payments (if vehicle payment applies) paid per month are $? If one does not apply then individual item answer would be none. (2)-Credit Report reflects $31,756 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT CC minimum payments DUE per month.) (3)-Does any $ amount of revolving credit balance represent future- or actual if already incured- wedding costs? If yes, amount is $? Advance thanks for answers to ALL THREE questions. RetiredUSMCInvestor (Member 505570) sends Monday, 01.11.2010 @ 6:30 AM Eastern Time.	Type your answer here. 1) Housing payment plus HOA fees = $1,400.00 2) CC payments are $1,200.00 3) Wedding has already happened and we are happily married. (July 18, 2009) so my debt represents wedding costs that have already incured
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget before I lend you my own money): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1) We have a savings account with $1,000.00. We plan on putting more into savings once we get money back from taxes. 2) I do not have any children and my husband has 2 jobs, like myself, so I don't think anyone depends on my salary. 4) My job is very secure. I have been teaching for 9 years. And next year I will be getting a raise of $10,000.00 more each year! Yea for me! 5) My credit card payments are actually more than what my payments for this loan would be. My car is paid off. I'm making my payments just fine every month, I'm just not paying down my debt that fast. 6) The debt is credit cards that occurred from planning our wedding that took place in 2009.
6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	$11,969.67 Min. Pay. = $457.00 Int. Rate= %27.24 $6,000.65 Min. Pay= $225.00 Int. Rate=%29.99 $3,476.43 Min. Pay=$73.60 Int. Rate= %29.99 $1,997.79 Min. Pay=$67.00 Int. Rate= %29.99

Member Payment Dependent Notes Series 473383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473383	$25,000	$25,000	12.18%	1.00%	January 20, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473383. Member loan 473383 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Presagis	Debt-to-income ratio:	18.30%
Length of employment:	3 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Presagis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Paying off/down credit cards

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, You list the purpose of this loan as paying down credit cards. Yet your revolving credit balance appears to be virtually zero. Could you elaborate on this discrepancy?	Type your answer here.Two Bank of America credit cards - they are on my transcripts if you pull the credit report.
$25,000 VS Revolving Credit Balance: $68.00 ?	Type your answer here.Two Bank of America credit cards - they are on my transcripts if you pull the credit report.
Please respond to the following: What are your responsibilities at Presagis? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright or have a 1st mort? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Responsibilities are - in charge of all services contracts both NA and internationally for COTS SW modifications. I have a staff of ~15 including two project managers that report to me. I report directly to VP/GM for North America. I am the primary wage earner - but not sole. combined income is ~175K per year. Current debt is with BofA and the interest rates keep going up - currently at 29.99%. I have asked them to reduce but they seem to be not too interested. The totals on these two cards are ~12K and 35K. I pay 350 a month on one and 1200 a month on the other. Paying them is not the issue - it is the interest rates that are unpleasant. Both of these cards are CLOSED out now. Mortgage is ~1800 per month, HELOC of ~50K is paid at 500 per month or more. My car is paid off. I have no other recurring debt - just utilities, phone, electric, etc. In the event of a job loss - I have ~60K in 401K accounts that would pay off any debt.
So everyone here knows. The report above is only from one of the credit bureaus, and so some times it doesn%u2019t show all the debt a person has (other credit bureaus reports show it). Also as a lenders/investors we can't pull any reports and are dependent on the report above and asking the borrower questions. What is the total of those two credit cards, and what are their interest rates? Will this loan pay off all your credit cart debt? Thanks.	No worries - current balances are: 35,767.06 (27.24%) 12,426.47 (19.99%) The loan amount will not cover all of the debt but is the maximum that is allowed through this service. I am most interested in getting the 27.24% card eliminated.
Please have your income verified with Lending Club.	Just submitted all the data this evening - thank you.
What are your other monthly expenditures? So on top of the HELOC, you also have almost $50K in credit card debt?	Correct. Other monthly bills are: electric, utilities, car insurance, phone, mobile phone, cable, gas for car - car is paid off so no car note - and groceries. I come out ahead every month when paying minimum on cards or slightly more - but will not make any headway with the balances under the existing interest rate structure.
Can you provide the amounts for your monthly expenditures? How did you accumulate such a large debt? What did you use the HELOC for? What is your current position at work? Since you've been working there only 3 years, what did you do before your current job?	Current employer is subsidiary of previous employer - it was an inter-company transfer. So technically I have been working for about 7 years for the company. My current position is as a Director. HELOC was used for home improvements and handicap modifications. HELOC plus mortgage are still less than home's original value and/or current value. Monthly expenditures vary.
Asking for an explanation of your monthly expenditures is to get a feel for whether or not you have your monthly expenditures under control. It could be that you'll get 10-20 more investors within the next 4 days with this information to complete the funding for your loan, or it could be that having more information about your situation will make new investors feel more comfortable about providing money to a borrower who has approximately $100K debt not including mortgage.	I have cash flow report from Quicken comparing 2008 and 2009. Here is the data, but I can email a PDF of the report upon request. Cash Flow Comparison - Last year 1/1/2008 through 12/31/2009 Category??Description 1/1/2008- 12/31/2008 1/1/2009- 12/31/2009 Amount Difference INFLOWS Uncategorized 4,719.19 7,983.86 3,264.67 Bonus 0.00 1,000.00 1,000.00 Consulting 200.00 0.00 -200.00 Gift Received 3,510.16 50.00 -3,460.16 Interest Inc 4.70 2.03 -2.67 Net Salary 6,450.00 2,600.00 -3,850.00 Other Inc, Bus 1,884.00 0.00 -1,884.00 Salary 76,401.09 109,808.30 33,407.21 Salary Spouse 54,900.00 34,244.00 -20,656.00 TOTAL INFLOWS 148,069.14 155,688.19 7,619.05 OUTFLOWS Uncategorized 1,579.96 1,519.84 60.12 Auto Fuel 3,168.24 2,213.48 954.76 Insurance 253.65 3,068.24 -2,814.59 Loan 6,000.00 7,358.93 -1,358.93 Registration 188.30 275.56 -87.26 Service 699.77 462.17 237.60 Tolls 1,326.00 1,260.00 66.00 Other Auto 233.24 332.96 -99.72 TOTAL Auto 11,869.20 14,971.34 -3,102.14 Bank Charge 194.00 684.82 -490.82 Blue-East Memberships 154.00 177.00 -23.00 Phone 0.00 2,226.82 -2,226.82 Other Blue-East 1,065.73 2,509.45 -1,443.72 TOTAL Blue-East 1,219.73 4,913.27 -3,693.54 Cash 871.11 4,161.53 -3,290.42 Charity 120.00 0.00 120.00 Childcare 6,507.00 2,420.00 4,087.00 Clothing 4,011.47 2,133.35 1,878.12 Computer 512.25 172.55 339.70 Credit Card Payment 21,170.15 24,070.41 -2,900.26 Dining 7,332.23 5,163.84 2,168.39 Education Other Education 1,474.20 1,415.66 58.54 TOTAL Education 1,474.20 1,415.66 58.54 Employee Benefit, Business 9,099.49 11,641.86 -2,542.37 Entertainment 1,465.38 1,947.81 -482.43 Gifts Given 606.52 1,137.69 -531.17 Groceries 16,792.04 21,630.11 -4,838.07 Home Repair 124.31 2,808.00 -2,683.69 Homeowner's Fees 0.00 678.45 -678.45 Household Cable 0.00 176.44 -176.44 Loan 600.00 3,275.00 -2,675.00 Security 79.58 198.95 -119.37 Telephone 156.95 0.00 156.95 Other Household 24,452.17 10,357.53 14,094.64 TOTAL Household 25,288.70 14,007.92 11,280.78 Housing 0.00 1,412.85 -1,412.85 Insurance Other Insurance 4,663.02 2,687.80 1,975.22 TOTAL Insurance 4,663.02 2,687.80 1,975.22 Medical Dentist 78.70 285.50 -206.80 Doctor 133.00 183.50 -50.50 Medicine 0.00 1,166.09 -1,166.09 Other Medical 507.72 400.57 107.15 TOTAL Medical 719.42 2,035.66 -1,316.24 Misc 873.56 1,022.40 -148.84 Mobile Phone 3,314.60 1,577.26 1,737.34 Mortgage Int Other Mortgage Int 1,737.29 0.00 1,737.29 TOTAL Mortgage Int 1,737.29 0.00 1,737.29 Mortgage Payment Loan 5,610.00 3,434.83 2,175.17 Other Mortgage Payment 13,640.72 18,905.39 -5,264.67 TOTAL Mortgage Payment 19,250.72 22,340.22 -3,089.50 Personal Care 61.00 110.00 -49.00 Postage and Delivery 385.00 0.00 385.00 Recreation 0.00 48.00 -48.00 Subscriptions 389.96 96.94 293.02 Tax Other Tax 0.00 125.00 -125.00 TOTAL Tax 0.00 125.00 -125.00 Travel, Bus 0.00 15.00 -15.00 Utilities Cable TV 303.28 0.00 303.28 Gas & Electric 4,554.38 4,217.27 337.11 Internet 106.49 0.00 106.49 Telephone 34.07 0.00 34.07 Water 829.86 598.68 231.18 TOTAL Utilities 5,828.08 4,815.95 1,012.13 Vacation Lodging 165.39 0.00 165.39 Travel 50.00 78.00 -28.00 Other Vacation 207.50 0.00 207.50 TOTAL Vacation 422.89 78.00 344.89 Veterinarian 34.50 0.00 34.50 TOTAL OUTFLOWS 147,917.78 151,843.53 -3,925.75 OVERALL TOTAL 151.36 3,844.66 3,693.30

Member Payment Dependent Notes Series 473626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473626	$10,000	$10,000	11.83%	1.00%	January 20, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473626. Member loan 473626 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	NOVOTEL HOTEL22	Debt-to-income ratio:	16.94%
Length of employment:	< 1 year	Location:	BRONX, NY

Home town:
Current & past employers:	NOVOTEL HOTEL22
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,078.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473822	$14,500	$14,500	8.94%	1.00%	January 26, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473822. Member loan 473822 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	USPS	Debt-to-income ratio:	10.96%
Length of employment:	10+ years	Location:	Walkersville, MD

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,461.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the USPS? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (47 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am sorry I did not know I have to answer those questions, smile. I am a custodian/maintence for USPS. I have a credit card that carries 15.24% interest. I figured it would take me more than 3 years to pay off. I thought I use the loan with 8.94% interest and pay off in 3 years. I do not have the other debts. I have the mortgage and ulilties. I had no idea about my credit last 47 months ago.
I'd like to help but have a couple questions. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at USPS ? Can you list your work history? These answers will definitely help lenders lend.	I have the mortgage($1,800), ultilies($500), and 1 credit card debt ($14,500). I work for USPS over 24 years. I am a cusdodian maintence and was a mail carrier for 20 years. I wanted to have the timeshare for my retirement. I dont like to pay for the higher interest (15.24%). I want to have a fixed monthly with a good interest. Your company offers the best interest I want to take it. I do have an excellent credit report. My saving is about $10,000. The investment is under $35,000. Thank you
What do you do at USPS? is your job secure? What is the purpose of your loan, can you break it down further? Thank you.	Hi, I am a custodian/maintence for Germantown PO in Maryland. I have the credit card that carries 15.24 % interest. I have no other debt. I have the mortgage and ultlties. I would like to use the lower interest and pay off the credit card quickly. Thank you
What do you mean by "lower interest"? What debt are you consolidating, and how much is this debt?	Hi, my current marriott credit card offers 15.24% interest. I want to look for the lower interest. The lending club offers me 3 years for 8.94%. It is a good deal for me. The debt is under 14,500. Thank you
Thanks for answering those questions. One last one though. Are you the only source of income in the household?	No, I have the partner.

Member Payment Dependent Notes Series 473875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473875	$15,000	$15,000	13.57%	1.00%	January 21, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473875. Member loan 473875 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Jonic Group	Debt-to-income ratio:	8.88%
Length of employment:	6 years	Location:	San Leandro, CA

Home town:
Current & past employers:	Jonic Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,755.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like more information about what your plans are. Thanks.	If I am fortunate enough to get the loan, I will use it for home repair. This would include my roof and plumbing.
Please respond to the following: What are your responsibilities at Jonic Group? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please detail what the $92,755 on revolving credit consists of and the payments for each. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Senior Recruiter at the Jonic Group. I am the sole wage earner. Monthly bills are about $8200. The $92,755 revolving credit is a combination of a HELOC and revolving credit cards. The balance on the HELOC is about 86K. Monthly payment on the HELOC is $350. I have a unique skill set from a recruting perspective and have never been out of work. So my contingency plan to repay the loan would be to get another job as a Senior recruiter.
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($92,755.00)? Thank you.	About 86K is for a HELOC and the remainder is for revolving line of credit.
Monthly $ mortgage payment is? Total $ of monthly vehicle payments are? Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 9:23 PM ET	Monthly Mortgage Payment is $1866 Monthly Vehicle Payment is $518

Member Payment Dependent Notes Series 473923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473923	$4,800	$4,800	16.70%	1.00%	January 21, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473923. Member loan 473923 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,100 / month
Current employer:	MTA TRANIST AUTH.	Debt-to-income ratio:	19.98%
Length of employment:	10+ years	Location:	BRONX, NY

Home town:
Current & past employers:	MTA TRANIST AUTH.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > thank very much for helping me in a time when I was in need.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,934.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 474007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474007	$15,000	$15,000	11.14%	1.00%	January 22, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474007. Member loan 474007 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	AirSpecialists, Inc	Debt-to-income ratio:	24.87%
Length of employment:	5 years	Location:	Villa Rica, GA

Home town:
Current & past employers:	AirSpecialists, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Steady job with no worry of lay off Design and provide ergo equipment to large industry & auto assembly plants. Business increasing

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	17
Revolving Credit Balance:	$50,662.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of your loan?	To use as a temporary cash flow filler. My work typically requires 6 months or more from seed to flower. Last years slow down put gaps in my cash flow, this loan allows for me to have time to fill the pipe line again.
What is the purpose of the loan? One place says "home improvement" project and another says "cash flow filler". Thanks.	I don't know why it say's Home Improvement, it's not........I asked to have it changed, no luck yet. As stated this is to level the ups & downs of cash flow. I'll take and replace untill the backlog of orders get full. Not large swings but still they're there.

Member Payment Dependent Notes Series 474135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474135	$24,250	$24,250	14.96%	1.00%	January 21, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474135. Member loan 474135 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,129 / month
Current employer:	U.S. Fish & Wildlife Service	Debt-to-income ratio:	20.16%
Length of employment:	1 year	Location:	ENFIELD, CT

Home town:
Current & past employers:	U.S. Fish & Wildlife Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > I trasferred from the US Postal Service (where I worked for 21 years) to the US Fish & Wildlife Service in June 2008. With the current market, I owe more on my house than the value and I have been unable to refinance. I have a loan out with my Thrift Savings Account that will be paid up in 3 years. Until then, I have been strapped with credit card debt with interest rates around 25.99% and need to consolidate my debt to be able to stay afloat until my Thrift Savings loan is paid off. This consolidation load is my hope to keep things together until that time. I can't afford to refinance my home or sell it without a loss.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,111.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to reduce/control your debt? Roughly how much money do you charge on credit cards during an average month? Thank you in advance for your answers.	I'm sorry I haven't answered sooner, but I didn't know this part of the site existed. The biggest thing for me is that my Thrift Savings Loan is about $700 a month. That will be paid off in 3 years. My mortgage rate is 8.1% with a payment of $1,379. I have two part-time jobs to help out. I've called to change to an interest-only payment on my mortgage to reduce that for the next three years to help out as well. So, lots of times I need to put big ticket items on my credit cards, like house taxes, car repair bills, vet bills for my dog that has cancer, oil heating bills, and gas for my car. It all adds up. As I said, in three years, I will be fine when my TSP loan is paid and I have that extra $700 a month in my check.
Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $24,250 Debt Consolidation loan are: (1)- Position (job) description @ US Fish and Wildlife Service is? 2- Vehicle payments (if payment applies) paid per month are $? If does NOT apply then applicable answer to provide would be none. (3)- Credit Report reflects $21,111 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for your answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 7:12 AM Eastern Time.	Sorry I didn't answer, I didn't realize there was a place for questions on this site. My position is secretary to the Deputy Regional Director, who is the 2nd highest person for the USFWS in the Northeast Regional Office. I have no vehicle payments. In the month of December I made $1086 in payments for credit cards.
What are your detailed monthly expenses and free cash flow? What is your position?	Sorry for the late reply - I didn't realize there was a spot for questions on this site. My monthly expenses are: Mortgage: $1379, Electric $75, Water $15, car insurance $51, cable/internet/phone $133, that does not include my TSP loan or credit cards. My position is secretary to the Deputy Regional Director of the Northeast Region for USFWS. The Deputy is the 2nd highest position for the USFWS in the Northeast Regional Office.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please answer the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) why are you requesting more than your revolving credit balance of 21k why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Sorry for the late reply - I didn't realize that the site had a spot for questions. I will pay off my credit cards with the highest interest rates. The extra amount requested is to pay the vet for my dog that was diagnosed with cancer this summer. That bill is $3000. I have take two part-time jobs to help bring in extra money and have requested to have my mortgage go to interest only for the next three years. My mortgage interest is at 8.1% and the payment is $1379. My other monthly utility bills are: Electric $75, car insurance $51, cable/interenet/phone $133, water $15. The income listed is mine alone - there is no threat of job loss. I have 23 years in federal service and if there were to be any type of "lay off" I have more seniority than most all of the others in my area.
Please respond to the following: What are your responsibilities with the Fish & Wildlife Dept? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm sorry for the delayed response, I didn't realize there was a spot for questions. I am the secretary to the Deputy Regional Director in the Northeast Region (the Deputy is the 2nd highest position in the Northeast Regional Office), I am the sole wage earner. I don't have a second mortgage, I had refinanced that into my current mortgage which has a rate of 8.1% and the monthly payment is $1379. My other monthly bills are electric $75, water $15, cable/internet/phone $133, car insurance $51. My Thrift Savings loan, which will be paid in 3 years, is $700 a month. Once that is paid, I will have the flexibility to be in a better finanical position. I don't see any issue with job loss. I have worked for the federal government for 23 years and have more seniority than the others in my work classification.
How did you end up with so much credit card debt? Your plan for avoiding debt load in future? And your monthly budget. Many small savers, like me, will consider this in helping you. Thanks.	Sorry for the delay - I didn't realize there was a spot for question. I basically am using my credit cards for the big ticket items such as oil heat, house taxes, house insurance, gas for my car, vet bills for my dog with cancer, and other items that I can't fund through my earnings. Once my Thrift Savings loan is paid off in 3 years, that will give me and additional $700 a month in my paycheck. My monthly expenses are mortgage $1379, electric $75, car insurance $51, cable/internet/phone $133, water $15. I have taken up two part-time jobs and have asked my mortgage company to go to an interest-only loan for the next 3 years until my TSP is paid off.
please tell us a little. are there more income(s) in your household, do you have a spouse, what plan of action do you have if an emergency put you out of work, what are the 3 inquires for in the last 6 months. Also your DTI seems a little high.	Sorry for the delay - I did't realize that there was a spot for questions. My income is the only one, I have 2 part-time jobs also that don't show up as income as they are paid under the table - one at a horse barn and one babysitting for my sister one or two Saturdays a month. I don't have any issues with losing my job. I have worked for the federal gov't for 23 years and have more seniority than the others in my work classification. I have tried to refinance unsuccessfully with different banks/vendors, which would be the inquiries. I have asked my mortgage company to move me to an interest-only loan as my rate is 8.1% and payment is $1379.

Member Payment Dependent Notes Series 474147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474147	$4,000	$4,000	11.14%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474147. Member loan 474147 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	NYPD	Debt-to-income ratio:	5.86%
Length of employment:	4 years	Location:	PEEKSKILL, NY

Home town:
Current & past employers:	NYPD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > Investing in envirement friendly energy efficient appliances to lower my monthly bills as well as increase my property value and of course reduce energy consumption Borrower added on 01/17/10 > Eco-friendly investment for the future!

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	37
Revolving Credit Balance:	$823.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement you plan on making? Please explain the delinquency about 3 years ago? Thank you in advance for your answers.	Upgrading kitchen to increase value... Delinquency was put on my loan company but I had refinaced and consolidated my loans... It states that on my my report.. Yet comes up deliquent.. Fighting vigorously to have removed
It will speed your loan if you describe the homne improvements you are planning along with some brief information about yourself. Thank you.	Upgrading kitchen to improve home value
1. What are you home improvements you need? 2. How much in credit debt do you currently have and what are rates of your cards? 3. What are your monthly expenses (i.e housing, car, insurance, etc.) Thank you and good luck.	About 900 in card debt... All rates around 10 percent..buying energy efficient appliances for kitchen
You note that the delinquency was due to a refinanced home loan. Loan request notes that you own your home. Please confirm that you paid off your mortgage. Also, if married, please indicate any debt/income from spouse. Thank you.	Not married.. It was a student loan... Not home loan.. Thanks
What are your monthly expenditures? (Same as question earlier asked but not answered.)	Student loan, cell phone.... Car and house paid off..
The more detail you can provide, the more comfortable potential lenders will be about your financial situation and your ability to handle it. Therefore, if you can provide details about how much you pay for insurance (car, home, health), utilities, cable TV/Internet, gasoline, etc, that would make people feel comfortable that you're living within your budget. Without needing a mortgage, I assume your expenses will show you have a surplus. The next question would be is what do you do with that surplus each month.	I drive a civic great on gas.. I live close to train station.. Nypd gives me a train pass so travel is just about free... I don't have cable.. Car insurance is 375 a year...I'm trying to pay off student loan and I put money towards retirement.. I like to pay off debt quickly as u can... Thanks

Member Payment Dependent Notes Series 474298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474298	$21,600	$21,600	12.18%	1.00%	January 22, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474298. Member loan 474298 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,500 / month
Current employer:	Art Center College of Design	Debt-to-income ratio:	12.88%
Length of employment:	10+ years	Location:	Pasadena, CA

Home town:
Current & past employers:	Art Center College of Design
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,974.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($58,974.00) and what part of it will be paid off with this loan? Thank you.	I had a franchise business that failed last year. I was trying to get it off of the ground while maintaining my full time job. With the downturn in the economy I thought it best to keep my job and received a promotion and a raise. I used credit to try and keep the business afloat and ultimately sold it at a loss. Most of the debt repayment is manageable and at reasonable interest rates. I would use the loan to repay an advance of on a Mastercard that is at a very high interest rate. I hope this answers your question and I will be glad to provide more information if you need it.
Your listing is showing income of $19,500/month. Is that correct? Thanks!	Yes it is correct and I know it seems high. I am fortunate to have an executive level job. I incurred debt in conjunction with a now failed business venture. Part of that debt is a high interest rate cash advance on a mastercard and I will use a new loan to pay it off. I am happy to answer any additional questions you may have.
what are you job responsibilities? What do you do day to day? What is the title of the person you report to? How many employees do you directly manage?	I am responsible for all financial, compliance, HR and IT functions. I report directly to the CEO. Four department managers report to me and they in turn have between 3 and 20 employees reporting to them. I have about 50 people in total under my direct or indirect supervision.
How much of the $58,974.00 will be paid off with this loan? Thank you in advance.	All of the proceeds from this loan will go to reduce the $58k. The full amount of the loan I am seeking, $21,600, represents the high interest debt I want to eliminate plus the fees charged by Lending Club. I hope this answers your question. Please feel free to ask for more info if you need. it.

Member Payment Dependent Notes Series 474333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474333	$1,800	$1,800	12.18%	1.00%	January 25, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474333. Member loan 474333 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Valvoline instant oil change	Debt-to-income ratio:	6.33%
Length of employment:	1 year	Location:	EDGEWATER, MD

Home town:
Current & past employers:	Valvoline instant oil change
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,454.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on spending the 1800 on?	It's to help with rent since this is my first move
Thank you for your reply. After you move, what will your monthly expenses be? (rent, utilities, phone, food, gas, any other bills you have)	Rent is only 500 with utilities included, and I'm moving with another person so we got a really good deal:)
Great! Do you have a phone that you have to pay for each month? Car payment? Gas or transportation costs?	My total for bills is around 250 a month and gas+food brings the total to around 400 a month. I work 40+ hours every week so I won't have any payment issues whatsoever

Member Payment Dependent Notes Series 474337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474337	$12,000	$12,000	13.92%	1.00%	January 26, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474337. Member loan 474337 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,083 / month
Current employer:	city of Oxnard	Debt-to-income ratio:	18.75%
Length of employment:	10+ years	Location:	OXNARD, CA

Home town:
Current & past employers:	city of Oxnard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > fund my loan Borrower added on 01/13/10 > I plan to pay this loan off buy June 2010.

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$139,636.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a rough breakdown of your ~140K revolving credit balance. Thank you in advance.	I have about 42 k in revolving debt. waiting on 50,000 from real estate deal.
I see you have nearly $140,000 of revolving debt. Please break down the debt into specific creditors and amount owed to each, and indicate what you plan to pay off with the loan proceeds.	I have about 42,000 in debt. waiting on 50,00 from real estate deal.
Your credit report is wrong if you don't have $140,000 in revolving debt. Good luck.	Yes your right a credit report showing me to have $140,000 in revolving debt would be wrong.I'm not sure that's possible. But thanks for the comment.
What kind of work do you do? Also, if you pull down 13K a month, why take out a loan?	I'm a fireman. Just over extended myself a bit. I expect to have all my debt payed off by June . I'm waiting on some money from a real estate deal I went in on with a friend.
Do you have a HELOC? That might explain the revolving credit balance discrepancy.	Yes I did.

Member Payment Dependent Notes Series 474351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474351	$4,000	$4,000	14.61%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474351. Member loan 474351 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Prostaff	Debt-to-income ratio:	4.92%
Length of employment:	< 1 year	Location:	RICE, MN

Home town:
Current & past employers:	Prostaff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > to help pay off bills an move out of parents home

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,737.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses. Thank you.	rent staying at parents 200 , phone 160, food 200, and minimum amounts on a couple cards
Thank you for your answer. What is your job at Prostaff?	prostaff is a temp agency wich pays me but i work with iwco direct in a temp to hire postilion
What about a car? Car insurance? Gasoline? Cell phone? Can you itemize your revolving credit debt, including interest rates and monthly payments?	car insurance 267 every 6 months, gas about 50 a week , cell 160 a month, one card owe $495.00 @ 23.38% apr, card two 504.50 @ 26.99% apr, card three $790.44@ 0% apr in grace period, an two medical bills that come out two about 1000

Member Payment Dependent Notes Series 474368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474368	$20,000	$20,000	14.26%	1.00%	January 27, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474368. Member loan 474368 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Abelson Taylor	Debt-to-income ratio:	11.23%
Length of employment:	2 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Abelson Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Looking to clean up credit cards but avoid ridiculous interest rates.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,833.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Roughly how much are you charging on credit cards during an average month? Thank you in advance.	Roughly $600 per month.
Roughly how much are you paying towards your credit card bills each month? Thank you in advance.	$600
what are the interest rates on your current cards?	10.24%, 23.24%,23.65%
Please respond to the following: What are your responsibilities at Abelson Taylor? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work as an interactive developer at Abelson Taylor. I work in the interactive pieces using technologies such as Flash, Flex, C, .Net, XCode and iPhone. I do live with my girlfriend and we split rent an utilities. The loan payment will replace the what I am paying in credit card debt. I make the minimum payments but usually pay a little extra to attempt to bring down the amount. My interest rates on my cards are 10%, 23% and 23%. I am simply looking to eliminate this debt as soon as possible. Thank you for your time! - John
tell us about abelson taylor & kind of business. also, are the on income in your household. do you owe other debts other than the cc? do you pay alimony, child support, etc? what are the inquires in the last 6 months.	I am an interactive developer at Abelson Taylor. I develop in a lot of different technologies Flash, C, .Net, Flex, XCode & iPhone. A.T. is one of the leading pharma advertising companies in the U.S. I'm getting this loan to clean up my CC debt once and for all. No child support or alimony. I do live with my girlfriend and we split rent and utilities. Thank you for your time! - John
Can you please, list the balances/rates on the loans you are trying to pay off. You have provided just the interest rates. Thank you!	$2000 10% $7000 23% $11000 23%

Member Payment Dependent Notes Series 474393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474393	$25,000	$25,000	18.09%	1.00%	January 22, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474393. Member loan 474393 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	REEVES IMPORT MOTORCARS	Debt-to-income ratio:	16.37%
Length of employment:	5 years	Location:	RIVERVIEW, FL

Home town:
Current & past employers:	REEVES IMPORT MOTORCARS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > Looking to get the Credit Card debt paid off in a timely manner.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,792.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan. Lenders are provided loan application "thumbnails". Borrowers provide insufficient details about requested loans; thus lenders ask questions. My questions are: (1)-Position description (job, role) @ Reeves Import Motorcars is? (2)-$8,333 reported monthly gross income is- 1 (yourself) or 2 (yourself and another's) combined incomes? (3)- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. Advance thanks for answers to ALL THREE questions. RetiredUSMCInvestor (Member 505570) sends Tuesday, 01.12.2010 @ 5:27 AM Eastern Time.	1) I am a Finance Manager. 2) The reported income is mine. My wife makes $92k per year. 3) The mortgage is $1600. 4) My auto payment is $660 per month.
Please explain the 2 recent credit inquiries? Did either of them result in credit cards or loans? Thank you in advance.	No they did not. Both I believe would have ben from Lending tree. I completed the online loan request with them first.
Please respond to the following: So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly total bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	My wife is employed as well and the mortgage is in her name. With her income and savings, we are able to sustain the current level of bills for a few months. The motgage is at an amount of $1600. It is an 80/20 mortgage. Balance is roughly $200k. My auto payment is $660 per month. With my background and training, it should not be hard for me to get another job in the same field with the same expected income. There are mulitple credit cards to be paid off that total the $25,000. The interest rates range from 10% to 25%. As with most credit card companies lately, the rates have sky rocketed although the accounts have been in good standing since their inception. I believe that if the minimums are added up then the total per month is around $1000 per month. The amount paid per month on all credit cards is in excess of $1500 in order to pay more than the minimum payment. The loan will be auto deducted from the checking account every month.
If your total credit card balance is $25k and the rates range from 10-25% it seems as though part of this loan will be paying off cards with lower rates than this loan. Why are you not asking for a loan amount to pay off only cards higher than 18.09%? Please explain and provide a breakdown of approximate balances and rates of all your cards.	Unfortunately I do not currently have current breakdown. After bills were paid, I shred the statements. There is one card that has a 10% rate and the balance on this card is approx $4k. When I take aathe total of all the cards with the current interest rates that are being charged, it is going to be better to pay them all off under a consolidation loan at 18.09%. It seems that all cc companies are currently raising rates, closing accounts or lowering limits so I am sure all rates will be higher than 18% before the new credit card rules take effect.

Member Payment Dependent Notes Series 474398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474398	$6,400	$6,400	7.74%	1.00%	January 25, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474398. Member loan 474398 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,300 / month
Current employer:		Debt-to-income ratio:	12.69%
Length of employment:	< 1 year	Location:	LEXINGTON, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > * To pay off a credit card. * I've always paid my bills on time. * My income is very stable. * This loan fits my budget.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	14
Revolving Credit Balance:	$7,633.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of income?	Social Security Disability Income (SSDI).
What is your source of income (employer) and how long have you had it? Thank you.	Social Security Disability Income (SSDI). Since 6 years.
Delinquencies (last 2 yrs): 1	A few times with a past credit card company and that account has since been closed.

Member Payment Dependent Notes Series 474420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474420	$14,800	$14,800	11.14%	1.00%	January 27, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474420. Member loan 474420 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	formulation technology inc.	Debt-to-income ratio:	15.52%
Length of employment:	10+ years	Location:	RIVERBANK, CA

Home town:
Current & past employers:	formulation technology inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > pay off my credit cards.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,458.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you use your credit cards on a daily basis?	Type your answer here. no.
Roughly how much do you charge on credit cards each month? Thank you in advance.	Type your answer here. 200.00
Roughly how much do you charge on credit cards each month? Thank you in advance.	Type your answer here. 200.00
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Type your answer here. bank of america gold visa, $2991.53, apr is 22.99% chase visa $2911.29, apr is 16.24% citi card visa $1568.24, apr is 18.99% chase continental mastercard $6450.44 apr is 17.24% best buy card $920.00 apr is 16.99%.

Member Payment Dependent Notes Series 474431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474431	$8,000	$8,000	8.94%	1.00%	January 26, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474431. Member loan 474431 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Five-Star AudioVisual	Debt-to-income ratio:	21.41%
Length of employment:	< 1 year	Location:	HUNTINGTON BEACH, CA

Home town:
Current & past employers:	Five-Star AudioVisual
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1969	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,276.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be moving locally or long distance? Since you have been at your current job only a short time, please provide some info about your previous work history? Thank you in advance.	Currently, I'm working with both companies; American Audio Visual Center and Five-Star AudioVisual. As of 1/20/10, I will be working primarily with American Audio Visual Center as an Assistant Director. The commute to AAVC is fairly long and I will be moving locally to reduce the stress and cost of the commute. The loan will be used to offset any necessary costs of the move and the purchase of a scooter for local transportation.
Good call on moving...commuting in OC can be brutal! Are you moving TO Huntington Beach or FROM? If FROM, where to? In switching jobs, what are the financial pros? Higher pay? Benefits? What is the cost of Rent at your new residence? Please also provide other current (or anticipated) future itemized monthly expenses. Good Luck and best wishes!	I will be moving from HB to the Santa Monica area (most likely Palms/Culver City). The financial pros of my new job is higher pay and salary. Due to the economic situation, hourly no longer has it's advantages in my situation. With salary, I will have a consistent income of $3400. I plan to spend $1100 for rent per month. Other expenses for cost of living and etc will be around $1000 per month.

Member Payment Dependent Notes Series 474791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474791	$18,000	$18,000	16.70%	1.00%	January 20, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474791. Member loan 474791 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Kashwere	Debt-to-income ratio:	19.10%
Length of employment:	5 years	Location:	Highland Park, IL

Home town:
Current & past employers:	Kashwere
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I am a CPA by profession. My salary was cut last year due to mismanagement by the CEO, and resulted in higher credit card use. I initiated and yesterday signed a management buyout for the company. As of today I own 50% of the company and my salary has been reinstated. I need this loan to consolidate my credit card balances at a decent interest rate.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	19
Revolving Credit Balance:	$201,583.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your ~ $201K revolving credit balance. What were the 7 credit recent inquiries all about? Did any of them result in more credit cards or loans? Please explain the delinquency 19 months ago. Thank you in anvance for your answers.	$159k HELOC being paid down. $40k credit card Credit enquiries were for refinancing home as my 7 year period is up in July 2010. Also, became partner in business and bank accounts etc. were set up as we formed a new corp. Delinquency occurred after BestBuy credit suggested I go paperless. I received my email bills but a month went bye and I did not receive a bill. After they called I checked my online junkmail box and sent them proof that their email went there. They still reported it. It was not a money issue. I have never ever been delinquent.
what does your Revolving Credit Balance of $201,583.00 consist of?	$159k is a HELOC that i am paying down. The balance are credit cards.
Please explain the delinquency 19 months ago. Will you keep this loan outstanding for the entire 36 month term?	I decided to go paperless with BestBuy and received my monthly bills by emails. At one stage I did not realize I had not received emails and found the emails in my my junk mail. I had missed 2 small payments and immediately called BestBuy credit and sent them visual proof. They would not budge and reported it even though I had paid immediately as it was not a money issue at all.
Will you submit the necessary documentation to Lending Club to verify your income?	Yes if they request it.
lenders cannot see the full credit report (not sure borrowers realize this) can you explain what the $200,000 in debt is? (name, balance and interest for each) what are your monthly payments, obligations?	$159k is a HELOC that I am paying down. The rest are credit cards.
What do you see your salary being going forward? Also, what is the rate on your credit cards and other debt obligations? Given that the loan is for less than 10% of your credit balance I think it is important. Thanks!	My salary will be $130,000 + profit share as I am 50% owner as of last week. My card rates are 19%-29.99%. My Heloc is 4.375% and I am paying that down.
sorry for a repeat here but please tell us the names/balances/interest rates and most importantly PAYMENTS on all your loans (including mortgages, lines of credit, credit cards, and anything else). this is in your credit report but lendingclub doesn't provide it to lenders. thanks	Mortgage incl RE taxes $2,106 HELOC $550 Credit card $3,500 (interest plus prior months' expenses such as food, cell, gas)
So we can understand how this will fit into your budget, can you provide info on the monthly payments you will be making if this loan is funded itemizing - this loan, other CC payments (total is fine), mortgage, car and student loans (state none if none), other expenses...	Mortgage $2,106 HELOC $550 Credit cards $3,500 (incl interest + food, gas, cell from current bill) Car $399 Utilities $500

Member Payment Dependent Notes Series 474981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474981	$25,000	$25,000	15.31%	1.00%	January 26, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474981. Member loan 474981 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	ARCADIS	Debt-to-income ratio:	1.35%
Length of employment:	10+ years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	ARCADIS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Home renovations and upgrades. Borrower added on 01/18/10 > We are in the process of planning out a renovation to our home, which we've been in for just under 3 years. Our planned renovation includes upgrading an existing bathroom, addition of a new bathroom, a bedroom conversion, and overall improvements. All of the funds will go directly to the renovation, which is on a tight timeline. The additional money requested is to kick the project off and keep us moving to meet out deadline. Borrower added on 01/19/10 > I have been in my current firm as an engineer/consultant for nearly 15 years. I have a history of fulfilling loan obligations, including our current mortgage, auto loans (paid off), student loans (paid off), previous personal loan (paid off), etc. This particular loan is driven by the cash flow needed to jump start this project and complete the work within the tight schedule.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 474990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474990	$20,000	$20,000	11.83%	1.00%	January 27, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474990. Member loan 474990 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	IBM	Debt-to-income ratio:	13.87%
Length of employment:	5 years	Location:	Austin, TX

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Loan Details: 1. Loan funds will be used to consolidate 2 credit cards. 2. My current total monthly payments to the cards is more than the proposed monthly payment on this requested loan. 3. Employment is stable - customer facing position at IBM. Borrower added on 01/20/10 > 4. Please read the questions and answers for ongoing information. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	77
Revolving Credit Balance:	$11,179.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend on taking the full three years to repay this loan or do you intend on paying it off sooner? Thank you.	I plan to pay this loan off in at the most 36 months. I believe the minimum amount of time to pay the loan will be 30 months, according to my long term financial budget.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at IBM? Can you list your work history? These answers will definitely help lenders lend.	Monthly net income: $6970 Monthly Expenses Mortgage: $1700 Daycare: $185 Auto insurance: $105 Phone/TV/Internet: $160 Wireless: $115 Auto payment: $366 Miscellaneous: Food, gas, charitable, entertainment appropriate for a wife and 2 young kids. Debt payments: Visa #1: about $300 (balance 10640 at 13.24%) Visa #2: about $300 (balance 9350 at 15.6%) Home Improvement Loan: $450 fixed (21 payments remain, originally 48 month) Annual expenses: $6000 property tax (already paid) $1100 home insurance (already paid) Savings account balance: $2977 Checking account balance: $625 Other investments: $25K 401K $5K au/ag (physical) IBM role is Software Engineer since 2004 1999-2004 Software Engineer at a dot-com 1994-1999 IBM Software Engineer In all honesty, I will be financially fine without the loan. However, if I pay the balance on these two cards via monthly payments as I have been doing, it will take longer than 3 years and my interest and fees will be over $3000 more than what is offered with the loan I am requesting here. I see this as an opportunity to be free of this burden in 3 years or less.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgage and car loans (if applicable)?	Please see the answer I have provided just a few moments ago. I provided a complete summary answer for your question.
I'm interested in your loan, but how did you run up 20k of cc debt and what are your plans to keep out of this situation in the future? Thanks for answering.	I will immediately close 1 of the credit card accounts upon full payment of the balance. The other card I will keep open but will not carry or use. There is little a loan investor (whether an individual or a bank institution) can do to guarantee financial responsibility of a debtor. The question of how one gets into 20k of cc debt in the first place is a very difficult question to answer. I've been working on an older $10K balance for a long time, and I worked it down from a higher amount. This past year has seen some unexpected and some expected expenses that went on the card.
I think you are a good candidate and plan to fund your loan. Please briefly address delinquency from 77 months ago. Thanks again for your answers.	The delinquency was 6 years, 4 months ago. I believe it was a late payment to a credit credit. I am not completely certain that is what it was, since it has been a long time and it might have been a different type of creditor.

Member Payment Dependent Notes Series 475121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475121	$10,000	$10,000	16.00%	1.00%	January 25, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475121. Member loan 475121 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	FHS	Debt-to-income ratio:	21.01%
Length of employment:	10+ years	Location:	Bremerton, WA

Home town:
Current & past employers:	FHS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > Details of loan expense: Payoff & close collections for Chase, currently NSF and court-ordered-2k; Pay NSF on traffic ticket, $300 before 1/23 or suspended; Repair car for estimated $500 for alternator, etc.- no funds currently to do this; pay parents power bill before it gets turned off- >$500; pay back owed bills that went NSF over past month totally over $1200; Payoff and close Home Depot card, Kohl's card, Wal Mart card with high interest rates-- $1800 total. Lastly: Survive with what I have! My goal: get a loan with a reasonable APR that is do-able for my budget in monthly payments. I am working with a financial advisor as well-- so this is not a "frivolous" request-- it's a matter of impacting 3 lives (my unemployed parents and myself). Thank you.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	4
Revolving Credit Balance:	$37,398.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan all about? What will it be used for? How will making the loan payments fit into your budget?	I am supporting my parents- unemployed over the past year- making their mortgage payments along with my own debts. I have 2 high interest cards to "close" with payoffs with this money; I also have a speeding ticket for $300 that if not paid, my license will be suspended Jan. 23rd; I have another court debt with Chase that was NSF, and if not paid, I am going to court for that. My car needs a new alternator for $500 and I don't have any funds to repair it-- leaving me unable to drive to work. I'm unable to receive a reasonable loan due to past credit delinquencies incurred with a "settlement agency" who advised me to stop payment on my credit cards-- and instead, I am facing court for some of them if not paid in the next few weeks. I also begin school loan payments this month (I have no idea how that will occur--) for $560/month... I simply have no funding for all of this-- my income ALL goes to bills and I can't survive like this anymore.
Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $10,000 Debt Consolidation loan are: (1)- Position (job) description @ FHS is? (2)- $7,200 reported monthly gross income is- 1 (yourself) or 2 (yourself and another) person incomes? (3)- Housing payment (mortgage) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide for that one would be none. (4)- Credit Report reflects $37,398 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Adance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 6:20 AM Eastern Time.	I am very aware of my debts and when they are due; I've increased my ability to make monthly payments due to a financial advisor who assisted me in closing all credit card accounts, speaking with hardship departments to arrange ongoing, smaller, lower interest payments on accounts, and trying to pay some off entirely to free up debt. I support my parents who were both laid off early 2009; I make their mortgage payments. Credit report may not reflect all the changes I've made over past 30 days (closing many accounts and scheduling lower payments). Currently, my car needs $500 in repair and I cannot pay/drive to work; speeding ticket for $300 (NSF-- now suspended on 1/23 if no pay); court authorized payment for credit card NSF-- will go to court if not paid in next week for $300. Electric bill came in for $520 this month-- I have NO extra funds to pay for any of this-- and so applied for personal loan to "get ahead" while arranging a prompt auto payment for this loan.
What is the purpose of the loan? What is FHS? What is your role there? Explain the delinquency 4 months ago.	FHS is Franciscan Healthcare system; I am a nurse. My delinquency occurred when prompted by a settlement agency to stop payments toward my bills as "they would take care of it" as I forwarded payment to them. I've taken on debt from my parents who were laid off early 2009-- which has left me without any reserve or funds to pay speeding ticket, car repair, court authorized payment to a credit card, and school loans beginning this month.
loan purpose? reason for last delinquency? credit card balances? their interest rates?	My total credit card balances exceed $50k; I was able to seek help with a financial advisor in closing all accounts and reducing SOME of the high interest rates that have soared in the past 6 months. In light of the interest rate increases- my overall debt amount spiraled out of control. Rates were/are as high as 34% on some. I cannot get a decent rate or a decent personal loan due to a "settlement agency" who left my credit in awful shape.
Hi, what is the purpose of this loan? Please provide a breakdown of monthly espenses; i.e. mortgage, car payment, utilities, credit card and loan payments. What is the nature of the $38k credit balance? Are there any other financial obligations beyond the $38k? Is this loan to pay off part of the $38k? What is your position and do you feel your job to be solid? Please explain the delinquency which shows up 4 months ago. Thanks, good luck with the funding of your loan!	My job is solid-- I am a nurse, but on salary- I only make what I make each month (no extra, OT). My school loans begin this month for $560; car repair needed $500; speeding ticket for $300 or suspended 1/23; Multiple NSF's to my account and I am sinking fast. Part of this loan would close 2 of my higher interest accounts. I am working with a financial advisor currently for my budget. I am unable to get a decent loan and decent APR due to delinquencies incurred when trying a "settlement agency" (which I stopped) after they advised to stop payments on accounts-- my credit then suffered deeply. I am a good payer and am on track with payments, but have no extra to assist my parents, car repair, court ticket, etc. Monthly expenses out are $5400 without incidentals and repairs, etc. My take home is $5000. Currently I must get a loan due to going to court for 3 other payments due and I don't have the money to pay them (over $3000). I want to pay it off and close it. I also need to pay traffic ticket or I am suspended.
Exactly what will you do with this $10,000 Why will that make a difference?	I have several debts currently that I can eliminate with loan-- one a court ordered credit card payment that is NSF and I will go to court for if not paid in the next week (amount left to pay approx. 2k). Additionally, a speeding ticket for $300 which if not paid, will end up suspending my license 1/23. Car repairs currently cannot fix due to funds-- $600. Supporting my parents and their mortgage/power-- their power bill is over 500; they were both laid off early 2009 and this loan will assist payoff of 2 other open debt items plus these items which I have no funding for currently. Thanks for your consideration. I'm also trying to establish a loan that "won't kill me", for example-- an APR less than 15%.
Wendy you do have a problem. The issue I see is that if this loan does not reduce your monthly obligations by more that it costs then it will only make your problem worse - not better. Are you simply delaying the inevitable?	I've done very well with my financial advising so far over the past 30 days or so, even selling my RV to get rid of another debt. As this particular loan would assist in numerous "must pay circumstances"-- it would also close 4 accounts (1 being collections) and I can have just this loan payment to pay instead of 4 others with interest. I find that very optimistic, given my situation. I spoke with a lawyer before, and then my financial advisor- both are convinced I can do this with discipline and re-arrangements, and I have. Thanks for the question.
How did you find out about this lending club?	Search engine.
Have you looked into the possibility of a reverse mortgage for your parents?	Thanks for asking-- currently, there is no equity in the house above the remaining mortgage. I have sought out a "mortgage modification request" which is currently in process, and will allow lower payments for up to 2 years on the mortgage payment itself. That should be completed by 3/10.
Have you tried to get your parents assistance with their power bill from ncat.org ?	Thanks for asking-- I'm also listed on their power bill, although I've never been responsible for it before. I've personally spoken to the company (REMC) for a payment plan for them-- they said they can only arrange this for those making under 10K annually (not my parents). So I help them as much as I can, while trying to budget my own until they find work.
They still may be eligible for assistance - there are various programs available. I am not familiar with all of them but one that I know of helps with power bills in WA for 2-person families making $38,321 or less. Call (866) 674-6327 for more information. They probably also have info on some of the other programs. I am not trying to discourage you from the loan - just trying to offer other ideas to help.	Thanks for your help and suggestions-- I greatly appreciate it, and I welcome it-- it's all part of the "greater plan" in getting out of this mess and coming out on the other end successfully-- for ALL of us! (Thank you God!)... My parents live in Indiana, I live in WA state. Their guidelines are typically different, and resources available to WA residents (that I tell them of) are typically not available to them in Indiana. Does this # only service WA residents? I want to re-iterate that my parents are only part of the problem-- and actively searching for work in their 60's-- I however, received the traffic ticket, have a broken car, NSF accounts to 4 creditors I can close out NOW if I have 10K and 1 payment to do it with-- it really makes sense to me to do it this way. Thanks again, for all you lenders-- and your ability to guide and assist those in need like myself. God Bless, Wendy
Indiana has the program too - I think the income limit in IN is $21,855 - but call the number above to verify. Also check www.govbenefits.gov for assistance for your parents. Try not to get overwhelmed by the whole list of issues (I know that is hard!) and deal with each one, one at a time. I will be funding part of your loan as soon as I have funds available.	I so appreciate your words of encouragement and advice-- what a special opportunity to speak with lenders in this fashion, this is one of the best tools created for customers! A unique opportunity for you too, as a lender, to ask and learn one's intentions, situations, and very personal info re: finances. Very ironic given that fact that each day I spend with ER & Trauma patients, I am focused on meeting their demands and physical needs-- I try to go to all lengths for patient/families. The irony comes in where, given the current stress and emotional lability my financial situation places on me daily-- I would almost certainly "exchange" myself for the physical pain that my patients feel each day instead of going through this. If I'm not emotionally and mentally prepared to give all to my patients each day, I feel at a loss as an RN. Unlike you tho, I do not pay attention to the financial aspects of the patient-- I look at the faces & the need. Irony in what you do as Lenders-- and what I do as an RN? Thank you again for any/all advice you have to pass on, I will pass this also to my parents. I haven't informed them I'm looking into these lengths, as that would continue to stress them. I'm very hopeful that we can all make this work together. Thanks for your time and consideration, Wendy, R.N.
My sister was an ER nurse, God Bless you for your work. I hope all works out for you. I am in...	Thank you so much for your kind words... Again, all my life I've never gotten the chance to speak to lenders in this fashion, and it's been a very learning, and moving, experience for me. I am a survivor, and I WILL make this work for me and my family-- thanks to your help!
Once you pay off your obligations and start fresh, what will your budget look like? Mortgage Car Payment Bills Food Parent's Bills/Mortgage etc.. Thanks in advance for your reply and I hope your situation improves very quickly.	Thank you for asking-- I have a very detailed budget (thanks to my financial advisor) which shows going out/coming in and specifics of each credit card-- what a task to list everything out in this manner, and how enlightening. This also assisted me in putting things in perspective-- because while I make great money, I never considered that I had a "money problem" until all my credit cards increased APR's, my parents' both lost jobs, and I had a few other crisis situations when funding did not cover the costs (gas, etc.) -- so relied on credit. I have successfully closed and set up each credit card (minus 4 accounts) on payment plans; the last 4 I will pay off & close with this loan (one in collections which impacts credit). At year's end, I will have 2 others paid off. I am hopeful that either of my parents will obtain a job, and be able to sustain their debts afterward (taking away that strain). Additionally a mortgage modification is in process , and my financial advisor states it looks promising for reduced payments each month. As for January, my car will be fixed; my parents will have heat in the Midwest; I won't go to court (for NSF payment on credit card or for traffic ticket) and miss work; and I'll close 4 other card payment accounts.... with 1 payment to you thereafter.... I consider that, "Blessed"... Thanks.

Member Payment Dependent Notes Series 475220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475220	$10,750	$10,750	14.96%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475220. Member loan 475220 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Wagner & Company, CPA	Debt-to-income ratio:	22.45%
Length of employment:	1 year	Location:	antelope, CA

Home town:
Current & past employers:	Wagner & Company, CPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I'm a good borrower, because I pay my bills on time and I need to borrow this money so I can pay off high interest credit cards. I work as as Staff Accountant and my job is stable. Borrower added on 01/21/10 > I just want to say Thank you to everyone who has or is thinking about investing in this loan.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	13
Revolving Credit Balance:	$15,146.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit Report reflects ~ $15K revolving credit balance; CC payments per month are $? (Total actually PAID per montg NOT minimum amounts DUE per month.) Thanks. RetiredUSMCInvestor sends 01.16.2010 @ 7:37 AM ET	Yes, my revolving credit balance is $15K, the minimum payments due are $300.00 and I try to pay $500.00 each month.
What are your monthly expenditures? Can you itemize your revolving credit debt, including interest rates and monthly payments? How did you accumulate such a huge debt?	My mortgage payment is $506.40, then my other expenses are cell phone, utilities, groceries, gas, comes out to $300.00. My credit card debt is with Discover $8026.00 & with Chase it's $7200.00 currently the money minimum payments on the credit card are $300.00 both at 29.99% interest. I try to pay $500 each month combined for both credit card. I accumulated this debt by using my credit card to pay for my school. I'm trying to finish my degree and don't qualify for financial aid so I used the credit card for my tuition and books.
What about car related expenses, such as car loan or car insurance? When do you get your degree? What is the degree? What is your plan after getting the new degree? Get a new job? What is the delinquency you have on file on your credit history?	I have no car loans, and car insurance is paid by my parents. I will be done with my degree in May 2010. After graduation I plan to stay with the current company and get a higher position. The one delinquency on my account is for a student loan payment that I missed due to change of address, where I never received the statement.
If your parents are helping you financially now, is there a reason they didn't help more with college expenses? If they didn't plan ahead for your college expenses, they could have taken a HELOC for which you would pay them back.	My parents are not helping me financially they pay for the auto insurance because we get a better rate with multiple car on a policy. They did help me with college expenses when I went to college for bachelor's degree. I'm working on my masters and I don't think they need to pay for my college anymore.

Member Payment Dependent Notes Series 475301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475301	$10,000	$10,000	7.74%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475301. Member loan 475301 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	St. Luke's Presbyterian Church	Debt-to-income ratio:	9.02%
Length of employment:	2 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	St. Luke's Presbyterian Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,875.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming Engagement! I would like to help fund your loan, but have a few questions. Have you already found the ring you would like to purchase? Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for St. Luke's Presbyterian Church? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have shopped with a couple of wholesale diamond dealers in the area and have gotten an estimated cost on a ring. I only have a car loan with a $300 monthly payment - no credit card debt which is why I am applying here. Rough estimate per month is $2,000 all expenses included. I am the Director of Music at the church. I do have a money market account but would not like to deplete that in order to purchase the ring. Yes, I am willing to verify my income. Thanks for your questions.
Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? These answers will definitely help lenders lend.	Car loan - $300 per month - $14,000 balance Citibank - $3,000 balance, currently 0% introductory rate Money Market account - $7,000 balance Various retirement accounts.
Are you really spending $10,000 on a ring?	It will probably not be quite that much, but it will be almost that amount. The 10K will definitely cover the total cost.

Member Payment Dependent Notes Series 475314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475314	$25,000	$25,000	13.22%	1.00%	January 20, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475314. Member loan 475314 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,597 / month
Current employer:	New York University	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:	New York University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I am looking for a down payment on a log cabin kit that I am getting for 45% off retail if I pay in full. The total for the kit is 36,000 and I have 11,000 to contribute. I own the lakefront property outright with no loans or mortgage. I do not have any credit card debt or other loans. I have been paying cash for everything for the past 6 years. I work in a Private University for the past 14 years and my monthly rent was $2000, but it is now just $1000 as my fiance has moved in with me and she makes about 10% more than I do so I can pay the loan without a change in my expenses now. I have owned the property for 7 years and I am very excited about the deal I can make with the cabin company. I plan on building the cabin myself with friends so the expense should be minimal. Thanks for looking at my loan!

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Home Down Payment loan. Lenders are provided loan application "thumbnails". Borrowers provide insufficient details about requested loans; thus lenders ask questions. My question is: Position description (job, role) @ New Tork University is? Advance thanks for answer. RetiredUSMCInvestor (Member 505570) sends Tuesday, 01.12.2010 @ 5:55 AM Eastern Time.	Hi. Thanks for reviewing my loan. I am a Head Coach at New York University and have been with the university for 14 years.
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Hi. I will call and have them review it. I didn't realize I had to as I thought that lending club would take care of it. Will call today. Thanks!
What expertise do you have in building a cabin? What is employment duties. Wouldn't it be cheaper to get a mortgage or since you want to do it yourself, no one will consider a mortgage?	Thank you for taking time to look at my loan request. I have only helped build two cabins so far, but I have three friends who are contractors that are going to be providing most of the expertise. It definitely would be cheaper to get a mortgage, but it seems like a much longer process as when I called they were unsure if they could even do it for me based on my situation as all I need is 25,000 and that I was buying a kit. I also was looking for a shorter loan and three years fits my timeline. Thanks!
Member (Building Dream Cabin) So far you seem to be a good investment, but how reliable is your employment in this time of difficulties? Thanks.	Hi. I understand your concernI have a contract with my university that runs for 2 more years. I have had pretty good success and have had numerous job offers after every season from other universities including this past season, so I should have other opportunities if anything changes after my contract ends. Thanks!
I am helping to fund your loan. We have a vacation cabin too, it's great. We learned the hard way that property taxes on a second home in some states can be double that of the primary residence. Good luck on your adventure.	Thank you for helping. This has been such a positive experience that as soon as I get squared away with the cabin and get the opportunity, I want to become a lender on here. Thank you for the heads up regarding property taxes. They are very manageable right now, but I will definitely keep an eye on it. Thanks again
Have you worked at the same university for over 10 years? It would help if you could get Lending Club to verify your income. What are your monthly expenditures?	Hi. I have worked at the same University for 14 years. I thought that Lending Club already verified everything as I gave them my Human Resource Contact at the University and it says that my credit check was verified. What else do I need to do? I am a little confused. My monthly expenditures are $1000 for rent, $120 for cable and my electric and gas are paid for by my building. My car is paid off and I have no credit card debt. Food is usually around 400-500 month. Thanks for reviewing my loan

Member Payment Dependent Notes Series 475332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475332	$23,000	$23,000	14.96%	1.00%	January 21, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475332. Member loan 475332 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,838 / month
Current employer:	TransUnion	Debt-to-income ratio:	8.37%
Length of employment:	1 year	Location:	chicago, IL

Home town:
Current & past employers:	TransUnion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Consolidating 3 credit cards to one payment. I am a solid payer despite the D2 rating which was due to a one time missed payment from relocating to a new job (for more money). That balance for that department store card was immediately paid in full.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	7
Revolving Credit Balance:	$13,843.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re:23,000 Debt Consolidation loan. Lenders provided highly condensed loan applications, i.e., "thumbnails". Borrowers usually do not provide sufficient narrative about their requested loans; consequently lenders must ask questions to LEARN. My questions are: (1)-Position (job) description @ TransUnion (credit reporting firm) is? (2)-$8,838 reported monthly gross income is- 1 (yourself) or 2 (yourself and another's) combined incomes? (3)- TransUnion Credit Report reflects $13,843 revolving credit balance; ~ $9,000 additional $ requested is consolidating what other specific personal debts? (4) Credit Report reflects Length of Employment at present employer 1 year. Provide previous work history- or school (education)- previous 3 years. Advance thanks for answers to ALL FOUR questions. RetiredUSMCInvestor (Member 505570) sends Monday, 01.11.2010 @ 6:10 AM Eastern Time.	1) Software Engineer IV 2) That is my monthly gross 3) The other debts are revolving credit on other cards 4) Prior employer was 7 years Thanks for asking!
Your revolving credit balance is ~13k, and your loan request is 23K. Please explain the difference? Thank you in advance.	I have other cards that you may not be seeing which have smaller balances. 13k, 4.5k, and around 6k. That was also prior to this months payments (which is why that adds to 23.5k) Thanks for asking!
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgage and car loans (if applicable)?	Here are my balances that will be paid off with rates. 14.95-$7975.90, 3.95-10,075, 13.24-4267.64 The "minimums" are 335, 533, and 85 respectively. 2) I have a mortgage which is about 2100, no car loans.
if i'm not mistaken one of your credit cards is $10,075 at 3.95%? Why would you pay that off with a 14.96% loan?	Because I can consolidate all of my payments to one lower payment.
Please explain the last delinquency? Am I missing something or do you intend on paying off a 3.95% APR loan with this 14.96% APR loan? Thank you in advance for your answers.	The last, and only delinquency was due to relocating. We did not receive mail for some weeks due to problems with the forwarding. Payments were made however we were told they did not meet the "minimum" payment requirement. This is the only black mark I have in over 2 years which is as far back as the history will go on my whole report. I am consolidating all of my payments to one lower payment.
In addition to your mortgage (which I assume covers escrow), what are your other monthly expenditures?	The three credit cards which I have listed, and things like: gas (between 50-150/ mo) electric (around 100/ mo) alarm monitoring (35/ mo) condo association dues 150/ mo) parking (60/ mo) groceries (I'm guessing 400/mo)
1. What were the 3 inquiries on your credit in the past 6 months? 2. Please further explain consolidating all your payments to one lower payment. Does this mean you will be paying a higher APR with this loan, but the cards will require less of a monthly payment?	I changed cellular providers in the past 2 months, the gas company (People's gas), and a Macy's account that has not been used. That is correct, the monthly payment will be lower but the APR will be higher.
What would the numbers be if you retained the existing debt of ~10K, at the 3.95%, set it up as an autopay in your online banking, and only consolidated the other loans? Wouldn't the numbers work out much better for you that way?	No, the existing debt is about 550/ mo and if I am figuring it correctly, the new loan of 13000 would be around another 500-550/ mo.

Member Payment Dependent Notes Series 475351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475351	$6,000	$6,000	8.94%	1.00%	January 27, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475351. Member loan 475351 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	CHW	Debt-to-income ratio:	5.47%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	CHW
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,992.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lending Club gives us limited information from your application. Lenders like myself like to see as much detail as possible about the borrowers ability to repay loans that we individuals fund. What dept do you currently carry? What are your current interest rates? What are your current monthly expenses? Is the income listed yours alone? Is there another source of income in your household? What is your current job description? Your income does not yet show as verified. Would you please e-mail support@lendingclub.com for instructions on income verification?	Type your answer here. yes I have shredded my credit card
Have you taken any other actions to reduce or eliminate your credit card debt? Thank you in advance.	Type your answer here. Yes I am going to use cash and draw money every week and stay on a on a budget
Member_601681, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at CHW ? Can you list your work history? Can you list your debt and include the interest rates of each	Type your answer here. Car loan of $300. mortgage of $3000,2 cr. cards with interes rate of 12 and 10% Work as an RN . Work for 8 years at the same hospital
its hard to believe someone that makes $10,000 per month needs a $6000 loan. why is this not paid off	Type your answer here. Home take pay is $6000, $3000 for house payment and $300 for car,$400 for cr. cards , husband and daughter id not working at this moment
Hi, you seem to have a credit blalance of almost $12,000, but are asking to borrow only $6000 to consolidate. Would you please explain further? Also, what does CHW stand for, and what is your job description? Thank you.	Type your answer here. I am going to pay of the one cr. card with the highest interest rate 12% that is $4000 and then $2000 on the one with 10% interest rate that is $8000. My plan is to pay both off in 3 years time. Work as a registered nurse
1) Will you be verifying your current employment and income? 2) You have a revolving balance of ~12k and you are only requesting half that amount. Will you please list your debts and the interest rates on your current debt.	Type your answer here.2 Cr cards. no. 1 $4000 at 12% no. 2 $8000at 10% Pay of no. 1 and pay $2000 on no 2 Income is $90000-$110000per year Work at CHW Car payment of $300 per month
Please respond to the following: What are your responsibilities at CHW? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here.Thanks. My husband and daughter is not working at the moment and I payed for both of them to go back to school and also pay ther studies previous years. Registerd nurse at CHW. If I loose my job I will look for another till I get one , also if it meant in another state Pay $3000 on home loan and $300 on car, $400 on Cr. cards, $600 on student loans

Member Payment Dependent Notes Series 475376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475376	$7,500	$7,500	13.57%	1.00%	January 21, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475376. Member loan 475376 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Kelly towers assoc	Debt-to-income ratio:	13.02%
Length of employment:	8 years	Location:	BRONX, NY

Home town:
Current & past employers:	Kelly towers assoc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Im a credit worthy borrower. I had a loan with installment payments with BMW Financial for 3 years and my payments were made on time throughout the course of the loan. Borrower added on 01/12/10 > I am requesting this loan to allow me to consolidate my high balance credit cards into 1 loan payment to help pay it off.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,451.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car, houshold expenses and student loans (if applicable)?	This will definitely fit into my budget becuase the monthly payment allotted for cards is $550. My monthly payment on this loan would be at $255 and would cover 2/3 of my total debt. So i would have $300 left to pay for the other debt which is about $200 a month. So it will not change my lifestyle and i am sure it wont be a problem.

Member Payment Dependent Notes Series 475432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475432	$24,250	$24,250	15.65%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475432. Member loan 475432 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Catalent Pharma Solutions	Debt-to-income ratio:	23.08%
Length of employment:	7 years	Location:	SAINT PETERSBURG, FL

Home town:
Current & past employers:	Catalent Pharma Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > Want to consolidate high rate credit cards to speed up pay off time.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,563.00	Public Records On File:	0
Revolving Line Utilization:	95.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to reduce/control your debt? Thank you in advance.	In the past, I have accumulated a significant amount of debt and have failed to take action to reduce this burden. However, I have now taken action to educate myself and my head is no longer in the sand. I am acutely aware of the large amount of money I have been throwing away on finance charges. I have not been using my credit cards and yet my balance does not seem to go down. Over $200 of the $340 I pay each month on one of my cards (27% rate) goes towards finances charges. The amount of debt that I have is overwhelming and securing a low rate credit card to transfer my debt is difficult even though I pay all my bills on time and I have a good credit score of 718. I would like the opportunity to rid myself of this burden once and for all. I would appreciate your consideration. Thank you.
This may not be much consolation, but be assured that you are far from alone in the situation, and there is a light at the end of the tunnel! It takes time and it takes work to get out of debt, but you are on the right track. Getting a loan from LC is part of the solution, but I don't want you to think that just taking out a loan will fix things entirely. I had the same rude awakening that you are having, and found that only by making some major adjustments in my life was I able to get to where I am now. I stopped using my credit cards completely, and before I bought anything (even a cup of coffee) I asked myself if what I was about to buy would have a positive impact on my life 5 years later. If it didn't, then I didn't buy it. That was my method, and I am not promoting that method over any other method. My point is simply that there has to be *some* action taken to keep the debt from getting larger. What actions are you taking in that respect?	Over the past several months (>6 months), I have been on a budget of which I have adhered to quite well. As part of my plan, I have not used my credit cards at all with the exception of one card that I had a small automatic payment deduction from the account of which I have since stopped. I did this to prove to myself that I can stick to a budget and I do not need the credit cards to support myself. By doing this, I have gained the confidence to the seek assistance I need to move in a positive direction. Thank you.
You can do it. You also may want to take a look at yodlee.com or mint.com (free sites) that will help you with your goal. : )	Thank you. I appreciate your positive support and guidance!
2ND R-E-Q-U-E-S-T- Position @ Catalent Pharma Solutions is? Total of rent and vehicle payments per month are? RetiredUSMCInvestor sebd 01.19.2010	$1320

Member Payment Dependent Notes Series 475455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475455	$9,600	$9,600	13.92%	1.00%	January 22, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475455. Member loan 475455 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Alticor	Debt-to-income ratio:	13.75%
Length of employment:	< 1 year	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Alticor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	5
Revolving Credit Balance:	$12,389.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your 9600 loan does not cover all of your revolving credit balance - I am curious as to why you are paying off only part of it? Also, please explain the last delinquency, which was about 5 months ago? Thank you in advance for your answers.	I am trying out Lending Club before asking for the full amount. If this goes smoothly, I will most likely get a second loan for the balance. The delinquent payment from 5 months ago was due to the credit card company changing the billing address before my noticing my EFT had failed.

Member Payment Dependent Notes Series 475481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475481	$6,500	$6,500	14.96%	1.00%	January 21, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475481. Member loan 475481 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	Clear Channel	Debt-to-income ratio:	9.66%
Length of employment:	< 1 year	Location:	ALEXANDRIA, KY

Home town:
Current & past employers:	Clear Channel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I have taken a great job in San Antonio Texas with a radio/communications company. Just sold our house in Cincinnati/No.Kentucky which closes on 1/29/10. I am renting a home here in San Antonio and need up front funds to pay moving company to get our household moved here. Worked with a radio company for 11 years before going to work in the Cincinnati area in 2007. This is a return to the original "11 year" company for me. We are making money on our home sale and I plan to use the receipts of my home closing and tax return to pay back all loans. thanks much!

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	42
Revolving Credit Balance:	$21,506.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are planning on paying this loan off in full on January 29th?	Best case scenario yes. I'm actually looking at end of February as the safer estimate though.

Member Payment Dependent Notes Series 475522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475522	$7,500	$7,500	7.74%	1.00%	January 22, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475522. Member loan 475522 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	DCH MONTCLAIR ACURA	Debt-to-income ratio:	7.72%
Length of employment:	3 years	Location:	WEST ORANGE, NJ

Home town:
Current & past employers:	DCH MONTCLAIR ACURA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,195.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of your loan?	Type your answer here.home repairs and debt consoldiation.
Hello. Your answers to the following questions would be helpful. By "own", I assume that you have no mortgage or home equity loan, is that correct? Do you pay off your credit card debt each month? Given the current problems in auto sales, how secure is your job? I hope you have a great day.	Type your answer here.that is correct no mortgage. i pay off credit cards at the end of the month, but i do have an old credit card bill. although sales have slowed up a little bit, i work for a high-line import dealer and run the service and parts depts.

Member Payment Dependent Notes Series 475642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475642	$18,000	$18,000	14.96%	1.00%	January 20, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475642. Member loan 475642 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,083 / month
Current employer:	MD On Call, PA	Debt-to-income ratio:	11.10%
Length of employment:	10+ years	Location:	DALLAS, TX

Home town:
Current & past employers:	MD On Call, PA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Consolidating high interest credit cards. Practicing physician.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$105,104.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 475646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475646	$15,000	$15,000	13.57%	1.00%	January 22, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475646. Member loan 475646 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Freed Maxick & Battaglia, CPAs, PC	Debt-to-income ratio:	17.89%
Length of employment:	1 year	Location:	Buffalo, NY

Home town:
Current & past employers:	Freed Maxick & Battaglia, CPAs, PC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	26
Revolving Credit Balance:	$13,966.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency about 2 years ago? Thank you in advance.	I had a car loan collateralized by a CD and I made my initial payment in terms with when the CD reset and not in terms with the loan. It was a mistake on my part in the dates and was immediately corrected. The delinquency was only for December, 2006, and the loan was current thereafter.
Purpose of loan?	I had frivolous spending habits in my young 20s and have since corrected those behaviors. I'm trying to consolidate the consequences so I can move on.
Assuming you were 18 at the time of your earliest credit line in 1986, why has it taken you 20 years to get around to correcting the problem?	My debt accumulation began about 10 years ago and 'got out of control' about four years ago. I think the reason it's taken three years or so to correct the problem is because I had to acknowledge the problem and correct the behavior which I've done.

Member Payment Dependent Notes Series 475715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475715	$13,000	$13,000	8.94%	1.00%	January 20, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475715. Member loan 475715 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	brown dist.	Debt-to-income ratio:	13.17%
Length of employment:	10+ years	Location:	lox., FL

Home town:
Current & past employers:	brown dist.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > to put all my out standing bills in one payment and get my car fixed 5,000 in credit card 3,000 to pay off my truck and 5,000 to fix my car instead of paying five bills I will only have one Borrower added on 01/10/10 > dont have money problems just need a quick fix easy to manage one payment

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,623.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member_602325, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at brown dist. ? Can you list your work history? Can you list your debt and include the interest rates of each?	sorry my computer was down I just got your question I just received my full loan an if you was one of my lenders I would like to say thanks brown dist. is a budweiser wholesaler an I'm a beer salesman
Please respond to the following: What are your responsibilities at Brown Dist? Where are you located? Your profile says "lox., FL". Is it Loxahatchee? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	sorry my computer was down an I just got your questions I just received my full loan an if you was one of my lenders I would like to say thank you brown dist. is a wholesaler for budweiser I'm a beer salesman

Member Payment Dependent Notes Series 475731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475731	$25,000	$25,000	18.43%	1.00%	January 27, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475731. Member loan 475731 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Alta Colleges/Westwood Online	Debt-to-income ratio:	10.04%
Length of employment:	5 years	Location:	centennial, CO

Home town:
Current & past employers:	Alta Colleges/Westwood Online
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,066.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan. Lenders provided highly condensed loan applications, i.e. "thumbnails". Borrowers usually do not provide sufficient narrative about their requested loans; consequently lenders must ask questions to LEARN. My questions are: (1)-Position (job) description @ Alta College/Westwood On-line is? 2-Rent payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply each individual item answer would be none. (3)-Credit Report reflects ~ $1,000 revolving credit balance; additional $24,000 requested is consolidating what other SPECIFIC personal debts? Advance thanks for answers to ALL THREE questions. RetiredUSMCInvestor (Member 505570) sends Monday, 01.11.2010 @ 5:57 AM Eastern Time.	1. I am an Admissions Representative at Westwood College Online which is an online private college, I've been there for 5 1/2 yrs. 2. My Rent is $600 mthly and my car payment is $200 mthly. 3. I am working toward buying a house so I am using the additional funding to pay off my student loans and car, with the hopes of raising my credit score/profile.
Please list the debts/amounts that you plan on consolidating with this loan. Thank you in advance.	Student Loans: apprx. $18,000 Car: Total Due: $8400 Plan to use the balance of funds after lending club fees to pay down balance. Credit Card: $1200 Thank you very much for the question!
I used to live in Centennial... great place. Anyway, your revolving credit balance doesn't look bad. What debt do you have to pay off? What is the rate? What are your other monthly expenses?	I love Centennial! As to your question, Student Loans: apprx. $18,000 Car: Total Due: $8400 Plan to use the balance of funds after lending club fees to pay down balances Credit Card: $1200 My other expenses mthly are rent which is $600. Interest Rates on all of these are greater than 20% except for my student loans which are @ 10% I am trying to consolidate these debts so that I can have a better interest rate on a mortgage, I am planning on buying my family home which I grew up in. I have pulled my credit score before applying on Lending Club and on Credit Adapter it was 725. My student loan debt is what is bringing down my score and I can pay off the student loan debt immediately whereas it would be years if I made regular student loan payments and the loan on Lending Club is paid off in 3 years or less, which would leave me debt free. So I am trying to get that paid down/off to regain some leverage. Thank you very much! Thank you very much for the question!
Do you really want to pay off a loan at 10% interest, with a loan at 18.34% interest?	Thank you for the question. I have thought about it quite hard and yes I would, as my student loans are 10% now, they will climb as I start paying on them, I will pay less in 3 yrs with a loan from Lending Club than if I were to keep paying on my student loans. I would be paying in the end a lot more. Thank you!
Please explain the delinquency shown that occurred about 2 yrs ago.	I had just found out I was pregnant as a single parent, and had to put money towards medical bills right away. I was able to get those loans into forbarance, and as of now they are current and in good standing. Since that time, I am now receiving child support payments in addition to my salary that I earn from my current employer (6 years tenure in June).
Please explain your last delinquency, about 2 years ago? Thank you in advance.	I had just found out I was pregnant as a single parent, and had to put money towards medical bills right away. I was able to get those loans into forbarance, and as of now they are current and in good standing. Since that time, I am now receiving child support payments in addition to my salary that I earn from my current employer (6 years tenure in June).
Are you able to pre-pay your student loans w/out accruing extra fees? This woulld eliminate the need to pay an extra 8% on the amount due.	Hi and thank you for the question. That is one of the things I would like to do with this loan as I wouldn't be able to pre-pay them without it, I would still be paying the extra fees and interest if I would try to pre-pay this loan without the lending club loan. I hope that answers your question.
You will receive an email when the borrower answers your question.	I'm not sure if this was a question, but please resent as I don't see the question. thanks!
1)Why can't you just refinance your student loan? Is the rate adjustable? 2) Please explain your logic in taking a long term 10 year student loan note at a low rate and paying it off with a short 3 year loan at a very high rate.	Thank you for your question! I would like to have a short 3 yr loan to pay off now rather than my long term student loan because I would be paying more for that student loan over the 10 yr period, rather than being debt free in 3 yrs, still having that debt, plus interest would be actually more money I would be paying. I hope that answers your question. Thank you

Member Payment Dependent Notes Series 475749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475749	$7,000	$7,000	7.14%	1.00%	January 26, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475749. Member loan 475749 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	14.85%
Length of employment:	< 1 year	Location:	Rural Retreat, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > I have a stable retirement income and my home is paid for. I only have a vehicle payment. I plan to use these funds to further enjoy my retirement by remodling my vacation home. I'll do all of the work myself. Borrower added on 01/23/10 > I have never knowingly missed a payment in my life, I would also rather use this service,if possible, the security of having my home clear is more important than a few interest points.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$268.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have just a couple of questions. In your loan description it sounds as if you have two homes: a regular home and a vacation home. Are both paid for in full? I assume you have no home equity loan, is that correct? Do you have cash or equities that can back up this loan? Your answers are appreciated.	Yes both are paid for, but I would rather use this service, if possible, since the rate is good and I can keep my home clear. If this loan doesn't go then maybe I will try a home equity loan. I do have some smaller investments but would rather leave them as they are. Thank You

Member Payment Dependent Notes Series 475768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475768	$15,000	$15,000	12.87%	1.00%	January 20, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475768. Member loan 475768 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,375 / month
Current employer:	Squire Sanders & Dempsey	Debt-to-income ratio:	20.41%
Length of employment:	2 years	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Squire Sanders & Dempsey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > Part of my plan to pay off all revolving and non-mortgage debt, in order to live a more disciplined and simple lifestyle in 2010.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,775.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long ago did you stop using credit cards? Thank you in advance.	By necessity in today's world, I don't think I can stop using all credit cards altogether. But for the last 6 months I have paid all accumulated charges each month, and am working on paying down balances so that I do not carry any balances at all.
What does your revolving credit balance of $57,775 consist of, and what are the interest rates? Thanks!	It consists of two credit cards that total just under $15,000 (interest rates of 29.99% and 15.17%), which are what I'm looking to consolidate/pay off, and a HELOC on my home, which was part of our financing the home and has a low interest rate. Once the credit cards are paid, we're tackling the HELOC next.
What are your monthly expenditures? Is your reported income for your income or combined income? How many dependents are you supporting?	The reported income is mine only. My husband is also employed, and we have 3 dependents. I have applied for the loan in my name only, because as secretary/treasurer of the household it was under my watch that the debts grew too much, so I'm taking ownership of cleaning it up too.
What is your HELOC rate?	3.5% APR That's why the credit cards are first priority!

Member Payment Dependent Notes Series 475839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475839	$10,000	$10,000	13.57%	1.00%	January 21, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475839. Member loan 475839 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Maurices	Debt-to-income ratio:	22.95%
Length of employment:	< 1 year	Location:	FOXBORO, WI

Home town:
Current & past employers:	Maurices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I plan to pay off credit cards Borrower added on 01/13/10 > I am a good borrow because I am never late making payments and I have never missed a payment. Borrower added on 01/13/10 > I have a very stable job Borrower added on 01/14/10 > My fiance is also contributing to the monthly bills, so he will help in making this payment. His monthly income is $5000.00

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	54
Revolving Credit Balance:	$10,624.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 475844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475844	$13,600	$13,600	13.57%	1.00%	January 20, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475844. Member loan 475844 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,811 / month
Current employer:	Central Virginia Apartment Association	Debt-to-income ratio:	15.26%
Length of employment:	5 years	Location:	Richmond, VA

Home town:
Current & past employers:	Central Virginia Apartment Association
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I plan on using the funds to consolidate my 3 main credit cards. By organizing the 3 cards into one loan, I am able to pay it off quicker so I can begin saving and investing my money for the future. I have been working at my job for 5 going onto 6 years, which in the last 2 years, has taught me the skills to better organize my monthly budget. The fact that I will have ONE payment every month for 36 months gives me a constant solid number to work with in my budget with a solid debt free goal in sight. I pride myself in paying my creditors on time because it will help me maintain my above average credit score, which I have had for the last several years. Thank you for your consideration. Borrower added on 01/12/10 > Additional Information: 3 Main Credit Cards - AMEX???Balance $6637.47 / Interest Rate %15.25 Chase???Balance $4172.11 / Interest Rate % 14.24 Capital One???Balance $2817.26 / Interest Rate % 9.4 **I pay roughly $600 ??? $800 a month toward credit cards. The reason it has been difficult to pay theses balances down is because I pay more money toward them then I can afford. I do this mainly because I pride myself in making payments that are higher then the minimum to maintain my good credit. By having ONE $461.98 payment, this allows me to focus on getting out of debt and managing my ???extra??? money for efficiently. Job responsibilities - I am the Director of Career Development for a local non-profit association. I am responsible for developing and organizing all of the association???s educational seminars and events. This includes (but not limited to); event budgeting, obtaining speakers, negotiating hotel/speaker contracts, finding seminar locations, developing marketing materials, updating/laying out the website and answering to my association's Board of Directors. Eighty percent of my association???s budget comes from non-dues revenue, which means the success of my events are crucial to the financial success of my association. In addition to my daytime job, I also recently obtained a part time job as a retail sales associate. The additional money helped me pay more money toward my credit cards and help toward my ???freedom from debt 2010??? goal!

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,707.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why pay the Capital One balance, 9.4%, with a loan at 13.6%? You may want to think about this.	Thank you for your question. To give you some history, I actually tried to roll the entire debt onto my capital one card since it was my lowest interest rate, but my credit limit on that card is $3,000 and they would not increase my limit to transfer the other cards over. Since 80% of my debt is above 13.6% interest rate being offered by Lending Club, I figured the small balance of the card should be offset. Also, I noticed that in the last two years my interest rates have gone up on my AMEX and my Chase, even though I have paid more the minimum payment, on time, every month. Who???s to say that Capital One won???t increase their rate? For convenience and peace of mind, I would rather roll the 3 into one, so I know I will have one guaranteed fix rate/payment for 36 months and then be done. Thank you again.
I see your rationale and I like that. The cc companies are not to be trusted these days. Thank you for your candid application and I look forward to helping you out. Good luck with everything!	Thank you for your reply. I am very thankful to have come across Lending Club. Once I am in a better financial situation I hope to become a investor myself in peer to peer lending to help others like me out. I am always happy to answer any questions individuals (investors) may have. Thank you again.
So far so good.. I have just one quick question.. have you stopped using credit cards?	Thank you for your question. Some months yes and some months no. It depends how much money I paid toward them. On the months I pay $800, by the end of the month after bills and living expenses, I lean on them. I have already closed two accounts on my own in the last couple of years on my own, which was a small victory. My goal is to pay off the rest of the credit cards with the loan and close the accounts. Then I will have the following fixed expenses: Rent: $872.50 (this will probably go up in May) Internet: $35 Water/gas/Electric: $150 Cable: $100 IRA Savings (Money Market Account) - $50 Lending Club - $462 Remaining amount will go toward variables: Gas Groceries Misc and hopefully savings Thank you again.
Why do you think it's difficult to keep your budget within your salary? While you are paying heavily for the cards, you should also be trying to save money.	Thank you for your question. I do save when I can. I put $50 a month right now in a IRA money market account. Also, I have a way 2 save account with Wachovia which automatically puts money into a savings account. I also have a savings account with Navy Federal, which when I come across a surplus of money, I go ahead and put a small amount in that account. My main goal is to get out of my debt in the quickest way possible so I can begin saving more money. I constantly think about the money I could be saving when I make my credit card payments. Getting one loan to consolidate makes it easier to budget. I am in the process of getting a raise at my current job AND I have recently added a part time job which will both help me keep within my budget. Again, thank you for your question.
Just to confirm your expenses: Do you have a cell phone? Land line? What are those expenses? What about car loan? Insurance? Do you have any dependents you are supporting?	Good Evening! 1) Cell phone is paid by my work and I use it for personal/work. No Land Lines. 2) Car is paid off. 3) For the last 4 years I have I paid my car insurance and my renters insurance with my tax return. 4) I have no dependents I am supporting. Thank you for your question.
With this loan, the payments will be less than $500 per month, which is lower than what you are currently paying with credit cards. With your credit card balances near zero, there will be temptation to use your credit cards because you don't have any balances on them. Will you be able to avoid using them and using the excess money each month to start building your savings/emergency fund? By the way, can you confirm that your credit card balances are greater than $13,600 (amount of loan)? Does this mean your credit card balances have been increasing?	Thank you for your question. As I stated, I plan on closing the accounts once I pay off the cards. My 3 main credit cards equal the $13,600 that I am asking for (see balances above). If you are asking about my revolving balance of $14,707, I have 3 other small cards that I am not including in this loan. One is a co-signed card with my parents which we both use (we did this to build my credit during college) and the two other cards will be paid off next month with the remainder of my tax return. Does this answer your question? Thanks!

Member Payment Dependent Notes Series 475852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475852	$9,000	$9,000	12.87%	1.00%	January 20, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475852. Member loan 475852 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Wilson Elser	Debt-to-income ratio:	17.50%
Length of employment:	2 years	Location:	Island Park, NY

Home town:
Current & past employers:	Wilson Elser
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,592.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the amount and nature of the debt, what is the interest rate?	appx $8,000 at 14.11% (loan) and appx $1,000 (cc debt) at an average of 19%. The loan will essentially provide an overall improved interest rate and lower monthly payments in total than what I would have without it. I hope that satisfies your inquiry.
Can you please briefly describe your position at Wilson Elser	I work for Information Technology. Thanks

Member Payment Dependent Notes Series 475860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475860	$4,500	$4,500	11.83%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475860. Member loan 475860 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,080 / month
Current employer:		Debt-to-income ratio:	9.17%
Length of employment:	< 1 year	Location:	Gate City, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > Pay off car, pay off credit card for much lower payment! It fits into my budget much better. Borrower added on 01/22/10 > I have worked hard to improve my credit and know what my budget is and stay within it. Borrower added on 01/23/10 > My mortgage loan is with USDA-RHS, I've had since 1992, got 10 more years. They go by income, it stays around $245.00 a month. Included is the taxes and insurance. Borrower added on 01/23/10 > My car loan is $290 as of now, with $2030 left. If I was to refinance (bank) at 13% for 18 months it would run me $151.00. Credit card is $1100.00, payment $40: $400.00 payment at 25.00. The $290 is a little steep right now, this would help me so much to pay everything off with one easier payment! I have in the past had some difficult times, the reason for that was employer downsized, new job which did not pay as much, I got in a bind. Bounced back, took some time but I did it. Thank you for your help. Will try to pay off earlier if possible.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,832.00	Public Records On File:	1
Revolving Line Utilization:	36.80%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	I am retired on Social Security Disability. I have an excellent work history of 30 years prior to my disability. Thank you for your inquiry.

Member Payment Dependent Notes Series 475906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475906	$12,000	$12,000	17.74%	1.00%	January 22, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475906. Member loan 475906 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,420 / month
Current employer:		Debt-to-income ratio:	11.36%
Length of employment:	< 1 year	Location:	Jackson, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > After I move to Houston, my BC/BS health insurance will go back to about $130/mo. When I moved to MI and retired, my monthly payment has been $580/mo. Borrower added on 01/19/10 > Plus, I will be getting the $8,000 tax credit in April.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	65
Revolving Credit Balance:	$13,328.00	Public Records On File:	1
Revolving Line Utilization:	93.90%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Moving locally or long distance?	Retired from HPD in Houston 23 yrs. Receive pension and social security disability. Moving from MI to TX.
$2,420 per month income source(s) are? Public Record on File from 107 months past- bankruptcy, taxes, lein, wages garnishment? Explain final disposition of record. Sent 05:50 01.13.2010 @ 5:50 AM ET	Bankruptcy discharged 2-2-01 - 8 yrs, 11 mos ago.

Member Payment Dependent Notes Series 475929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475929	$9,250	$9,250	14.96%	1.00%	January 26, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475929. Member loan 475929 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	Pizza Hut	Debt-to-income ratio:	0.08%
Length of employment:	< 1 year	Location:	Riverside, CA

Home town:
Current & past employers:	Pizza Hut
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I am planning to use the funds to consolidate a portion of my $22000 credit card debt which was used to purchase a car. I am a good borrower that was never late on payment. I work as a delivery driver and make good tips + wage. I live with relatives so I do not pay rent. My job is stable and consistent and makes roughly $1300 monthly.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the balance, APR and monthly payment on the car loan that you want to pay off?	The balance is 22,000 and APR @ 18%. Monthly payment is 770.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and household expenses (if applicable)?	The principal amount is $22000 and APR is @ 18%. I make monthly payments of $770. I don't have much expenses because I live with relatives. I spend $200 on food and gas expenses every month.
Thank you for your prompt reply. Once you pay off 9K of the car loan, what will your monthly payments on the car loan be? Have they agreed to re-amoritize the car loan?	It will be roughly $450 a month versus $770.

Member Payment Dependent Notes Series 475960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475960	$12,000	$12,000	14.96%	1.00%	January 22, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475960. Member loan 475960 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Soldier Capital, LLC	Debt-to-income ratio:	15.06%
Length of employment:	1 year	Location:	LYNDHURST, NJ

Home town:
Current & past employers:	Soldier Capital, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Re/credit: No missed/late paymts in at least 3yrs. Re/loan security: A personal 25K+ brokerage acct will secure loan.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	39
Revolving Credit Balance:	$28,577.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 12K worth of "Other" ? What are your current debts, with APR's, balances, and monthly payments? What are you current monthly living expenses? Thank you in advance for your answers.	12K is the personal loan amt I'm requesting. It will be used to pay for graduate school tuition (MS, Finance), put down 1st & last mo.rent on a NYC apt (I rent in NJ currently), help out/subsidize my parents's retirement living expenses & medical costs (mother has cirrhosis). Any remainder will be applied to reduce existing credit balances.Credit card minimums are $650/mo. APRs are 7.99%, 9.99%, 17.99%, 19.99%, &18.99%. Outstandg balance is $26,649--higher than my norm due to a trip to India recently to attend friend's wedding; but I will lower it to 25% or less utilization, as soon as feasible. Rent is $1320/mo. The new apt rent will be $1500/mo. Internet:$50. Utilities:$175.
What are the rest of your monthly expenditures? It would help if you have your income verified with Lending Club by contacting them and sending them required info.	Groceries & car insurance ($185/mo). I've given permission for Lending Club to verify my income.

Member Payment Dependent Notes Series 475974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475974	$11,000	$11,000	16.35%	1.00%	January 21, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475974. Member loan 475974 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,875 / month
Current employer:	Canopy Financial	Debt-to-income ratio:	12.93%
Length of employment:	4 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Canopy Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > A little about myself: I work as a senior architect/developer for a health-care financial services company, I've been employed for just over four years now. Reason I require the loan: I require the loan in order to pay the payroll taxes for a company (not the one I work for) I had started last year. The company has since been dissolved, but our primary investor cut-and ran with our employee payroll taxes. I cannot afford to wait for the courts to resolve the situation as end of quarter filings are due soon. How I plan on paying back the loan: The loan will be paid back using my personal funds derived from my employment. A personal was the best option in my case as the other assets that I have either aren't liquid or the taxes/penalties I would incur on them are more than the cost of the loan in this case (ie: a 401k hardship withdrawal or a non-eligible expense from an HSA account.)

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,814.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What business expenses?	Thank you for your question, I require the loan in order to pay the payroll taxes for a company I had started last year. The company has since been dissolved, but our primary investor cut-and ran with our employee payroll taxes. I cannot afford to wait for the courts to resolve the situation as end of quarter filings are due soon.
Re: $11,000 "OTHER" loan. Lenders are provided application "thumbnails" with few, if any, loan details; thus lenders ask questions. My questions are: (1)-Position description (job title, role) @ Canopy Financial is? (2)-Housing payment (rent) and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-"OTHER loan category is too no-descriptive; Will loan buy ads, equipment, inventory, rental property, website development or upgrade? (4)-Is loan intended to be short-term (usually repaid within <1 year) "Bridge Loan" to finance accounts payable or receivable, buy equipment or inventory, fund future payrolls or prepay operating expenses? PLEASE PROVIDE DETAILS. Advance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) Wednesday 01.12.2010 @ 5:33 AM Eastern Time.	Thank you for your questions, I will answer them to the best of my abilities: 1: I work at a canopy financial as a senior architect/developer. I've been with the company for just over four years now. Canopy Financial is a health-care financial services company. 2: I currently rent. My monthly rent is $1450/month. I have one car loan at $398 / month. 3: I require the loan in order to pay the payroll taxes for a company I had started last year. The company has since been dissolved, but our primary investor cut-and ran WITH our employee payroll taxes. I cannot afford to wait for the courts to figure the situation out as the IRS really doesn't care. 4: This is not intended to be a short-term loan, as from the reasoning in #3 you can probably deduce that this is coming all out of pocket from myself.
What is the total amount you owe the IRS? What is the total of your other debts?	The total amount that I am responsible for to the IRS is $11,250.00. As far the the total of my other debts, I assume you mean my personal debts. Between a vehicle loan, a credit card and various student loans, my total debt is approx. $57,000.
That stinks, I am sorry to hear of your misfortune. Are you planning on paying the loan back early if you can get a judge to decide in your favor?	Excellent question, yes any funds I am able to obtain toward this end will go directly to paying back this loan.

Member Payment Dependent Notes Series 475985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475985	$14,000	$14,000	14.61%	1.00%	January 20, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475985. Member loan 475985 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	RouteMatch	Debt-to-income ratio:	16.89%
Length of employment:	< 1 year	Location:	ATLANTA, GA

Home town:
Current & past employers:	RouteMatch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > After graduating from college, I got a great stable job, and now I'm ready to consolidate my old college debt so that I can pay it off more easily. I've never had a problem with paying bills on time, and I always took good care of my credit, but those credit card interest rates are killing me. This will enable me to get everything paid off more quickly. Borrower added on 01/14/10 > People are probably wondering how I accrued this much debt, so I figured I should probably put that information out there. About a month after graduating from college, I was diagnosed with Ewings Sarcoma (a form of bone cancer). Since I was no longer a student, I was no longer covered under my parents' health insurance, and I had yet to obtain coverage of my own. The next 53 weeks were filled with intense chemo treatments. I also had to undergo surgery and had radiation therapy as well. My appearance made it no secret that I had cancer and companies were hesitant to hire what would inevitably be a drain on their health insurance, and obviously getting a personal policy was impossible. I worked two jobs (as much as I could) to try to keep my bills from getting overwhelming, but, in the end, I simply couldn't keep up with all of it. The result is a little over $20,000 in debt (all on credit cards) for which I am now attempting to obtain a loan so that I can consolidate it, pay it off, and put it behind me. As always, please don't hesitate to contact me with any questions. Thank you in advance for everything.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,668.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances and APR's for your debts. Thank you in advance.	Hi there. Thank you for contacting me for further information. My debt information is as follows. I have 6 credit cards which I used to pay for various college/medical expenses and the balances and APRs are listed below: Credit card #1: $5,000 balance with 9.99% APR Credit card #2: $4,200 balance with 14.99% APR Credit card #3: $4,000 balance with 25.25% APR Credit card #4: $3,200 balance with 25.99% APR Credit card #5: $2,500 balance with 19.8% APR Credit card #6: $1,000 balance with 17.99% APR Please don't hesitate to contact me with any further questions. I'm more than happy to provide you with the information necessary to gain your confidence in me.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	Hi there. Thank you for contacting me. I'm happy to provide you with information regarding my budgeting plans. I have 6 credit cards which I used to pay for various medical expenses and the balances and APRs are listed below: Credit card #1: $5,000 balance with 9.99% APR Credit card #2: $4,200 balance with 14.99% APR Credit card #3: $4,000 balance with 25.25% APR Credit card #4: $3,200 balance with 25.99% APR Credit card #5: $2,500 balance with 19.8% APR Credit card #6: $1,000 balance with 17.99% APR My goal every month was to pay $200 toward each debt. While I realize that wasn't financially the best way to go about things, what with the varying APRs, that consistency worked for me. My rent every month is $800 and the only other expenses I have are utilities, which add up to around $100-$200 every month. I don't currently own a car. It is possible for me to walk or take public transportation everywhere I need to go, so owning a car didn't seem like a fiscally responsible decision at this point in my life. I also don't have any student loans. I worked full time all through college in an attempt to remain debt free, but unforeseen health issues arose after graduation (naturally, after I lost my parents' health insurance), which sent my dream of being debt-free right down the drain. Now that I'm able to work again, I have a fantastic job that's very stable, so I'm really ready to start paying down this debt in a responsible way so that I can put it behind me. Please don't hesitate to contact me with any further questions!
What is your role at RouteMatch?	I am a Support Engineer.
What does a Support Engineer do? What business is RouteMatch in?	RouteMatch is in the software industry. We provide software to various transportation companies (many of them government run). As a Support Engineer, I'm responsible for handling errors and bugs clients find in the software.
What are your monthly expenditures? What did your major in college? It would be great if you could verify your employment/income with Lending Club. You'll need to contact Lending Club to do this.	My monthly expenses really only include rent (which is $800) and utilities (which range from around $100 to $200). My major in college was math, which doesn't actually relate to my current job. I'm love my job though, so it works out. Thank you for letting me know about verifying my employment and income with Lending Club. I've spoken with a LC representative to verify everything else, but must have somehow missed the need to verify that. I'll get right on that. Please don't hesitate to contact me with any further questions!
More details about your monthly expenditures will be helpful to know that you will be able to manage the loan. For example, what about phone (cell or land line), car insurance, cable TV/Internet, gasoline, etc. Since your credit card debt is $21K, what is your strategy about how to use the $14K loan?	What I said about my monthly expenditures being only rent and utilities is true. My Christmas present from my parents every year is to pay for my cell phone for the next year, so I don't pay for that. As mentioned in another answer, I don't own a car, so I don't have a car payment, insurance, etc. I apologize for not being more clear about utilities. When I said "utilities" I meant water, gas and internet (which are the only things I have since I don't have non-essentials like cable TV). The absolute only other thing I spend money on is things like groceries, which add up to no more than $100 per month. If there are any other details that I'm leaving out which you would like information on, please don't hesitate to ask. I originally applied for a loan for $21,000 to cover all of my credit card debt, however I was only approved for $14,000. My strategy will be to use the $14,000 to pay off my debts with the highest interest rates first. Also, since my monthly payment for the $14,000 will be less than it would have been for the $21,000, I will use that extra money to pay directly toward my remaining credit card debt. I hope that answers your questions. Please let me know if you have any others!

Member Payment Dependent Notes Series 476054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476054	$12,000	$12,000	11.83%	1.00%	January 27, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476054. Member loan 476054 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Salt River Community	Debt-to-income ratio:	13.36%
Length of employment:	3 years	Location:	kahoka, MO

Home town:
Current & past employers:	Salt River Community
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > I really like the idea of my interest money going to people, instead of credit card companies.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	4
Revolving Credit Balance:	$20,602.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
# Months Since Last Delinquency: 4	Dental Hygenist.
Can you explain the delinquency on your credit report from 4 months ago?	I was enrolled in online billing for a store card, I forgot about a purchase I made at the store on the card to save an extra 20% never recieved paper statement and was not familiar with the online statements. My Fault totally.

Member Payment Dependent Notes Series 476062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476062	$20,000	$20,000	12.53%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476062. Member loan 476062 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Memorial Sloan-Kettering Cancer Center	Debt-to-income ratio:	23.93%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Memorial Sloan-Kettering Cancer Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I have been in my current position as an Administrative Assistant for the past two years, and three months. My goal is to return to school, for an MPA, in order to open up more avenues with my current employer. I would like to continue working in health care, and stay with my current hospital, but need to enhance my educational background, before I can be considered for any other opportunities. My current employer pays a percentage of my tuition, but I will need supplemental funds in order to avoid taking out student loans. I would like to have no student loan debts upon my graduation. My financial situation: I am a good candidate for this loan because I have proven to be a responsible lender in the past. I have made my payments on-time, and have good credit. Due to the financial burden of having to take care of a sick relative in the past, I have struggled to get my credit score where it is now, but I see positive days ahead. Monthly net income: $ 2700 Monthly expenses: $ Housing: $ 600 Insurance: $ 25 (Deducted prior to my 2700 net income) Car expenses: $ None, monthly transportation is $89 (Deducted prior to my 2700 net income) Utilities: $ 50 Phone, cable, internet: $ 140 Food, entertainment: $ 100 Clothing, household expenses $ 100 (varies) Credit cards and other loans: $ 700 Other expenses: $ 100 (Savings)

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,695.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a hunch that although your existing debt is probably at higher APR's than this loan, student loans would be at a lower APR. Have you considered consolidating your existing debt with this loan, and then getting student loans? I would like to help fund this loan, but I also want to be sure that it will be helping you in the long run. I may be wrong about the rates, but I do suggest that you look at them and do the numbers so you are sure that things are most advantageous for you.	Hello, thanks for your questions. I will answer your questions in the reverse order, as it makes more sense for me to do so, in explaining my situation. I have never defaulted on a student loan, or have never taken out a student loan. My undergrad studies were funded by me, and primarily for by my grandfather (for whom I also worked during my undergrad years in order to pay off my tuition). I am borrowing here, because the semester has already begun, and my tuition for this semester has already been paid for (funded again by my family members). My grandfather has gotten into financial trouble over the past year, and did not disclose this to me. He's most likely going to loose his business. If I would have known this, I would have never taken his loan offer. My deadline for filing FAFSA has passed and my job will not reimburse their portion of the tuition until my semester is over and my grades are in. So the decision to borrow here was made 1) due to to time sensitivity, and 2) for a moral reason. I feel terrible knowing that I might have contributed to the situation he is in, and want to pay him back early. You're the second person who has suggested that I pay down my credit cards. Perhaps with the money that is left over I could do that (given that the money I borrowed from other family members is without interest and they don't need to have it back immediately), but I wanted to pay everyone back. I intend to just take out a student loan for the Fall semester. My credit cards and loans Paid for by me and my husband (split monthly payments): Card 1 $6700 at 15.25 Card 2 $2600 at 15.25% Paid for by myself Debt Consolidation Loan $8261 at 12.09% Card 1 $4800 at 24.5% Card 2 $4000 at 19% ?? I hope this helps clarify everything, and I would appreicate comments, advise, or any further??suggestions. Thank you for your interest. And??I think this also answers the previous question.
Hello, It's a great thing to get more education -- congratulations on your decision. I have a couple of questions: Will some of this loan go to paying down your credit cards and other debts (does that include student loans)? I noted that your monthly payment(s) to those are fairly high, & it doesn't leave much wiggling room when you add your monthly expenses this loan's monthly payment. Are you going to keep using the credit cards? If you would, please list those credit cards/loans and their amounts. And finally, Why are you borrowing here instead of Federal Student Loan, when their interest rate is are lower (and there's no penalty for early repayment)? Is it because you defaulted on them before? Thank you in advance for your answers.	Please see my previous answer. I intended to post it in response to your question, but repeatedly got an error message.
Thank you for the explanation; now it makes more sense to me. You are in a tough situation, and KUDOS to you for wanting to pay back your grandfather.	Thank you. Perhaps, I should have posted my listing under personal loan rather than an educational loan, but I wanted to keep it neutral.
Thank you for your answers and clarification. This is not really a question, but for your information. I used to be a financial aid officer and just want to help. (BTW, you're very lucky you don't have any undergrad loans!) I don't know if your school has a separate policy, but in general, you can file FAFSA all the way up until the end of the school year (6/30/2010 for 2009-10 school year: http://www.fafsa.ed.gov/FOTWWebApp/complete013.jsp), and if you have been continuously enrolled at least half time, you should be able to retroactively get either Federal Stafford Loan or Direct Loan until the end of the semester, depending on which one your school offers. For graduate students the current rate is 6.8% and fixed (http://www.staffordloan.com/stafford-loan-info/interest-rates.php), which is considerably lower. (If things haven't changed, the upper limit in repayment is 8.25%, but you can usually lock in a lower rate when you consolidate loans.) Hence, it would be more advantageous for you to use the Federal Loan system (for school) -- and if you end up taking this loan, I'd suggest you use it to pay off those credit cards, since those are pretty high amounts at higher interest rates, which can go up more at any time. If you can't pay it off each month, don't use them, because most likely your payments are going to mostly finance charges and it would take a loooong time for you to pay them off if you try to pay only slightly above their minimum payments. You're draining your money. And you can perhaps direct the money you were using for CC payments to pay back your family. I suggest you file FAFSA online ASAP, and talk to your financial aid adviser. Good luck!	Thank you for all the advise. I genuinely appreciate it.

Member Payment Dependent Notes Series 476073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476073	$8,000	$8,000	12.53%	1.00%	January 26, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476073. Member loan 476073 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Catholic Charities	Debt-to-income ratio:	7.04%
Length of employment:	< 1 year	Location:	North Fort Myers, FL

Home town:
Current & past employers:	Catholic Charities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Worked for 8 years with previous employer with no benefits. Could use some help to pay some medical bills.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1972	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	51
Revolving Credit Balance:	$7,910.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is interest rate on credit card?	Currently 19.9%.

Member Payment Dependent Notes Series 476083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476083	$19,750	$19,750	16.70%	1.00%	January 25, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476083. Member loan 476083 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	bioMerieux	Debt-to-income ratio:	18.18%
Length of employment:	< 1 year	Location:	ATLANTA, GA

Home town:
Current & past employers:	bioMerieux
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Steady job required degree and experience for me and my wife. Combined we gross 135,000/year we are able to pay this loan back with no discrepencies.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,532.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Application reflects Length of Employment with current employer < 1 year (less than 1 year). Provide 3 years prior employment or in-school history. Thanks.	Prior to my current employment. I was Active duty US Coast Guard 2005- 2009. Prior to the Coast Guard attained my A.A.S in Electronic Engineering Technology. Queensborough Community College.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Prior to my current employment. I was Active duty US Coast Guard 2005- 2009. Prior to the Coast Guard I attended Queensborough Community College where I attained my A.A.S Electronic Engineering Technology.
This is for a home downpayment? Will you be moving locally or long distance?	Yes a home downpayment and I will be moving locally.
Me again. Thanks for answering my, and other lenders, earlier questions. Re: $19,750 Home Down Payment loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ BioMierieu is? (2)-Mortgage (or rent payment) and vehicle payments (if either or both payments applies) paid per month are $? If one or both does NOT apply answer for each individual item would be none. (3)-Credit Report reflects $12,532 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) FYI: My "Screen Name" indicates I am U S MARINE CORPS (Retired). Whenever possible I always help former veterans by funding their loans. Your loan application, Credit Report, prior education and military service combined indicates to me that you are an excellent investment candidate and are on the "right track" in your successful future civilian life.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends Thursday, 01.14.2010 @ 5:57 PM ET. @ AM Eastern Time	1.My job title is a Field Systems Engineer I manage all service needs of the assigned geographic base of customers. The basic activities include installation, maintenance and repair of the instrument base within the assigned area, as well as, the administrative actions required to accurately reflect these activities. 2. No rent or Mortgage We reside with family at this time. Already pre approved for home loan just need to acquire the funds needed for downpayment. $400/mo vehicle payments 3. Approximately $400/mo on CC. I want to thank you for your serious consideration and I hope I answered all your questions, If you have any morequestions or concerns do not hesitate to ask.

Member Payment Dependent Notes Series 476088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476088	$7,200	$7,200	13.57%	1.00%	January 27, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476088. Member loan 476088 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Lawrence Livermore National Security LLC	Debt-to-income ratio:	6.45%
Length of employment:	10+ years	Location:	El Cerrito, CA

Home town:
Current & past employers:	Lawrence Livermore National Security LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Payoff Capital One, 24%, (never missed a payment!)

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1977	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$7,983.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with your employer? Please have your income verified by LC. Thanks	I am a Master Optician and the head of the Optical Shop. I make experimental optics for the various laser programs and have been at the lab for just over 20 years. I think LC has already verified my income.
Terms of current mortgage (balance, monthly payment, fixed interest?...)? Any other household income/debt (e.g. from spouse)? Thank you.	My wife works for Kaiser Permanente and pays half the mortgage. (We keep our money separate but share expenses.) Our monthly mortgage is $1876, a fixed interest owner financed loan.
Dear borrower! Are you aware of a delinquency in your credit report from 40 months ago? Could you please elaborate? Thanks a lot and good luck!	Hi, I haven't seen the credit report so I'm not sure of the specifics, but it could have been a late credit card payment. Perhaps I was on vacaction and a week or two late.

Member Payment Dependent Notes Series 476091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476091	$6,500	$6,500	17.04%	1.00%	January 25, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476091. Member loan 476091 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	RiskMetrics Group	Debt-to-income ratio:	20.81%
Length of employment:	2 years	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	RiskMetrics Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Would like to get a loan to buy a 2006 Yamaha R6 Borrower added on 01/12/10 > I had a ZX6-R before and it was stolen. I had borrowed that amount from a personal friend and paid back every cent. Lesson learned: get comprehensive insurance.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,483.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your role at RiskMetrics? Please provide a breakdown of your monthly expenses.	I am a product developer/web application developer, basically I build web applications to support client requests and research reports. Have a BS in Finance and am pursuing a programing certification. 3.7 GPA I'm about to move out of my apartment into a less expensive place, so starting feb my expenses will be Rent $600, car, $490, utilities ~$100, cell $85, insurance $220, Student Loans/Credit ~$350

Member Payment Dependent Notes Series 476104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476104	$24,250	$24,250	12.87%	1.00%	January 22, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476104. Member loan 476104 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:		Debt-to-income ratio:	15.84%
Length of employment:	< 1 year	Location:	CARLSBAD, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Simple credit card consolidation loan.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,215.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed and have consistently made 135k+ annually for the last several years. I am an embedded Linux application engineer specializing in network appliances.
Please respond to the following: Do you work on contract? If so, who is your current contract with and how long? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I own my own LLC and work on contract yes. I currently am under contract with two companies on an ongoing basis (the contract term is indefinite as I provide ongoing services to them). I am not going to release the names of the companies I am contracting for as that is confidential information. I am the sole wage earner and my personal income has been above 135k/annually for the last five years+. I am using this loan to consolidate a Citibank credit card as well as a Wells Fargo credit card. The Wells Fargo credit card is a reasonable 12% interest rate, however Citibank has continually raised interest rates to the point that credit card is at a ridiculous 29% and I am done trying to deal with them. I currently pay $1k/month for the two of them combined (which is paying over the minimum required), so this loan will reduce my monthly expenses by ~$150/month. I will be having the loan automatically paid from my account yes. This is the first time I have used lending club and there seems to be quite a bit of duplication in the questions you are asking and the information I have already supplied as part of the application process. I will not lose my job as I own the LLC, if my contracts were to change it would be a matter of obtaining new contracts to keep my income in tact. I have been in this industry for fourteen years and have substantial contacts. The services I provide (embedded Linux application development) are in high demand even in the down economy as companies are expanding Internet based access, services, and offerings to reduce their costs.

Member Payment Dependent Notes Series 476142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476142	$10,000	$10,000	11.83%	1.00%	January 26, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476142. Member loan 476142 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	STARCON	Debt-to-income ratio:	10.59%
Length of employment:	3 years	Location:	New Lenox, IL

Home town:
Current & past employers:	STARCON
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,490.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your home improvement project for us. Thank you.	I own a home in cabo san lucas mexico which I own outright. I can provide documentation. I can provide pictures if need be . I need to replace some of the adobe brick in the front of the home along with some woodwork inside the home along with a few odds and ends. I want to do these repairs so I can then put it on the market to sell or rent. If I sell i can also work out another deal on that. If you have any further questions or any documentation needed to help your decision please ask Thanks Allan
Please itemize your monthly expenses?	Mortgage 2100.00 Credit Cards 600.00 This is not minimum payments Groceries 200.00 Cell Phone 125.00 Utilities,Phone Gas Electric 325.00 Misc 300.00 If you need mor details please let me know I didnt know how detailed you wanted this to be Thank you for your consideration
Based on your expenses, you have at least $1K per month surplus. What are you doing with this surplus? Can you itemize your revolving credit debt including interest rates and monthly payments?	I am putting some of the surplus away in savings Amex Balance 500.00 13.00% Chase 4625.00 Just did a balance transfer for 1.9% till 2/11 Chase Visa 939.00 12.00 which 677.00 is business expenses reimbursed by the company New york life 3200.00 9.9% Monthly payments or minimums I usually pay at least 2 to 3 times what they ask of minimums. Thank you for your consideration. I have another home in another counrty which is why i am asking for this loan to do some minor repairs and then i am putting on the market. Its located near an ocean which i can provide docs and photos for proof. I can give you more details on this home. Reason for the loan is just to provide some cushion its easier to pay the three hundred and some change then come out with 10000 all together
What is STARCON and what is your position there?	STARCON is a mechanical contracting company and I am a field engineer. We do quite a bit of work within the Petrochemical industry have been in business for a little over 25 years. Thanks for your consideration.
What improvements are you planning for that other home? What are the current expenses related to the other home? I assume at a minimum, there is property tax. How much is that? Is there an outstanding mortgage for that house? Do you already have an agent for selling the other home. Do you know how much you want for the home? Have you done any analysis on comparables to ensure that the market can support your desired price?	Adobe brick work in the front replacing some of the doors in the house and painting. Current expenses are 250 a month for landscaping and bills are done every two months electric and water about 200 every2 months it uses propane for gas. Taxes are 800.00 per year and hoa's are 3000 per year.It is paid off I have an agent I want 825,000 US for the home.Other homes in the area have gone for 950,000 to 1.5 mil. I had a renter who let it go, in this country they dont do home equity or lines of credit against the home or I would have went that route. If you are interested in a proposition of the home being once I sell let me know. I had the house built in 2005 land cost me 70900 now land goes for around 300,000 I got lucky with the investment. I will be honest I didnt know how this worked and i thought it would be one investor which I was prepared to triple there money upon the sale.
The loan here is for 3 years, payments of $331.34 / month, fixed rate 11.83% . There are no balloon payments involved with this. What is your contingency plan to make your monthly loan payments, if worst case the other house did not sell for 3 years?	Worst case I make the monthly payment of 331.34. I dont need the house to sell to make the payment I just need the lump sum to get all the repairs done a.s.a.p. If it doesnt sell worst case scenario I can rent it out at about 2500 per month plus utilities
How comfortable are you with the estimates for how much is required to fix up the house? Are you doing any of the work yourself or having it all done by contractors? If by contractors, do you already have estimates from the contractors? How often do you visit the property? When was your last visit?	I am comfortable with the estimate it is being done by the builder of the home who is also a friend. I have the estimate from him I visit the property a few times a year I have a neighbor keep an eye on it . My last visit was 3 months ago

Member Payment Dependent Notes Series 476146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476146	$6,000	$6,000	16.35%	1.00%	January 27, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476146. Member loan 476146 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Fremont Rideout health group	Debt-to-income ratio:	10.60%
Length of employment:	2 years	Location:	Live Oak, CA

Home town:
Current & past employers:	Fremont Rideout health group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > we are a young couple that need money to pay for the wedding. we both have jobs that allow us to pay for it but we need more then we have now. we will definatley be able to pay off the loan. Borrower added on 01/14/10 > We make about 30,000 a year.Are JObs are very stable. Our monthly budget is Rent 600 Food and household items 100 Car gas 100 Utilities 80 cell bill 135 Hopefully this is enough information to insure you that you will receive your money back. Thank you everyone for giving us a chance. God Bless.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,511.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,000 Wedding Expenses loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ Fremont Rideout Health Grosup is? (2)-Rent payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects $4,511 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) Thursday, 01.14.2010@ 6:25 AM Eastern Time	Fremont Rideout Health Group is a Hospital. The Rent is 600 and my car is paid for in full. For credit payment is about 30 a month. I hope this answers all of your questions, if you have any others please let me know. Thank You Joe
Please itemize your monthly living expenses. Thank you.	Rent 600, Car gas is 125. Utilities 80. Credit cards 35. Food 100. cell phone 130. I hope this answers all of your questions, if there is anything else please let me know. Any help will be very appreciated, Thank you, Joe
Me again. If this were baseball you are batting .500; but unfortunarely you need to bat 1,000 for me to participate in funding your $6,000 Wedding Expenses loan. To recap events thus far; earlier I asked THREE questions. Your answers to only questions Number 2 and Number 3 were relevant. I - and every lender who has Interenet access- can search and learn for themselves that Fremont Rideout Health Group is a hospital without needing you to inform us. My as yet U-N-A-N-S-W-E-E-R-E-D Question Number 1 was ...."Position description (job title, role) at Fremont Rideout Health Group is? READ the question again and then answer it. Thank you. RetiredUSMCInvestor sends 01.14.2010 @ 5:30 PM ET.	Oh sorry i miss read your question, I am a transporter. I transport people to different parts in the hospital for cat-scans and ex-rays. I hope this is a better answer for you sorry for the earlier mishap.
Do you have car insurance? renters' insurance ? How much do put in savings each month ?	yes we do have car insurance but not renters insurance. we pay about 100 each month for car insurance. and we can normally put 150 in savings
Thank you for your answers. Do you plan on continuing to put the 150 (or more) in savings each month?	I will focus on putting that money toward paying off the loan, then after the loan is paid I will go back to saving again. Paying the loan will be my number one priority. Hopefully that answered your question. Anything else please let me know. Thanks
How much do you pay for internet access and TV (calbe/DLS/dish) each month?	For internet we pay 25. and for tv we pay 10. we got a good deal when we signed up.
What other things do you pay each month, have you not included?	gamefly.com for 22 a month. that is pretty much all I can think off. Im young so i dont have a lot of bills yet.
Is $1500 a month your combined income?	no it is actually 2500 combined income
How old are you?	I am 20 but will be 21 in March, and my finance is 23.
I don't know how big Fremont Rideout is, so I am wondering if you are transporting patients in wheelchairs and on guerneys within one facility, or do you drive them to different buildings for their procedures?	I do not drive the patients. I just transport them from room to room to get what every they need to get done.

Member Payment Dependent Notes Series 476207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476207	$24,250	$24,250	11.48%	1.00%	January 20, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476207. Member loan 476207 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,833 / month
Current employer:	Dept of Homeland Security	Debt-to-income ratio:	1.27%
Length of employment:	10+ years	Location:	LIVONIA, MI

Home town:
Current & past employers:	Dept of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,345.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement you plan on making?	Type your answer here. Finishing the basement and replacing some windows.
Please itemize your monthly expenses.	Type your answer here. Mortgage -1820.00 Utilities - 300.00 Phone/Internet - 200.00 Insurance - 150.00 Auto - 300.00 Groceries -400.00 Misc credit - 200.00
Are you making the improvements in prepartion for selling the property?	Type your answer here.No. I plan on staying in the home for a few years as the market returns
Member_603149, I'd like to help but have a couple questions. Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at Dept of Homeland Security ? Can you list your work history? These answers will definitely help lenders lend	Type your answer here.I have one cedit card with a 8% interset rate with a fluctuating balance as of now it is 2500.00. I have a car payment of $300 per month. I do not have a school loan. I have a savings account with approx 1200.00 and a 401k with $300,000.00. I been employed with US Customs now DHS sine 1989.
Obviously, no need to ask you the fundamental questions about "job security" in this environment... and it also looks like you have plenty of financial margin to carry the payments. Just a general question if you don't mind...Since you have over 10 years service with the Department of Homeland Security, what were they calling it back then? Good luck in your loan application...and glad that you have no need to sell your home in this market. Keep up the good work and guard your six.	Type your answer here. U. Customs and Immigration and Naturalization (INS) were two separate agenices. I worked for U.S. Customs. Post 911 they merged the two and made two separate departments with in Homeland security ICE (Immigration and Customs Enforcment) and CBP (Customs and Border Protection) . I currently work in CBP.
Based on your expenses, you have approximately $4500 surplus each month. What do you do with this surplus? Can you itemize your current revolving credit debt, including interest rates and monthly payments? Any reason you are not using HELOC for the loan?	Type your answer here. Out of my monthly income comes car payment, credit card, life insurance, other household expenses such as food, fuel for car, water etc. Also, I have been assisting a friend who has lost her job until she gets a new one. I am not doing a HELOC because when I bought my ex husband out of the house a couple of years I ended up with very little equity and with the market my eqity has not grown enough right now to cover my proposed project
Can you get your income verified? If so, I'm in.	Type your answer here. I verified my income with lending club credit dept with paystubs
Ok. You may want to check w/ them. They haven't add the * yet.	Type your answer here.I sent them my paystubs last week so I will check. Thank you for letting me know

Member Payment Dependent Notes Series 476271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476271	$13,000	$13,000	8.94%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476271. Member loan 476271 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Baker Botts LLP	Debt-to-income ratio:	2.80%
Length of employment:	5 years	Location:	DALLAS, TX

Home town:
Current & past employers:	Baker Botts LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I am a good borrowwer because I have been at my job for 5 years and always pay my bills on time. I am planning on making some home improvements and other small projects.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have just a couple of questions. Besides your mortgage, do you have a home equity loan? It appears that you pay off your credit cards in full each month, is this correct? Is your job secure for the next three years? Your answers are appreciated. Have a wonderful weekend.	Hello, No, I do not have a home equity loan, I have not applied for one, and I do not want one. Yes, when I use a credit card, which is rare, I do pay it off at the end of the month. As far as I know, my job is secure for the next three years. I don't have any reason at this time to think that I won't have my job in three years. Should I have the misfortune of losing my job, then I feel confident I will find another job quickly. I hope this information is helpful. Thank you.
What will this loan be used for?	Hello, I wish to use the proceeds of this loan to purchase new windows for my home, add more insulation, replace some sheet rock, paint the interior, replace some flooring, exterminate and landscape my yard. I hope this is helpful.
Please respond to the following: What are your responsibilities at Baker Botts? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Hello, At Baker Botts I am a document review attorney, a member of the litigation department. I review documents received from our clients and opposing parties to assist the lead attorneys in the litigation of the case. I live with my sister and our combined income is $152K. We have one mortgage on our home and do not plan on obtaining a second mortgage or a HELOC. Other than my mortgage, the only debt I have is student loans, which I spend around $500 a month on. Other than this I spend roughly $1400-$1600 a month on mortgage, utilities, groceries, car insurance, gas & parking, gym membership and charitable donations. If I were to lose my job, then I feel confident I would find another job in the legal field quickly. However if I could not, then I do not have a problem taking any type of job. Also, I have set aside mortgage payments through June, I also have over $4K in savings and $14K in my 401(K). Also, I do plan on having the payments for this loan automatically withdrawn from my bank account. I hope this information is helpful. Thank you.
I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on what kinds of home improvement projects you are planning to undertake? Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Baker Botts LLP? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, I wish to use the proceeds of this loan to purchase new windows for my home, add more insulation, replace sheet rock, paint the interior, replace some flooring, exterminate and landscape my yard. Other than my mortgage, the only debt I have is student loans, which I spend around $500 a month on. Other than this I spend roughly $1400-$1600 a month on mortgage, utilities, groceries, car insurance, gas & parking, gym membership and charitable donations. At Baker Botts I am a document review attorney, a member of the litigation department. I review documents received from our clients and opposing parties to assist the lead attorneys in the litigation of the case. I do have a savings account that has roughly $4500 in it right now, as well as a 401K that has roughly $14K in it. I also have set aside mortgage payments through June of this year. I hope this information is helpful. Thank you.
What are your monthly expenditures?	Hello, I spend around $500 a month on my student loans. Other than this I spend roughly $1400-$1600 a month on mortgage, utilities, groceries, car insurance, gas & parking, gym membership and charitable donations. I hope this information is helpful. Thank you
Can you verify your income by sending them a W2? Thanks.	Hello, I do not mind verifying my income with my W2, however, I have yet to receive it and do not know if I will receive it before the deadline. I can inquire at work as to when I will receive it. Hope this is helpful. Thank you.
Hello. Thank you for answering my questions and those sent in by others. I have made an investment in your loan request and wish you the very best. Have a great week.	Thank you very much! Have a great week as well.

Member Payment Dependent Notes Series 476299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476299	$24,250	$24,250	13.57%	1.00%	January 27, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476299. Member loan 476299 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	Life Technologies	Debt-to-income ratio:	14.30%
Length of employment:	8 years	Location:	KINGSTON, WA

Home town:
Current & past employers:	Life Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > This will clear a 29.9% APR account that has been closed. Borrower added on 01/24/10 > I've worked in the biotech industry since 1987 and for the same company for the past 8 years. I have had excellent payment history on all of my debts, including paying off 4 cars and a truck over the years.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$155,946.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a rough breakdown of your ~ 156K revolving credit balance. Thank you in advance.	Bank of America $20.6k American Express $19.9k Chase $23k Citi Bank $16.3k Wells Fargo $12.7k HELOC with Chase $74k
Other than requesting this loan, what actions have you taken to reduce/control your debt?	Closed three accounts, targeted the highest interest accounts to reduce their totals faster. Stopped using all of the credit cards, unless money spent can be paid back in a single billing cycle. To unplanned home/family emergencies were the cause for the bulk of the AMEX and Chase balances.
Wow, that's a lot of debt for someone who makes very good money. How did it get so out of hand? What makes you think you will do better in the future?	Type your answer here. Agreed. Unfortunately had both a death in my extended family and an unrelated family illness that I picked up the bulk of the expenses for on credit cards. Timing bad luck piled on $7k auto expense at the same time. Paid more than $12k of that back before interest rates started killing me. Have closed both accounts representing ~50% of the credit card debt
What is your position at Life Technologies? How secure is your job? How easy would it be for you find another one in the case of job loss? What contingency plan do you have in place to service the debt if that were to happen? Thank you.	Type your answer here. I'm a Process Science Fellow, one of only 3 in the whole company of 5000+ employees. The position was created for me and I recruited my two colleagues to join me after doing it alone for 3 years. Likely I would leave to do independent consulting before the position would be lost. But my short term goal is to eliminate as much of my consumer debt as possible. My wife has recently begun a new business that is just becoming profitable as well. Worst case, I have significant retirement assets that could be accessed, but obviously would prefer to avoid that.

Member Payment Dependent Notes Series 476321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476321	$15,000	$15,000	8.94%	1.00%	January 27, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476321. Member loan 476321 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,250 / month
Current employer:	1400	Debt-to-income ratio:	3.47%
Length of employment:	1 year	Location:	SMYRNA, GA

Home town:
Current & past employers:	1400
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > Green city housing project Borrower added on 01/23/10 > I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,910.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Can you please describe what the purpose of this loan is? Also who is your current employer, what do you do there, who was your previous employer and how long were you there? Can you provide proof of your income to Lending Club? Regards; Art	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I am out on the road traveling, but will submit proof of employement after I get back to Atlanta. Thank you for considering my application.
What is "1400" and what is your position there?	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. Thank you for considering my application.
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments? What is the purpose of this loan? For employer, you put "1400". What is "1400"? What is your position at the company?	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. Thank you for considering my application.
# Current Employer: 1400	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. Thank you for considering my application.
FOR 15K PLEASE WRITE MORE WORDS. THANKS.	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. Thank you for considering my application.
Purpose of loan?	My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com.
What are you going to do with the money? Please be specific! Also please list your monthly expenses, rate and balance on your revolving credit,	TyHello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. Thank you for considering my application.
Could you please submit your paperwork to lending club to verify your income. Also, could you please list your monthly expenses? What is this Green city housing project? What is your role in this project?	Hello, Sorry for the late response. Did not realize that I had these questions that needed answers. I mistyped in the application. $1400 is the current rent we pay. My employer is Emerson, and my role is marketing and biz dev director. Been with them for 3 years now. My 2009 annual compensation was ~160K. I have zero credit card debt or car loans. Purpose of the loan is to buy real estate in my home town in India. It costs ~$140K. Rather than taking a mortgage there, I want to buy the property outright. I used $125K from my savings, and I am short $15K. The name of the building community is Green City - www.vplprojects.com. Our household monthly expenditure is around $4K. My wife and I make $10K after taxes. I will submit proof of insurance in the next couple of days. I am out traveling for business. Thank you for considering my application.

Member Payment Dependent Notes Series 476343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476343	$25,000	$25,000	12.18%	1.00%	January 25, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476343. Member loan 476343 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	American Service Center LLC	Debt-to-income ratio:	16.99%
Length of employment:	10+ years	Location:	Centreville, VA

Home town:
Current & past employers:	American Service Center LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > This loan is to consolidate debt. I have always had an excellent credit rating and have never defaulted on a loan. I have worked for the same company since 1977.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,446.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on the cards you want to pay off? Thanks!	Hi There are three cards that I want pay off. One has a balance of $8000.00 and an interest rate of 10.25%, the next has a balance of $14,000.00 and rate of 14% and the third has a balance of $3000.00 and a rate of 18%. I am trying to rid myself of credit cards and improve cash flow with the intent of saving and investing. Thank you for your consideration.
can you tell us the current monthly payments you are making on these loans?	On average $700.00+.
Is the rate on this loan an improvement over your 10.25% and 14% CC balances? I am trying to understand how this loan will help you.	I feel that a fixed rate loan will enable me to consoladate my debt and pay it off in a timely maner.
The payment for this loan would be $832, an increase over your current monthly payments. What is your current "amortization" schedule for paying off your credit cards at the $700/mo you're paying now? Will this new higher payment help you pay your debt off faster?	I feel that the higher payment with a fixed interest rate will allow me to consolidate and structure my debt with out the possibility of an interest rate increase or other variables associated with credit cards.

Member Payment Dependent Notes Series 476404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476404	$15,200	$15,200	14.26%	1.00%	January 25, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476404. Member loan 476404 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Quorum Review IRB	Debt-to-income ratio:	17.19%
Length of employment:	< 1 year	Location:	Kirkland, WA

Home town:
Current & past employers:	Quorum Review IRB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > Father of three looking to consolidate high interest credit card debt. Have played the foolish credit card game and am adamant to become debt free. This would be a first step towards that goal. Borrower added on 01/22/10 > I want to say thank you to all those who have invested in me and my family. I really appreciate it and am excited to start fresh.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,944.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Debts you plan to pay with this loan and the current interest rates they are charging you?	I will be paying off two high interest credit cards with the loan amount. The interest rates are 14.99 and 13.99.
What are your monthly expenses? ie rent, food, car payment etc.. Do you have any other income coming in? Thanks	The majority of our expenses are pretty standard except for student loans - 400 a month and credit cards 400 a month. I don't have a car loan. Our rent is 750 a month at this point, but it will go up in a few months.
The interest rate on this loan seems to be about the same as the 15% and 14% rate on your CCs. How is this helping you?	This will help me because instead of having to pay down two high interest credit cards, both debts will be consolidated into one. Thereby allowing me to pay down a single debt rather than the two.
IF the rates are the same, you are willing to pay the origination fee to consolidate payment??? Do you have trouble paying your bills? Why should we invest here when it doesn't seem like a logical decision?	I have never had an issue making my monthly payments. Unfortunately I am unable to put anything extra into the cards every month. So with the high interest rates, I have been unable to make any significant progress. In terms of the logic behind this, I view this as a loan that has set terms that will not fluctuate. This has a number of advantages, as it will have an end date that I will work towards. So I am more than willing to pay the origination fee to control these cards.
I understand your thinking so far. I just have a couple of questions: 1) Have you stopped using the some of the credit cards? 2) What is your position at Quorum Review IRB, and since you have been there less than a year, were you employed in the same type of work prior to your current job? Thank you in advance for your answers.	1) I have stopped using all credit cards and spend less than I make. 2) I am a Production Supervisor at Quorum Review which is an amazing company in Seattle. I have a lot of opportunity and am sure my position, and income, will continue to climb. In terms of what I did prior, I was the director of printing and mail for over 5 years at a local University in Seattle. My previous position was related in some ways to what I do currently.

Member Payment Dependent Notes Series 476408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476408	$5,000	$5,000	13.57%	1.00%	January 20, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476408. Member loan 476408 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	Ulta Salon & Cosmetics	Debt-to-income ratio:	10.95%
Length of employment:	4 years	Location:	SAN MATEO, CA

Home town:
Current & past employers:	Ulta Salon & Cosmetics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,559.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, please provide a description of the loan request. Please outline your monthly expenses; rent, utilities, car payment, credit card and loan payments. What was the nature of the delinquency noted 16 mo ago? Thanks, good luck with your loan.	The reason I'm requesting the loan is because the interest rates on majority of my credit cards are over 21%. I'm currently making extra payments on every payday and it seems that the balances aren't going down. The reason for the delinquency 16 months ago was due to an illness in my family. My monthly expenses are rent $950, utilities are $250, my car payment is $125, and with just paying the min. on the credit cards that's about $250.
$950 $250 $125=$1325 (not including credit card debt). Assuming you pay taxes and 25% of your paycheck is taken out for taxes, social security, medicare tax, health care, etc., you should have a $1425 paycheck. If you don't mind me asking how do you currently pay a minimum of another $250 for your credit card (dependent deductions?, another job?, etc)?	I don't have another job, I do have a husband that works part time at the moment and helps a little. I make extra payments to all my bills with each of my paychecks, twice a month.
I noticed that your cc debt is $1,559.00. What are your plans for the rest of the 5k loan? Thanks	I don't think that all my credit cards are shown, I owe on all my credit cards $4200. The rest of the $800 I'm going to use to pay off school.

Member Payment Dependent Notes Series 476412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476412	$20,000	$20,000	11.83%	1.00%	January 22, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476412. Member loan 476412 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	Complete Food Service, Inc.	Debt-to-income ratio:	14.28%
Length of employment:	10+ years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Complete Food Service, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I am paying $737.00 a month for my ex-wife's car that is sitting in the garage. I need the money so I can turn in the vehicle and pay off the remaining balance. I have never made a late payment in my life and have excellent credit.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,191.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on your other monthly costs including credit payments (car versus other debt), household expenses etc. ?	Monthly expenses: $1,800.00 Mortgage including taxes and insurance $450.00 Truck $220.00 Bike $200.00 Insurance $1,800.00 Household No credit card debit since they have raised their interest rates. Part of the reason I am doing this loan and not using my credit card to pay off the balance. My ex-wife's car loan is $737.00 but this will be paid off with the loan.
Do I understand this correctly? You need $20k to pay off a loan just to turn the car in? Is it leased? Will you get any money back when you turn it in?	Yes, this is correct. The loan is upside and yes, they will give me a wholesale value for the vehicle. However, the amount they will give me still leaves me very upside down.

Member Payment Dependent Notes Series 476435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476435	$2,000	$2,000	12.53%	1.00%	January 20, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476435. Member loan 476435 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	East Neck Auto Service	Debt-to-income ratio:	4.02%
Length of employment:	3 years	Location:	WEST BABYLON, NY

Home town:
Current & past employers:	East Neck Auto Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > This loan is for tires and auto repairs needed for my vehicle. I have a permanent position working full time in retail sales.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,160.00	Public Records On File:	1
Revolving Line Utilization:	54.00%	Months Since Last Record:	42
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	Personal loan
Purpose of loan?	Personal loan for tires and auto repairs needed for my vehicle

Member Payment Dependent Notes Series 476442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476442	$10,450	$10,450	13.57%	1.00%	January 27, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476442. Member loan 476442 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Peter Marshall & Company	Debt-to-income ratio:	22.10%
Length of employment:	< 1 year	Location:	Irving, TX

Home town:
Current & past employers:	Peter Marshall & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > This loan will assist me in consolidating my debt. I have an undergraduate degree in Accounting and a Masters in Professional Accountancy. I moved less than a month ago and took a new job however I have been in public accounting for over 3 years. I did the calculations and while I am not consolidating all my debt, this loan will save me a significant amount of money on interest and give me the financial freedom I need to prepare and take the CPA exam. Thank you in advance for your time and consideration and I hope you see that this is a very sound investment. Please feel free to ask any questions, thanks again!

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,384.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suspect your Description may have exceeded the space provided for Descriptions. If there is anything you wanted to add, you may have to add it in your responses to questions. ; )	Thanks! I found out about this website through my boyfriend who has been investing for quite a while. I have also watched a bit of the webcast with him and I was very impressed with the setup and the mission of Lending Club. So I decided to see if others were interested in helping me out and I hope to one day soon be in a position to do the same and become an investor.
Can you list your debt and include the interest rates of each?	- student loan - 21,667.78 with APR 4.75% (will not be paid with loan) - credit card - 1,536.38 with APR 0% (will not be paid with loan) - credit card - 3,982.70 with APR 6.99% (will not be paid with loan) - credit card - 6,827.63 with 13.24% APR (will be paid with loan) - Visa - 2,436.96 with 15.99% APR (will be paid with loan) - Kitchen Table 834.00 0% APR until March 2009 I have budgeted to pay this amount off in full in February 2009 (my budget includes the loan payments as well) - Mattress - 3,450 with 0% APR until 2012 (will not be paid with loan)
Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	Sole wage earner. However my car insurance, cell phone, and medical is paid by another.
Have you stopped using credit cards?	- Yes, I have cut up all the cards except for two which I intend to freeze in a block of ice and use only in emergency situations.
Will you please detail your monthly expenses and which expenses the $354.97 / month will replace?	Monthly expense - I keep a budget in excel that is very detailed and goes from the current month to the following year. - Rent - 637.50 a month, Gas, groceries and dining out - $700.00 (I over budget in this category and have been using the excess funds to pay off debt at the end of the month), Mattress payment of $75 a month (This is 0% interest for 3 more years and will not be paid by this loan.), Chase credit card - 38.00 balance of 1,498.00 and is 0% for the next 15 months (This will not be paid off with the loan.), and Sally Mae student loan - 171.34 (This will not be paid off with this loan). The rest of my money goes directly to paying off debt aside from $50 a month that I put into an emergency fund. Oops, I almost forgot - I budget 170.00 a month for utilities, this is also padded and extra has been applied to debt at the end of the month. The details of the replacement can be seen on the previous question/answer. Note: It has been brought to my attention that in the previous answer I stated the debt would be paid in full in Feb 2009 that was an error it is Feb of 2010. Thanks!

Member Payment Dependent Notes Series 476482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476482	$7,700	$7,700	12.53%	1.00%	January 25, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476482. Member loan 476482 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	PSI	Debt-to-income ratio:	0.21%
Length of employment:	9 years	Location:	Spring, TX

Home town:
Current & past employers:	PSI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > The reason for my loan request is to purchase new appliances for my home. I figured I could get a better interest rate doing it this way rather than separate store credit lines. far as my career: I am in charge of the territory of three sales reps. Making sure customers are happy and making sure that all is well with orders, accounts ect. I assist the sales reps with just about everything having to do with our customers. Borrower added on 01/15/10 > I am buying my one appliances because my landlord is my great grandmother. She is very old and lives off my rent money and her social security benefits. I am buying the appliances because of my own wants, however the home will be mine when the goood lord above takes my great grandmother (My son's great great grandmother) home with him. This is the same reason I have rented for so long. Basically making the investment a little in advance to me owning the home.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$184.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Out with the details, and I will be in with the funds!! I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on the reason for and/or purpose of this loan? Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for PSI? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The reason for my loan request is to purchase new appliances for my home. I figured I could get a better interest rate doing it this way rather than separate store credit lines. My vehicle is paid for, so therefore I do not have a car payment. I pay rent of $ 1045.00 and have utility bills (cost of living expenses ect.) groceries & day care expenses. I have a 7 year son so I also have his expenses. As far as my career: I am in charge of the territory of three sales reps. Making sure customers are happy and making sure that all is well with orders, accounts ect. I assist the sales reps with just about everything having to do with our customers. I do have an emergency fund. I have funds that were left to me by a family member that is invested. Hope this helps. Please let me know if you have any other questions.
Purpose of loan?	The reason for my loan request is to purchase new appliances for my home. I figured I could get a better interest rate doing it this way rather than separate store credit lines.
What kind of appliances are you planing to purchase? Please break-down the amount you plan to invest on each of them. Thanks!	All estimated... Washer, Dryer, $1100.00 each plus tax and extended warranty. Refrigerator $2500.00 plus tax and extended warranty. matching stove, diswasher and Microwave. I have not gotten a quote on the other appliances. I wanted to verify funds would be available prior.
Member_603630, You rent but have to pay for the new appliances? Your landlord should pay for this.	My landlord is my great grandmother. She is very old and lives off my rent money and her social security benefits. I am buying the appliances because of my own wants however the home will be mine when the lord above takes her home with him. This is the same reason I have rented for so long. Basically making the investment a little in advance to me owning the home.
Why are you buying appliances in a home that you rent?	My landlord is my great grandmother. She is very old and lives off my rent money and her social security benefits. I am buying the appliances because of my own wants however the home will be mine when the lord above takes her home with him. This is the same reason I have rented for so long. Basically making the investment a little in advance to me owning the home.
I am happy to help fund your loan. Sounds like you have a good job and a good plan. Best of luck to you and your son.	Thank you in advance, your kindness is much appreciated.
Member_603630, Ok this makes sense. But, we need to see some more info before lending. Can you list all your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? These answers will definitely help lenders lend.	Daycare: $58.00 week Credit Cards: $300.00 month 6.99% - 12.99% Interest Insurance: $ 289.92 month Grocery: $125.00 - $175.00 week Water/Trash: 58.00 every other month Power/Gas: $150.00 - $200.00 month Misc: $200.00 - $250.00 month Dry Cleaning: $25.00 week I have a savings account with an estimate of $3700.00 available. I also have a trust account in my name that was left to me by my bio logical mother. I am vested through my employer with my 401 account estimated $46,000 as of the end of December.
Member_603630, Ok great. Just wanted to ensure you're on the right path. I'm in. Good luck!	I would like to Thank all of you for your help. God Bless you!

Member Payment Dependent Notes Series 476500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476500	$5,000	$5,000	15.31%	1.00%	January 22, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476500. Member loan 476500 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,500 / month
Current employer:	PONY CONSULTING CORP	Debt-to-income ratio:	12.13%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	PONY CONSULTING CORP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,995.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 476510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476510	$18,000	$18,000	13.92%	1.00%	January 22, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476510. Member loan 476510 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Command Transportation	Debt-to-income ratio:	17.52%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Command Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > We are trying to have a baby and the fertility treatments have been very expensive. If we could pay off our 3 credit cards and have one payment, we would be able to concentrate more on saving money.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,360.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I noticed you have about 9k in cc debt. Whats the rest of the 18k loan going towards? What is your position at you job? Thank you	That number is incorrect. The toal about of cc debt is right at 18K. The total loan will go to pay off the cc debt so we will have one low montly payment. We got in to debt because of the fertility treatments we have been going through the last year. I am a sales manager responsible for bringing in new business.

Member Payment Dependent Notes Series 476524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476524	$5,000	$5,000	14.61%	1.00%	January 21, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476524. Member loan 476524 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	toys r us	Debt-to-income ratio:	4.40%
Length of employment:	4 years	Location:	CLEMENTON, NJ

Home town:
Current & past employers:	toys r us
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > used to consolidate credit and pre pay bills before deploying to iraq Borrower added on 01/16/10 > consolidating my bills before leaving will make things easier because i will only have one bill to pay I will be in Iraq from 28 Jan to 14 Jun

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,972.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you make your payments while you're in Iraq? Thank You	I will have internet access and have given my mother power of attorney as a back up in case i don't get a chance to pay any of my bills on time
A couple of questions - 1) Roughly what will your income be after you deploy? 2) Do you have a bank account in the US that you will have the loan payments automatically withdrawn from? Thank you in advance for your answers, and your service.	my income while deployed will be around $5,000 a month tax free and yes I have a bank account set up for automatic bill pay and will also have some one watching my bills to make sure every thing is payed on time
Thank you for your answers. I am almost ready to invest. Lending Club accepts loan payments by automatically withdrawing the funds from your account, with no processing fees. You also have the option of making the payments yourself, but there is a processing fee each time you do that, from what I understand. I think the fee is $15.00 each time (verify this directly with Lending Club). Which way will you be making the payments? Thank you in advance.	I will most likely use automatic withdraw as it will be easier on my family I want to have all of my bills taken care of which is my reason for this loan but my mother will have all of the information just in case to insure all payments are made on time and every thing is in order
I can't believe I'm about to ask this.... I feel horrible. So I'll start by thanking you and complementing you for your decision to sacrifice for something you believe in. That's an uncommon thing. In the event you are to be killed in action, what would happen to your debts? Sincerely...	well that is a fair question so no need to feel bad, I have $400,000 in life insurance through the military and would also receive the rest of my pay for my time served the military would use this money to repay any and all of my debts and the remainder would go to my family
Do you know what your plans are yet for after you get back from Iraq?	well the military is giving me a month payed vacation which I plan to use to spend time with my family then I will be going back to work on the base
When you return from your deployment, will you stay in the military? Also, after you return, your income will no longer be tax-free so what will be your new monthly income?	yes I will be staying in the military when I return when you take the combat pay out and add the taxs back in I will be making around $3,500 a month
Just so I have your situation straight, you're currently employed by toys r us, but you'll be entering the military shortly, and then deploying to Iraq, and will continue working in the military upon your return?	not exactly I have been in the national guard for 3 years working at toys r us part time when i return from Iraq I will be taking a job as a state technician at my base which is a full time position that pays $27.00 an hour I will most likely not return to toys r us unless I stay for week ends to make a little extra money if that doesn't clear every thing up let me know what else you would like to know

Member Payment Dependent Notes Series 476529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476529	$15,000	$15,000	14.96%	1.00%	January 27, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476529. Member loan 476529 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Bethune-Cookman University	Debt-to-income ratio:	5.94%
Length of employment:	10+ years	Location:	Daytona Beach, FL

Home town:
Current & past employers:	Bethune-Cookman University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > The items placed on my major credit cards were medical expenses that were unexpected. Due to a change in my current medical insurance, my out of pocket expenses grew from 10% to 25%. With the new change and the receipt of the loan I am seeking, I will be able to put aside for such unexpected expenses and not utilize my cc at all.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	80
Revolving Credit Balance:	$14,739.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 CC REFI loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: 1-Position description (job title, role) @ Bethune-Cookman University is? (2)-Credit Report reflects $14,739 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to BOTH questions. Member 505570 (RetiredUSMCInvestor) Thursday, 01.14.2010 @ 6:30 AM Eastern Time	Question #1 - Faculty Member; Director of Placement and Internships Question #2 - Amex is paid in full monthly. The remaining bills are as follows: Bank of America - $4983 - $200.00 Space Coast Credit Union - $4375 - $225.00 Amex - $3315 Walmart - $800 - $75.00 Best Buy - $600 - $125.00 (paying this one down first)
Please provide a breakdown of your ~15K revolving credit balance. Thank you in advance.	Bank of America - $4983 Space Coast Credit Union - $4375 Amex - $3315 Walmart - $800 Best Buy - $600
Other than 'refinancing' the current debts, what actions have you taken to prevent/control future debts, given the recent changes to credit card terms and fees? Thank you in advance.	I will close all accounts except for one major credit card. The major cc where used to pay some unexpected medical bills. Funds will be set aside to cover my new 25% unmet needs better known as out of the pocket co-pay.
what are the interest rates on your card?	Bank of America 6.5% Space Coast Credit Union 4.8% Walmart (Not Sure) Best Buy 13.5%
Taking a loan out at 14.96% is not "Refinancing credit card at a better rate" when your current rates are far lower than 14.96%. What am I missing?	With the aggregated total of all monthly payments, I am unable to make a major headway at this point. Even with the interest rate being slightly higher, I could pay this loan back quicker the I could on several individual bills.
Please explain the delinquency 80 months ago. Thank you.	I am unable to answer that question at this time but if you can be little more specific, I am willing to provide an answer if possible.
What are your monthly expenditures?	Please clarify your question; Living and CC or just CC?
Please don't respond to this. This is just advice: Your current rates are not bad (especially the 4.8%). Taking this loan out will cost you more in the long run than paying the cards down individually. Here is how you can do it without this higher rate loan: 1. On the LOWER rate cards (B of A, Space Coast Credit Union) pay only the mininum payments per month. You do this because this debt is costing you the least amount of money. 2. Take the money you have left and throw all of it, every last cent you can at the HIGHEST interest rate debt. This debt is costing you the most and should be eliminated the quickest. 3. Once you have paid off the balance with the HIGHEST RATE. Take that same money (every penny of it) and start attacking the next highest rate. This includes the minimum you were already paying. 3. Continue this process until all debts are paid. If you do this, you'll pay your cards down faster than 3 years and you'll save yourself a LOT of money in interest and fees from this loan. I urge you not to pay off a 6.5% debt and a 4.8% debt with near 15% debt. This is NOT financially sound. The system I just laid out is called a "debt snowball". Please read more on it (google it). I don't want to see you make the mistake of substituting low interest rate debt for high interest rate debt. Regards, Robert	Thank you for the advise. It is very sound.
If you were to look at your credit report from Transunion (or all of them, Equifax and Experian), you will see a section on negative items. That will help you explain the delinquency from 80 months ago. Also, please contact Lending Club to ask how your income can be verified as well as approving your loan. That will ensure your loan gets funded quickly by investors such as myself, as well as getting the loan to you sooner.	Thank you and I will do so.

Member Payment Dependent Notes Series 476559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476559	$20,000	$20,000	18.43%	1.00%	January 25, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476559. Member loan 476559 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	INTTRA, Inc	Debt-to-income ratio:	5.25%
Length of employment:	3 years	Location:	Parsippany, NJ

Home town:
Current & past employers:	INTTRA, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > After going over our finances and seeing there didn't seem to be much movement in the reduction of our balances on our credit cards, (even when paying twice or three times the minimum payment) we knew something had to change. At this rate our house would be paid off before the credit cards! We did some research to see what our options might be, crunched the numbers and found that peer to peer lending made the most sense. Looking at our current budget, we pay out over $1000/month towards our credit cards with enough left to pay the household bills. This loan would reduce our payments by $300 per month and save us approx. $10,000 in interest. With the loan term being 3 years we could see a dim light at the end of the tunnel. We know it won't happen overnight, but we also know that it's a step in a direction we want to take. Our payment history is stable, paying our bills on time and keeping them current. I have been at my current position for over 3 years now and with the company doing well I see a long term future there. We have worked hard to get to a position where we aren't playing 'catch up' all the time and are hoping this is the next step to finally getting ahead and beginning to plan for what we want our future to look like.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	36
Revolving Credit Balance:	$14,548.00	Public Records On File:	1
Revolving Line Utilization:	87.60%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Debt Consolidayion loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ INTTRA, Inc. is? (2)-$9,583 reported monthly gross income is- 1 (yourself) or 2 (yourself and another's) combined incomes? (3)- Mortgage payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (4)-Public Record 91 months ago; bankruptcy, court judgment, taxes or wages lien? If bankruptcy-was it Chapter 7 liquidation or Chapter 11 reorganization? Explain final disposition Public Record. Advance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends Friday, 01.15.2010 @ 5:12 AM Eastern Time.	1) I am part of the I/T Infrastructure team. My position is a Unix Systems Administrator. I am part of a team of 5 people who are responsible for the uptime, health, backup/recovery and maintenance of approx. 75+ servers. Another aspect of our job is the maintenance/allocation of the disk storage for those servers. I have been in the I/T field for 20+ years. 2) The $9583 is my monthly income. 3) Mortgage payment is $2032/month. We currently do not have any vehicle payments. 4) The public record was a bankruptcy. Two years after we purchased our home we had some financial difficulties due to a number of factors. a) My income was 30% less than it is today so money was much tighter. b) my husband was injured at his job and went on disability for a number of months. After he went back to work we couldn't recover and we didn't want to lose the house so we thought our only option would be to file for bankruptcy. We were able to remove the debt and not lose the house. I hope this answers your questions. If you would like to know more I would be happy to answer. Thank you.
Is your husband employed? If so, what is his income?	He has been self employed for the last 3 years. His gross income has averaged less than 20k/yr.
Thank you for your response. I rarely invest in "F" rated loans, but I am going to participate in yours, hoping that you will use this opportunity to get out of debt, not to use the $300 extra each month to buy more stuff.	Thank you very much. The $300 a month will DEFINITELY be used wisely. Since we are part of the 'over 40' population we need to start thinking about when we are part of the 'over 60' group. The savings will be used towards more responsible things, like life insurance and putting a little more towards the 401k and the savings account.
what does your husband to for a living? how long have you been married?	We have been together for over 17 yrs, married for 11+. He is an entertainer. More specifically, a singer who works freelance. He has 4 bands that he works with on a regular basis, playing out 3-4 times/month during the slower season. 5-10 times/month during his 'busy season'. During the spring/summer months he also does powerwashing of decks/houses.
Thank you for providing so much detail. I have a few questions though. What are the balances and rates on your credit cards? How, after going through bankruptcy, did you come to be in so much debt again?	card1 ~ 2500 @ 29% card2 ~ 3700 @ 26% card3 ~ 5800 @ 26% card4 ~ 5500 @ 28% The bankruptcy was a little over 7 yrs. ago and a lot can happen in 7 yrs., as I'm sure you know. Without going into tons of details, because I'm sure you don't want to know my life story, it was a culmination of different things. Ranging from my husband going on and off disability over a span of 4 years after we declared, to unexpected family emergencies (both human and animal). Part of it is also my husband's expenses for when he decided to be self employed. The reason for us deciding to do this isn't so much the debt, it's the high interest rates, feeling like you're getting no where fast (like trying to run up a down escalator) and knowing that in three yrs we would have it gone. I hope I answered your question to your satisfaction. If not, please let me know and I would be happy to give you more information.
Also, if you could provide the necessary documentation for Lending Club to verify your income, that would make me feel more comfortable helping to fund your loan. Thank you!	I received an email on Friday from Lending Club asking for the supporting documentation they needed. I faxed it over to them yesterday morning following it up with an email telling them it had been sent.
You itemized your credit cards #1-4 totalling $17,500. Why are you applying for a $20k loan? What is the other $2,500 for? Also, you mentioned that part of the debt was to finance your husbands self-employment. Is he fully financed now or does he have on-going costs of self employment? What types of music does he perform and is his music education a formal education or self-obtained? Thanks for answering the questions. I'm rooting for you!	Thanks for the question. When I first applied for the loan I was given a choice of taking a loan for different amounts ranging from 8k up to 24k. One of the options was a 16k loan, the next amount was for 20k. We decided to take the 20k loan to pay off all the balances and use the remainder to expand my small business. I started a baking business approx. 1 1/2 yrs ago where I sell my products at a local farmer's market. This year I am planning on picking up a second market and to try and have some of the local busniesses carry my breads. With this new piece of the business I need to put together packaging and marketing materials, along with some additional equipment/supplies. One of the criteria for us to apply and take on this loan was to adopt a 'cash only' policy in our household. If we don't have the cash we don't buy it. These factors went into the decision of picking the 20k loan. To answer the second part of your question. My husband does not have any other major purchases to make. He has all the audio equipment needed to perform his job. If any new clothing is needed most of the time the bands will provide it for him. Only on-going expenses would be dry cleaning and gas. The genres of music that he performs range from doo-wop, motown, r&b and classic rock to your standard wedding ballads. Hope this answers everything and thanks for your support. We're look at this as the first piece to the bigger picture.

Member Payment Dependent Notes Series 476597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476597	$21,000	$21,000	11.48%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476597. Member loan 476597 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Trippe Manufacturing Company	Debt-to-income ratio:	17.56%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Trippe Manufacturing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > Pay off a credit card balance. Citibank has increased twice the APR on my balance in the last two years, from 11.99 % to 13.5%, to a current 16.9% and I recently received a letter indicating that effective April 1, 2010, the rate will increase again to 20.25%. The letter also states that I have two choices: 1) Payoff the credit card and close the account 2) Accept the new rate - I have an excellent FICO score and my multiple calls to the bank did not seem to make any difference. I am a responsible borrower and I've never been late on any of my obligations. I made a cash flow analysis and I project to be out of revolving debt in less than 36 months. I requested the loan for three years just to be conservative. I am asking for your help to pay off my obligation with Citibank and lend me the principal at a fixed and reasonable rate. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,386.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain in detail what you plan to do with the money.	Pay off a credit card balance. Citibank has increased twice the APR on my balance in the last two years, from 11.99 % to 13.5%, to a current 16.9% and I recently received a letter indicating that effective April 1, 2010, the rate will increase again to 20.25%. The letter also states that I have two choices: 1) Payoff the credit card and close the account 2) Accept the new rate - I have an excellent FICO score and my multiple calls to the bank did not seem to make any difference. I am a responsible borrower and I've never been late on any of my obligations. I made a cash flow analysis and I project to be out of revolving debt in less than 36 months. I requested the loan for three years just to be conservative. I am asking for your help to pay off my obligation with Citibank and lend me the principal at a fixed and reasonable rate. Thank you for your consideration.
Can you break down the 33k? Loan is only for 21k.Thanks for answering.	My current balance in revolving credit is $30K, the $33K shown on my credit report is just timing. The remaining balance of $9k includes: 1) $5.3k at a 7% APR with a minimum payment of $108.0. If the rate doesn???t increase, I will carry this balance paying the minimum amount until I finish paying other obligations at a higher rate. 2) $3.7k at a 14.0% APR with a minimum payment of $75.0. I will pay off this balance by the end of 2010.
Thank you for your response to my question. I am going to participate in your loan, but I really hope that you will reduce your dependence on revolving debt. I think $33,000 is far too much for a person with your income to be carrying. I hope you resolve to reach a point where you pay off the full balance charged each month, as I do.	Thank you very much, I appreciate your help and advise. I am taking the steps to accomplish that. I used my YE bonus entirely to cover part of the debt. I will also use the refund on my 2009 tax return which I estimate to be between $2.5k and $3.0k.
What are your job responsibilities/job title? Has economy affected company re: layoffs or wage reductions? Thank you for answering.	First of all, thank you for your interest. For privacy reasons I will not provide my title however I work in the finance/accounting area. Our company sell products that are in demand in peace and war times, in recession and economic grow, overall, we are the leader in international markets and have a good share of the domestic market. Please check our website www.tripplite.com. There have not been any layoffs but in 2009 a salary freeze (no reductions) was implemented, we were told that the freeze may expire in 2010. Still, we received a bonus at the end of the year. I???ve been with the company for few years and intend to be there for at least another 3 years. My performance reviews have been very positive and my work relationship with my superior and subordinates is very good. Thank you and please let me know if you have any other questions.

Member Payment Dependent Notes Series 476626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476626	$14,500	$14,500	11.48%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476626. Member loan 476626 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Plourde, Bogue, Moylan + Marino	Debt-to-income ratio:	16.77%
Length of employment:	5 years	Location:	Coventry, RI

Home town:
Current & past employers:	Plourde, Bogue, Moylan + Marino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,449.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to reduce/control your debt? Thank you in advance.	Cut up my Credit cards; cancelled cable and home phone; stopped going out;
Does your income include alimony or child support?	No i didn't include that. I have a second job as a waitress.
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	If i include my mortgage, utilities, cc minimum payments, insurance, son's prescriptions, school loan, car payment. It is apporximately 2446 a month
The more details you can provide about your financial situation, the more comfortable potential lenders will be that you can manage your finances. Can you provide any more details about your monthly expenditures? Also, you didn't answer the question itemizing your revolving credit debt.	I appreciate the assistance from the lenders, but i feel listing all whom i owe is relevant and too personal.
WHAT IS YOUR TOTAL INCOME	$34,000 from my first job and approx. $10,-12, 000 from my second
It sounds like you have taken the right steps in the right direction, in light of what we are all facing as far as the current state of the economy. You are to be commended for doing it as a single mom, which is far more difficult. Your loan is more than half funded, and I will be funding a portion of it shortly as well. You may want to provide the information about 'who you owe how much' in the format of A) $ xx, B) $ xxx etc., which would avoid listing the names of who you owe, yet answer some of the questions that Lenders frequently base their investment decisions on. That will probably get your loan funded faster, and still protect your privacy. (Lenders do not know your name, we only know you as Member_603881) Good luck on 100% funding quickly.	thank you for your support. Credit Cards A) $3,881.72 9.40% B) $3,921.84 12.99%; C) $7,166.93 12.24% D) $173.74 21.24% E) $832.02 18.24% I also have a mortage, utilities, car payment and school loan and my son's monthly prescirption of $200 which is not covered by insurance. I hope this answers your questions

Member Payment Dependent Notes Series 476635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476635	$8,000	$8,000	15.65%	1.00%	January 21, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476635. Member loan 476635 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,382 / month
Current employer:	Baltimore County Public Schools	Debt-to-income ratio:	6.17%
Length of employment:	7 years	Location:	OWINGS MILLS, MD

Home town:
Current & past employers:	Baltimore County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,479.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 Debt Consolidation loan. Lenders provided application "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ Baltimore County Public Schools is? (2)-Rent payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects ~ $4,500 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends Friday, 01.15.2010 @ 5:54 AM Eastern Time.	Type your answer here. 1 A building service worker/custodian. 2 I pay $400 in rent. 3 150 for the one and 20 for the other
Greetings - Can you please describe the debt you are wanting to pay off? (interest rate, balance, monthly payment, etc) Regards; Art	Type your answer here. I have 2 credit cards that i want to pay off. first one 19.80% $500 $15, second one is27.24% $4000 $132.
Please itemize your monthly expenses for me. Thank you.	Type your answer here. I have two credit card one payment is 132, and the other is 20. Rent is 400.
Please be more descriptive about Loan Purpose and Description. 1. What is your current position with Balt Schools and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 then what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Type your answer here. I am a custodian for Baltimore County Public Schools the job is to clean the the school. I worked at a bagel shop and i left there to work with Baltimore County Public Schools because it was more money and they offered health insurance. the income is for me alone. Rent is $400 a month.I don"t have a car payment. The first one is for $4000 the intrest Rate is 27.24% and the monthly payment is $132, the second one is for $500 interent rate is 19.80% and payments are $15. $233.54 is deducted from my pay check every month for health, dental insurance and vision care. $100 for phone my spouse helps with everything else. I am confident that i will be able to pay back the loan.
You don't have any food, auto, medical, clothing, or other expenses?	Type your answer here.$233.54 a month for health dental insurance and vision care is deducted from my pay check a month. 100 for phone and my spouse helps with the rest.
I notice that you have run your credit cards up to their limit. After you have paid them off, what do you plan to do with the remaining $3,500 of the loan? Are you going to cancel your cards or continue using them? My concern is that you might incur new revolving debt and be left with insufficient income to pay off this loan and service the debt. How can you reassure me that that won't happen?	Type your answer here. I plan on using the rest to get dental work done. I don't plan on using the cards once they are paied off. I want to be able to get the loan paid off and not having anymore debt.
You are asking for $8,000. What will the remaining 3,000 plus be used for? Thanks	Type your answer here. I need to have some dental work done so that is what i plan on using the rest of the money for>
This loan is for $8k, but you only have $4.5k in credit card debt. What is the extra money for? Please explain the delinquency 37 months ago. Thank you.	Type your answer here. I don't know what the delinquency was 37 months ago. the rest of the money is going to be used for a dental loan for work that i need to have done.

Member Payment Dependent Notes Series 476706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476706	$9,000	$9,000	8.59%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476706. Member loan 476706 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	bradco supply	Debt-to-income ratio:	7.13%
Length of employment:	10+ years	Location:	brooklyn, NY

Home town:
Current & past employers:	bradco supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > fleet of 1812

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,276.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 476729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476729	$15,000	$15,000	14.26%	1.00%	January 25, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476729. Member loan 476729 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:		Debt-to-income ratio:	17.86%
Length of employment:	< 1 year	Location:	melville, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$235,868.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Small Business loan. Lenders provided application "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Self-employed occupation? Or business? (2)-$6,667 reported monthly gross income is- 1 (yourself) or 2 persons (yourself and another's) combined incomes? (3)-Credit Report reflects ~ $236K revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) (4)-Is portion of revolving credit balance a Home Equity Line of Credit? If yes, amount is $? (5)-"Small Business" category: "Bricks and mortar" storefront? Internet only? Storefront and Internet? Start-up? Established? Products? Services? (6)-Will loan buy ads, equipment, inventory, rental property, website development or upgrade? (7)-Is loan intended to be short-term (usually repaid within <1 year) "Bridge Loan" to finance accounts payable or receivable, buy equipment or inventory, fund future payrolls or prepay operating expenses? (8)-Necessary that you provide DETAILS about your business and explain PURPOSES that investors $ will be spent for your benefit, i.e., what to purchase, consolidate, refinance or eliminate?. Advance thanks for answers to ALL E-I-G-H-T questions. Member 505570 (RetiredUSMCInvestor) sends Friday, 01.15.2010 @ 5:43 AM Eastern Time.	my wife and i own a real estate company since 1988, the income i gave is just mine estimated we also own a small mortgage company since 1994, both business are right now not doing well so i have been having some short term cash problem and it will be short term because we presently have our house for sale for well over a million dollars, and yes the revolving credit balance is all home equity line, this loan is just to help meet some pressing bills so i dont have to take anymore funds from my retirement account
"Business loan" does not tell us much. Please elaborate?	i am just looking for a small loan to pay up some pressing bills this loan will be paid off well before this year is over just dont want to have to take it from my retirement funds
If this loan is to fund your small business with your personal credit, tell us your business plans and the type of business you are planning. Also since you do nbot have an employer, what is your source of income?	my wife and i have owned a real estate company since 1988 and a mortgage company since 1994
Please provide a breakdown of your $235,868 revolving credit balance. Thank you in advance.	this is a home equity line of credit that we used three years ago to do a some changes on our home
What is the balance on your first mortgage? Thank youin advance.	$165000
What has your home appraised at, and when was the appraisal done? Thank you in advance.	the home was appraised at 1,6000000 but that was three years ago when the market was a lot better as a matter i sold my neighbor home for$1,650000.00 in march of 2008 he had a 5300sq.ft ours is 4600 sq.ft
You put your house on the market without having an appraisal first? Will you be moving locally or long distance after you sell your home?	i am a realtor so i do have an idea what our home is worth and we are going to be staying locally for now
Property prices have gone down quite a bit in the Melville area since March of 08. I am interested in funding part of your loan but am concerned that given the current real estate market, you may not be able to sell your home at the price you would like, as quickly as you would like. I have seen too many houses that remain unsold after extremely high DOM. So two questions I have are: 1) What assurance do you have that you will be able to sell your home before the end of this year? 2) What is your contingency plan? Thank you in advance for your answers.	My contingency plan would be to take it from my retirement fund and besides that I know I will sell before the year is finished we already have a pending offer that's been discuss
What if the market doesn't support selling the house for what you think it is worth. What will be your plans? Have you done any analysis on recent comparables? (10 month old data is not very current.)	yes we have done comparables that's why we only listed it for what its listed for and besides no matter how bad the market gets we still have a good bit of equity

Member Payment Dependent Notes Series 476797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476797	$4,000	$4,000	13.92%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476797. Member loan 476797 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Horizon Coach	Debt-to-income ratio:	13.24%
Length of employment:	1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Horizon Coach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > thank you Borrower added on 01/17/10 > To buy a good used vehicle so I can get back and forth to work. I am also expecting my first new born baby in Feb, and will like to have a vehicle for my new family also. thank you

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	12
Revolving Credit Balance:	$577.00	Public Records On File:	1
Revolving Line Utilization:	14.10%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the two most recent delinquencies? and the Public Record? Thank you in advance.	I was not aware that i had recent delinquencies.
What is the purpose of the loan? What are your monthly expenditures? Can you itemize your revolving credit debt, including interest rate and monthly payments?	to purchase a used vehicle. my monthly expenditures is around $750. yes i can itemize my revolving credcit debt
Hello, Investors like me are interested in "your story" to help us determine who has a good grasp on life (ie is a good risk), and a solid plan and commitment for repayment. I myself, will not invest in any loan request that does not 'tell a good story' so you might want to add details. Specifically what will the loan proceeds be used for (you're growing a person)? Good luck!	I am currently a coach bus driver. I am also an artist; I have a BFA in fine art. Current, I am trying to borrow money to purchase a used vehicle to get back and forth to work. I am having my first baby next month and want to have a car drive her in while living in New York City; it get real cold here. thank you

Member Payment Dependent Notes Series 476800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476800	$6,000	$6,000	7.74%	1.00%	January 20, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476800. Member loan 476800 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,283 / month
Current employer:	Owens Corning	Debt-to-income ratio:	16.76%
Length of employment:	3 years	Location:	Kingwood, TX

Home town:
Current & past employers:	Owens Corning
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I am purchasing a home from a family friend over seas, my parents have looked at the home and my auntie will be looking after it for me.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where is the home you are purchasing? Will you be moving there?	The home is in Manila, PI. I will use the home to help out some of my family there.
What do you do at Owens Corning? When you say the home is in Manila, PI. Where is PI?	I am the Technical/Quality Manager. .
1. what were the 3 inquiries on your credit in the past 6 months? 2. What is your position @ Dow Corning? 3. Do you have any credit debt at all? Or any other debt?	I have a house payment and two car payments.

Member Payment Dependent Notes Series 476831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476831	$10,900	$10,900	7.74%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476831. Member loan 476831 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	General Mills	Debt-to-income ratio:	18.15%
Length of employment:	2 years	Location:	MINNETONKA, MN

Home town:
Current & past employers:	General Mills
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > This loan will be used to pay off a credit card currently at 12%. I have never made a late payment or been in danger of delinquency. I have a solid free cash flow and a savings cushion. I am a financial analyst with my MBA. I work for a very stable company, received a promotion in the last 6 months am I'm not in danger of losing my job. Thanks for considering funding my loan.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,783.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $11,783.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for General Mills? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will have 2 left. My Home Depot CC has a 0% interest rate and my Chase card has a 7% interest rate so it didn't make sense to include them. Both of these will be paid in the next 3 - 6 months after I receive my tax refund and annual bonus.

Member Payment Dependent Notes Series 476832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476832	$10,000	$10,000	11.48%	1.00%	January 20, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476832. Member loan 476832 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,072 / month
Current employer:	UC Berkeley	Debt-to-income ratio:	20.26%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	UC Berkeley
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I currently have a balance of $27768.71 on my Amex Blue Card. The balance was $40,158.44 back in July of last year, so I have been religiously paying this down. In October they raised the rate to 15.25% from 7.99%, and I am determined to pay off this card as soon as possible. Along with the increase in APR, Amex has been chasing the balance by lowering my available credit which was once $50,000 dollars. This has caused my credit utilization to shoot up, lowering my credit score. So I thought I give P2P lending a try. I have never missed a payment to any creditor and I don't plan to either. Here is the breakdown of my monthly expenses. Net Monthly Salary $4320 (Gross is $6,071.58) Truck Ins -120.00 Cable/Internet -70.00 House Phone (Voip) -2.00 Cell Phone -80.00 Lunch -120.00 Coffee -20.00 PGE -70.00 Netflix -18.00 Renters Ins -28.00 Rent -770.00 dinner -385.00 savings -100.00 Commute 0 ( have a bus pass that is deducted from Paycheck) Laundry 0 (is included in PGE cost) Left Over $2,537.00 My minimum credit card payments amount to $881.17. This leaves me with $1655.83 each month to pay down my debt obligations faster than just the minimum. I've been at my current position at UC Berkeley for 14 years and barring the complete collapse of state funding for the university, I will be employed for the duration of this loan. If I was to find myself unemployed for some reason, this loan, and the individuals funding it will be top priority. You will be paid before the large banks of the world are. Thank you. Borrower added on 01/14/10 > I currently have a balance of $27768.71 on my Amex Blue Card. The balance was $40,158.44 back in July of last year, so I have been religiously paying this down. In October they raised the rate to 15.25% from 7.99%, and I am determined to pay off this card as soon as possible. Along with the increase in APR, Amex has been chasing the balance by lowering my available credit which was once $50,000 dollars. This has caused my credit utilization to shoot up, lowering my credit score. So I thought I give P2P lending a try. I have never missed a payment to any creditor and I don't plan to either. Here is the breakdown of my monthly expenses. Net Monthly Salary $4320 (Gross is $6,071.58) Truck Ins -120.00 Cable/Internet -70.00 House Phone (Voip) -2.00 Cell Phone -80.00 Lunch -120.00 Coffee -20.00 PGE -70.00 Netflix -18.00 Renters Ins -28.00 Rent -770.00 dinner -385.00 savings -100.00 Commute 0 ( have a bus pass that is deducted from Paycheck) Laundry 0 (is included in PGE cost) Left Over $2,537.00 My minimum credit card payments amount to $881.17. This leaves me with $1655.83 each month to pay down my debt obligations faster than just the minimum. I've been at my current position at UC Berkeley for 14 years and barring the complete collapse of state funding for the university, I will be employed for the duration of this loan. If I was to find myself unemployed for some reason, this loan, and the individuals funding it will be top priority. You will be paid before the large banks of the world are. Thank you.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,170.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I don't have a question but wanted to thank you for filling out a complete application! I will be going in on your loan. Regards; Art	I thought that since you and the individual investors are taking a chance on me, I should at least give you a complete financial picture. Running the numbers on my excel spreadsheet, It looks like I will save ~$400 by using the Lending Club loan to help pay down my debt. Which is a good amount of savings. It also comes with the added bonus of enriching the individual investor over a corporation whose regard for the individual has waned considerably since the start of this recession. Thank you, and all the other investors whole fund this loan.
the site lists your revolving credit balance as 41,170. Can you explain?	Yes, I have two other credit cards with balances of $6430.83 and $5733.22 with limits of $8500 and $11000 respectively. These were opened and used for balance transfers at a rate of 4.9% for life. I also have two other cards(Visa, Macy's card) that have zero balances and a combined limit of $19,000 dollars. The current balance on all of my revolving credit is currently at $39,932.76 . This number is less than the site lists because of reporting delays between payments I make and what Experian reports. I also do use a AMEX charge card for my various expenditures, that I pay off each month whose balance is reported to credit agencies. Last month's balance on that card was $1,759.84. I currently estimate that I will have paid off all revolving balances and the Lending Club loan in 17 months. The lending club loan will be paid at the rate $329.69 for 10 months, then at $1,836.06, $2,451.50, $2,452.43, $833.74 following the tenth month. So I estimate the LC loan will be paid off in 14 months. I hope this helps.
Thanks for the answer. Your careful accounting and planning inspire great confidence and I'm happy to contribute to your loan.	Thank you Member_569427 for funding this loan.
What are you doing with the surplus income each month? With a surplus income, how did you get into such a huge debt?	This is surplus income after making some changes in the way I spend money and in my living situation . I currently spend all the surplus on making extra debt payments, in the past that wasn't the case. My rent was $1400(currently $770) a month before I decided to get another roommate. I was making payments on my truck, to the tune of ~$550 a month for 4 years before it was paid off, ending in 2008. I started brewing my coffee at home and bringing it to work in a thermos. I used to eat out much more, I now mainly eat at home and bring my lunch to work. I stopped getting the newspaper, I shut off the internet access on my cell, instead of buying books I check them out of the library. So I've made many little changes in order to pay off my debt. In the past I had very little surplus income and I'll admit I should have lived more within my means. Spending $250 a month more than you make, given enough time, can reach $40000 eventually.
Sorry, I can't tell but is Amex the only card you have debt? If not, can you provide a summary? Is there a reason you did not request a larger loan from Lending Club?	Amex Blue- $27768.71@15.25% Visa- $6430.83@4.99%for life Discover$5733.22@4.99%for life I didn't request a larger loan for a few reasons. Being new to P2P lending,I wasn't sure how someone who requests the maximum loan amount looks to a LC lender, my guess was less favorably than the person that requests a smaller loan. Also the rate for the $25,000 loan , if I remember correctly was near 13%, which makes the total cost (including origination fee) of the loan close to the 15.25% I was already paying. I really didn't need any new credit, my goal is cheaper credit, which this loan provides(along with a fixed rate and terms). I just ran the numbers in my spreadsheet and it looks like a $25,000@13% loan would have saved another $190 dollars, so almost a wash.

Member Payment Dependent Notes Series 476853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476853	$14,000	$14,000	16.00%	1.00%	January 25, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476853. Member loan 476853 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,367 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	19.16%
Length of employment:	10+ years	Location:	Flushing, NY

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > I did use those credit cards to complete my Bachelor degree too.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	25
Revolving Credit Balance:	$11,018.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14,000 Debt Consolidation loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ JPMorgan-Chase is? (2)-Rent payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)- Credit Report reflects ~ $11K revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends Friday, 01.15.2010 @ 5:22 AM Eastern Time.	Current Position is Dealer Reserve Specialist, Rent $929, $349 car pymt, $280 CC payments per month
The current interest rates and debts you are planning to consolidate?	Paying off all current accounts such as my car loan with a balance of $5400 @ 5.99% int rate, Capital One Bank amount $4350 int rate 15.84%, HSBC amount $1750 int rate 28.99%, Orchard Bank amount $2100 int rate 29.99%
What is the purpose of this loan? What is your role at JP Morgan Chase? Please explain the delinquency 25 months ago. Please provide a breakdown of your monthly expenses. Thank you.	The purpose of the loan is to consolidate my cc bills so I can get myself out of this debt . My role is a dealer reserve specialist. I have paid my accounts on time and the only delinquency that was put on my credit is the car payment for 30 days. Breakdown monthly is CC $280, rent $929, car ins $170, food $50-$75, car pymt $349.
I have a few questions about your loan request: How did you accumulate a revolving credit balance of $11,000? Why are you requesting a $14,000 loan? This seems to be more than your revolving credit balance. Can you make payments of $500 per month without resorting to using credit cards to help make ends meet? Could you please provide your income information to Lending Club in order for them to verify your income? Good luck on your loan request and best wishes.	I had a lot of deaths in the family where I used cash advances to help pay the funerals, personal expenses. I am requesting this loan to consolidate my cc bills and pay off my car loan . And if possible the payment could be by the 30th of each month. Yes, I can make the payment amount of $492 each month. Where can I fax over my income information to you?
You need to contact Lending Club to get them to reflect a verified income on your profile. It's your responsibility to get it reflected. Otherwise, some potential lenders may feel uneasy about funding your loan.	I will be in contact with the Lending Club so they can verify my income to reflect on my profile. They will let you know of this. Thank you

Member Payment Dependent Notes Series 476854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476854	$9,600	$9,600	12.18%	1.00%	January 22, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476854. Member loan 476854 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	A.L.D.	Debt-to-income ratio:	4.78%
Length of employment:	2 years	Location:	north hills, CA

Home town:
Current & past employers:	A.L.D.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,077.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ALD and what do you do there? Thank you in advance.	It is a whole sale lighting showroom in L.A.. I am one of the showroom managers and sale persons.
Not sure I understand the purpose of this loan. Can you clarify?	I am looking consolidate my credit card debit into on easy payment

Member Payment Dependent Notes Series 476858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476858	$9,600	$9,600	8.59%	1.00%	January 25, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476858. Member loan 476858 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,300 / month
Current employer:		Debt-to-income ratio:	8.43%
Length of employment:	< 1 year	Location:	NEW ORLEANS, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > can you do it asap. thanks!

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,103.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	im self- employed at glamour nails & skin care for 2 years now.
Employer and length of employment? Purpose of loan? Thanks	2 years self- employed at glamour nails & skin care. the purpose of this loan is to help build my credit up and to pay off the balance off my credit card and the remaining hopefully help my father pay his medical bills. im very comitted and devoted to what i do and i will not dissapoint or waste anyones time. thank you
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly expenditures? What type of medical expenses did your father incur?	I have 4 open accounts and it's under 4000. The last time I've check on the interest rates on those account was i say 20%. I don't want to give you a pity story but my father have heart problems and under go surgery for that. Also, diabetics and is erring worst. Swollen hands and feet if continues then he might have to amputate it, don't take my words on it I'm not quite sure, and I don't want to say it's true. But have some money on the side to be ready to help my mother as well and take away some burden from her at least. Monthly expenses I don't spend much, I'm currently residing with my older sister and she's helping me with all the rent money. So all I have to do is take care of my credit cards and worry about my upcoming semester in school. Until then, I don't have to worry about any bills.
Could you have your income verified by lending club?	yes. anything you need to complete this application. ill be glad to help.

Member Payment Dependent Notes Series 476925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476925	$6,000	$6,000	8.94%	1.00%	January 21, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476925. Member loan 476925 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Impact Technologies, LLC	Debt-to-income ratio:	9.13%
Length of employment:	2 years	Location:	Pittsford, NY

Home town:
Current & past employers:	Impact Technologies, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,868.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please go into a little more detail about how this loan is going to be used. 2. What are you monthly expenses? Thanks and good luck with loan.	The loan will be used to refinance my car loan. I purchased the car right after I finished college, and the rate is relatively high, so I thought I would save a few percent by refinancing the loan. Monthly expenses: $600 rent, ~ $100 utilities, $60 car insurance (paid every 6 months), $60 gym membership, ~$80 cell phone bill.

Member Payment Dependent Notes Series 476939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476939	$2,000	$2,000	7.74%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476939. Member loan 476939 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:		Debt-to-income ratio:	6.06%
Length of employment:	< 1 year	Location:	kissimmee, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > pay off debt

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	37
Revolving Credit Balance:	$37,804.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 476940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476940	$7,200	$7,200	7.74%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476940. Member loan 476940 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	4.94%
Length of employment:	< 1 year	Location:	Melville, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > Hi! I'm a CPA in New York and am looking to refinance my outstanding payables. Thanks!

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,125.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer and breakdown of debt you need this loan for?	Hi, thanks for the question. I just left the accounting firm KPMG and joined another partner in an existing business (you can visit cmnycakes.com for more info). My $2,000 credit card debt that you see is actually paid in full every month. I put all my expenses on my cards so I can track them easily. I need this loan to buy a used 2005 Nissan Maxima. Auto loans seem to primarily be given on new cars. So here I am!
Employer and length of employment? Provide details of any other debt than your revolving credit balance. Thanks.	Hi, thanks for the question. I just left the accounting firm KPMG and joined another partner in an existing business (you can visit cmnycakes.com for more info). My $2,000 credit card debt that you see is actually paid in full every month. I put all my expenses on my cards so I can track them easily. I need this loan to buy a used 2005 Nissan Maxima. Auto loans seem to primarily be given on new cars. So here I am!
My understanding is you plan to use this loan to pay off a credit card: -What are the rates on your card(s) and outstanding balances on those cards? -What are you monthly expenses? Thanks and good luck.	Hi, thanks for the question. I just left the accounting firm KPMG and joined another partner in an existing business (you can visit cmnycakes.com for more info). My $2,000 credit card debt that you see is actually paid in full every month. I put all my expenses on my cards so I can track them easily. I need this loan to buy a used 2005 Nissan Maxima. Auto loans seem to primarily be given on new cars. So here I am!
Please respond to the following: Do you work for an accounting firm? If not, what type of industry is your company in? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Hi, thanks for the question. I just left the accounting firm KPMG and joined another partner in an existing business (you can visit cmnycakes.com for more info). My $2,000 credit card debt that you see is actually paid in full every month. I put all my expenses on my cards so I can track them easily. I need this loan to buy a used 2005 Nissan Maxima. Auto loans seem to primarily be given on new cars. So here I am!
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	Hi, thanks for the question. I just left the accounting firm KPMG and joined another partner in an existing business (you can visit cmnycakes.com for more info). My $2,000 credit card debt that you see is actually paid in full every month. I put all my expenses on my cards so I can track them easily. I need this loan to buy a used 2005 Nissan Maxima. Auto loans seem to primarily be given on new cars. So here I am!

Member Payment Dependent Notes Series 476949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476949	$1,000	$1,000	7.40%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476949. Member loan 476949 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,625 / month
Current employer:		Debt-to-income ratio:	0.52%
Length of employment:	< 1 year	Location:	Lynn Haven, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > The changes to the credit card industry this past year prompted me to become familiar with P2P borrowing as an alternative to using CC when/if I need funds. As the owner of several rental properties, I have to be prepared. Since I do not use my CC often, and will soon be facing the new CC fees, including the "inactivity fees" my plan is to reduce the number of cards that I have, and use the P2P method instead. Thank you for taking the time to review my loan request. Borrower added on 01/16/10 > Thank you everyone who has funded my loan so far. I am also quite impressed with ease of the Lending Club P2P process.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1968	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	81
Revolving Credit Balance:	$35.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you explain the delinquency on your account. Thanks in advance.	During that timeframe I went through a rather horrific divorce, and although I do not recall the details of the delinquency, I most likely paid a bill late during the stress of the divorce. So it is totally my fault. Since it is so long ago, and my FICO seems to be acceptable, I have not investigated the delinquency. Thank you for asking the question, I should have addressed the issue in my description.
I am trying p2p lending as well. Big bank bad behavior makes this attractive to me from the social perspective. I sincerely hope this kind of lending works and provides competition to the banks with bad behaviors. I am a lender to your note...	Thank you, I appreciate your assistance. I am convinced that P2P is the ideal solution to a multitude of financial issues in the world today.

Member Payment Dependent Notes Series 476952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476952	$10,250	$10,250	8.59%	1.00%	January 26, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476952. Member loan 476952 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:		Debt-to-income ratio:	7.09%
Length of employment:	< 1 year	Location:	Melville, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I'm looking to consolidate my credit card bills. Thanks for looking!

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$613.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please list the balances and APRs on your current credit cards. 2. What is your source of income? 3. What is the 1 inquiry in the past 6 months about on your credit history? 4. What other debt do you currently have other than credit cards? Thank you and good luck.	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!
Current employer? Please list the debt you are trying to consolidate.. Thank you!	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!
Source of income? What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!
Please list current employer, length of employment. You show only $613 in revolving credit balance. What debt are you consolidating? Thanks.	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!
Good luck on your loan - you indicate that you wish to consolidate credit card bills and the report shows that you only owe $613 on a revolving credit - please list the credit cards and balance.	Hi, thanks for the question. I own a bakery on Long Island that's been in operations since December 2005 (confirmed with Lending Club I believe) and is successful. I'm in the middle of a kitchen and bathroom remodel, and just put about $4,000 on my credit card this month, and expect around $6,000 in additional costs. I'd rather not leave this balance on the credit card as credit card companies are noteworthy for increasing APRs without warning. That's why I'm taking out this loan!

Member Payment Dependent Notes Series 476975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476975	$10,000	$10,000	12.87%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476975. Member loan 476975 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Coca cola enterprise	Debt-to-income ratio:	16.18%
Length of employment:	3 years	Location:	Arleta, CA

Home town:
Current & past employers:	Coca cola enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,029.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, how do you plan to use the loan proceeds? ("To consolidate debt" is an insufficient response.)	want to pay off all the open accounts that i have (which are about 5 Accounts). To just have one account open.
Thank you for your response. Your revolving credit balance is shown as about $5,000, half the loan amount. Please be more specific: Identify each "account" you plan to pay off by card name (or by name of lender if not a card) and amount owed.	wells fargo credit card balance of 4550 Geo money retail credit balance of 2500 wells fargo fanancial retail balance of 1100 best buy retail credit card balance 1200 macys reatail credit card balance of 900
What are your monthly expenditures?	$480 in credit cards monthly $380 in my car payment $250 in car insurance $300 in rent (live with parents)
What about cell phone..? Sharing utilities? Food costs? Seems like with your expenses, you have over $1,500 surplus per month. What are you doing with this excess? How did you accumulate such a huge debt?	i make about 3500 monthly. thank god for my parents utilities are payed for and cell phone my brother pay for it. food i pay for. i gained this huge debt by making dumb mistakes.
Fortunately you have excellent credit. You have run up your credit cards and learned. Whatever you do - Don't run them up again and keep your credit golden as it will pay off in the future. I'm glad to help you out.	thank you so much. god bless
What are you currently paying towards each card? Please list actual payment amounts, NOT minimum required payments. With nearly $2000 surplus income unaccounted for, I am curious how you cannot pay off these cards in approximately 6 months, without the loan - can you provide some explanation about this? Thanks!!	monthly payments wells fargo credit card - 150.00 wells fargo retail card - 72.00 macy's credit card - 150.00 best buy card -50.00 Geo credit retail card - 50.00 total monthly - 472 You are right i problably can pay off most of the accounts in 6 months but i i usually like to also have money on the side or in the my savings in case of an emergency. With the loan i only have one account to pay off with lower interest rates. thank you!!!

Member Payment Dependent Notes Series 476983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476983	$17,000	$17,000	11.48%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476983. Member loan 476983 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,375 / month
Current employer:	RVi Planning	Debt-to-income ratio:	21.53%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	RVi Planning
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > Citicard is increasing their interest rates so I figure now is a great time to consolidate my debt and start working on becoming debt free.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,285.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying on that card each month? Have you stopped using the card? If not, why not? If so, do you plan to avoid revolving credit in the future?	I am currently paying $600-800 per month. I have stopped using the card for about a year. My plan is to become debt free in the next few years (except for a very low interest student loan). I plan to avoid revolving credit in the future by purchasing only with cash in hand. Much of my debt was not due to reckless spending. Most was accrued during my last year of college and post-graduation job hunting and relocating to a new city for a new job. Thank you for your consideration.
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car and student loan payments?	My monthly costs include $450-550 for rent and utilities, $341 for car payment (only 4 months left), and $150 for student loan payment. I have been paying between $600-800 per month to work down my credit card bill, so once I get this loan and pay off the card all that money will go towards paying off this loan.
Your report lists 7 open lines of credit. Can you elaborate on this? What are your plans for these other credit lines? Thanks!	I have a student loan, two auto loans, and two credit cards. One of the auto loans will be paid off in April. This loan will payoff the two credit cards. Thanks for your consideration!

Member Payment Dependent Notes Series 476992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476992	$9,000	$9,000	11.14%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476992. Member loan 476992 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Fairlawn Fire Department	Debt-to-income ratio:	14.88%
Length of employment:	5 years	Location:	Akron, OH

Home town:
Current & past employers:	Fairlawn Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > I plan on using the money to pay off two school loans and remodel my bathroom. I am a firefighter and a police officer in the same town. I work a ton of hours and have never missed a bill payment. I put 25% of my paychecks towards my retirement therefor I do not have much liquid assets at this time. I have been working at my job for 5 years and I am not in fear of losing it.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$546.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $546.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Fairlawn Fire Department? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have approx. $4000 in student loans currently at a APR of 17% I also just got a estimate on a bathroom remodel that is going to cost $3900. The bathroom remodel is a must and not an elective. The shower is barely usable and the drywall is falling down. I have approx. $400 on credit cards after this months payment which will also be payed off with the loan. My monthly expenses are $869 mortgage (room mate pays $450 of that), all household utilities and a truck payment of $218 per month. I owe approx. $9000 on the truck but my interest rate is in the 6's so I am not worried about that. I work as a Firefighter/Paramedic at the Fairlawn Fire Department AND the Uniontown Fire Department. I am also a PT Police Officer in Uniontown. I work a lot of hours and for my age make quite a bit of money but have chosen to invest most of it into my retirement. I told myself I would never touch that money unless it was life or death. As of today my checking has approx. $1800 and my savings has $3100. I will not let my accounts drop below $4000. That is why I am asking for a loan. I am willing to show proof of all my jobs and incomes. Thanks, Tyler

Member Payment Dependent Notes Series 476994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476994	$12,000	$12,000	8.94%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476994. Member loan 476994 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:		Debt-to-income ratio:	12.58%
Length of employment:	< 1 year	Location:	Eatontown, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I plan to use this money towards additional unforeseen expenses such as $7000 for a live band and $2000 towards a photographer.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 476995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476995	$14,500	$14,500	11.83%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476995. Member loan 476995 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:		Debt-to-income ratio:	17.81%
Length of employment:	< 1 year	Location:	Virginia Beach, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > The purpose of this loan is to lower the interest on my credit card and to get it paid off. Banks have continued to abuse consumers and charge outrageous interest charges. I have a excellent credit rating and pay my bills. Any help is appreciated.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$136,960.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 477000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477000	$23,000	$23,000	12.18%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477000. Member loan 477000 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	BAE Systems	Debt-to-income ratio:	12.34%
Length of employment:	2 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	BAE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I am currently making all payments on time. My combined interest rates do not allow me to save money. Hence, I want to consolidate my balances for a better financial health. Borrower added on 01/18/10 > There is a missing detail to an answer I gave. That is, the balance on my Citi Financial is $8420.92 at $31.99% with payments of $283.30. See the question and answer below and you will see the Citi Financial balance is missing. Thank you all very much. Borrower added on 01/22/10 > My monthly budget is: Rent $675, Cell phone Average $130, Internet/Cable $64, Food $180, Laundry $60, Union Dues $59.10, Spending Money $150, + Lending Club $765.90. Totaling $2084.10. In a month I make any where between $2236 to $3568. The income difference is based on how work I receive, also taking into account any overtime. Any left over money, I will be saving. I work for BAE systems San Francisco Ship Repair. I am a certified Journeyman welder. I am in the Boilermakers union. In the spring I may be traveling to Hawaii or Canada for more work. I pay my monthly balances on time every time. This is one reason why my credit score is good, and above 714. As per Lending Club recommendations, I have replied to every question, I am comfortable answering. I will not answer inappropriate questions, as I have been receiving some. Thank you all very much; your contributions are greatly appreciated.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,075.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your credit report shows a balance of 3,000 yet you are asking for 20,0000, can you explain how the rest of the money will be used?	Sure. I do not understand why my credit report only shows a balance of $3000. I have a total of $22034.12 in debt from 4 creditors that I want to consolidate. I will list them. Patelco Credit union loan $7176.08 at 15.15% payments of $207.35 a month - Citi financial at 31.99% payments of $283.30 a month - Chase Credit card $3361.18 at 13.24% payments of $100 a month. Discover Card $3075.94 at 18.99% payments of $100 a month. Thank you for your question.
Your new loan amt would be $766/mo. Your existing loans (207 + 283 + 100 + 100) = $690/mo. Are you OK with the extra $76/mo?	I am aware of this, and I am okay with it. This is because I save more in the long run.

Member Payment Dependent Notes Series 477008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477008	$10,000	$10,000	12.53%	1.00%	January 22, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477008. Member loan 477008 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	14.36%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,892.00	Public Records On File:	1
Revolving Line Utilization:	25.50%	Months Since Last Record:	31
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your public record?	It was from homeowners dues I owed. I was renting out the house at the time and did not receive the notice. I paid it over 3 years ago and have proof.
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	My monthly expenditures are about $1000. That is between 2 credit cards and rent.
The more details you can provide about your financial situation, the more comfortable potential lenders will be about funding your request. There's a lot more competition for money now as I've seen the number of loan requests go up about 50% over what I saw over the holidays. If you're confident about getting your loan fulfilled by giving answers which takes about 5 seconds to put together, that's probably about how much time a potential lender is going to spend on your application.	Thank you for the enlightening comment. I do not need the loan to survive. i have the funds elsewhere but thought this was a good alternative. I do not feel I need to expose my whole personal life. Apparently people are able to see my credit profile as one question was a about a judgement I had that has been long paid. That should be enough to make a decision on whether people want to lend or not. If not it will not put me in any kind of bind. I feel if this is the way I should go people will lend on what information they have and what I am willing to give.
greatstate1, We do not know you only as greatstate1, not your real name, so although as investors we do see information that we can base our risk assessment on, investors do not see information that would compromise your identity. Although we do see there is a Public Record, we see it as greatstae1's Public Record. I have seen loans here fully funded within 1 or 2 days - simply because the nameless Borrower provided the detail that investors need to see before we invest. The more detail you provide in your answers (*without* providing your name or information that would make you identifiable), the faster your loan will be funded. We do not mean to be intrusive at all.	That is good to know. I will let you know that I am looking for the loan to pay off a specific credit card. Would rather replace the revolving interest with fixed. I have been paying large chunks ($800 on avg.) payments to pay it off quickly. I have another credit card with a smaller balance that I figured I would include since I am trying to get rid of the revolving debt. I have not trouble paying debt and I am not behind on anything. I just want to replace the revolving with a fixed interest rate.
Thank you, good - it sounds like you have a plan. Just handing people money when they have no long term plan to succeed, makes no sense to me. Once I understand the plan if it makes sense to me, then I invest. Some investors (myself included) also like to see the numbers - for example, how much total debt do you have (roughly), what are the amounts and APRs for each of them? What are your monthly expenses (rent/util/transportation/insurance/food/etc)? Thank you in advance.	Rent/Mortgage- 848 Credit Card-145 Car-570 Utilities-68 Transportation-70 Insurance-90 Food-100 Total of $1891/month with debt ratio of 37.8%
You do not mention the $800. per month you pay extra on credit cards in your budget. Is that an occasional payment or do you pay it regularly. What saving activities do you invest?	The $800 is regular, but is not required so it was not listed. Not sure if me investing is relavant so I am going to decline to answer that question. As I stated in an earlier answer I have enough to do what I am wanting to do without the loan, but figured it was a better first option, because the money is in a product that gives me a good return.

Member Payment Dependent Notes Series 477037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477037	$7,800	$7,800	12.53%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477037. Member loan 477037 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Sleep Disorder Center of AL	Debt-to-income ratio:	19.00%
Length of employment:	10+ years	Location:	Hueytown, AL

Home town:
Current & past employers:	Sleep Disorder Center of AL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > This is a consolidation of other debts to have one fixed rate payment. Borrower added on 01/17/10 > Although this is a 3 year loan, I plan to pay in full within 18 months.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 477042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477042	$12,000	$12,000	8.94%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477042. Member loan 477042 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Chadbourne & Parke LLP	Debt-to-income ratio:	6.19%
Length of employment:	3 years	Location:	Monmouth Junction, NJ

Home town:
Current & past employers:	Chadbourne & Parke LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I am paying off a high-interest credit card in hopes of eliminating debt and to start investing! Borrower added on 01/20/10 > I have had questions asked about my money situation. I am a 28 year old single female. I am making $90k plus OT. I am the sole person who knows how to do my job at my office. I have been here 3 and a half years and will not be laid off, my firm is in great shape and we are hiring new staff. I have a car to sell if I ever needed to pay off this loan in another manner, so there is no risk. My other debt is a result of traveling through Europe several years ago. I am also paying this off but it is already at a low interest rate. I share expenses with my significant other as well, so I have extra money from splitting the rent. Thank you for considering me as an investment!

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,907.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 477062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477062	$17,600	$17,600	8.94%	1.00%	January 25, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477062. Member loan 477062 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,250 / month
Current employer:		Debt-to-income ratio:	12.34%
Length of employment:	< 1 year	Location:	Cincinnati, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > This loan is to refinance our business lines of credit. We are a business management consultation company, and have been in business since September 2008. We have an excellent personal and business credit score and D&B listing.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,943.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sometimes the loan listings are confusing to me. Is your $5,250 / month income is from the company, and you own the company? I am seeing about 9K or debt, and your loan is for a lot more than that. Are there other loans that you are paying off with this, that do not show up as revolving credit balance? Thank you in advance for your answers and your patience with my questions.	Yes, I do own the company, it is a small business. I'm not sure why the system is showing my company as having only $9k of debt. I have more debt than the loan I am requesting, but with this loan I will be able to pay off the higher-interest debt and still carry my low interest debt.
Maybe not all debt is included in the revolving credit balance. Can you explain what the debts and amounts and APRs are? Thank you in advance. I haven't been to Ohio in a long time, but it is a good place to have a small business.	My company owes a total of $68800 at 12.4% with $1440 in monthly payments.
Please itemize the debts to make things more clear, since the 9K number is wrong? Thank you in advance.	My company owes a total of $68800 at 12.4% with $1440 in monthly payments.
Please be specific with the rest of your debt. rate, balance, monthly payment, who you owe. Thanks	My company owes a total of $68800 at 12.4% with $1440 in monthly payments.

Member Payment Dependent Notes Series 477073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477073	$4,800	$4,800	16.35%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477073. Member loan 477073 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,233 / month
Current employer:	Universal Professional Services	Debt-to-income ratio:	5.35%
Length of employment:	7 years	Location:	Sylmar, CA

Home town:
Current & past employers:	Universal Professional Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$837.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good day. What is the intention of your loan? Can you detail your living expenses please? Good luck.	Hello rob2639, thank you for your question. As for the loan intention, I will use it as advertising for my business called Verify It First. I plan to purchase a mailing list from D&B and print direct mail pieces that I've already designed. As for my living expenses, besides rent (which is always the biggest expense) I live rather modest. My car is paid off, and I have very small credit card debt. Please feel free to ask any other questions.
Tell me about your business and what you plan to do with the money.	Hello user_530469, my business is called Verify It First and it???s a pre-employment background and tenant screening service. My purpose for the loan is for direct mail advertising. Thank you for your question.
What is Universal Professional Services and what do you do there?	Hello CriticalMiss, Universal Professional Services is actually a Private investigation firm that I work for. It's my 9-5 daily job and I have been here for about 7 years. My duty here is IT tech. I maintain and built the intranet infrastructure here which allows investigators to send in surveillance footage via the internet to our servers and for clients to view footage from their local browsers. The company specialized in workers comp fraud investigations.
Can you tell us about your business and why you need the loan?	My business is called Verify It First and its a pre-employment background and tenant screening service. My purpose for the loan is for direct mail advertising. Thank you for your question.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have saving account or an emergency budget? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget before I lend you my own money): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans: - Other expenses: - Savings: - This loan: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- Thanks for answering all my questions and good luck with the funding!	Hello Jooony and thank you for your question. 1. Yes I do have a savings account to cover repaying the loan in full in the event I loose my income. 2. Household members, only myself. Not married and no children. 3. At my current employer, I am the IT tech responsible for building and maintaining the whole intranet and network systems here. I???ve been here about 7 years. 4. Not at risk of losing my job at all. I???m the only IT tech here and I designed and built the intranet from scratch. 5. Monthly expenses, a. rent (now 800.00) b. auto Insurance 68.00 per month (wawanesa is the best) c. car expenses (very small) I do all the work on my car anyway. d. Utilities - because I live alone, it very little. My internet/DSL service is provided by my job as part of the IT work I do. e. phone, averages 30.00 per month for the land line I rarely use as I use the VOIP phone with my DSL service which is free. f. I don't have cable tv, waste of time as I rarely watch TV. g. food, entertainment averages about 250.00 per month h. Credit card payments and other loans are about 200.00 per month and I maintain a balance to show consistent payment history. i. I have adequate resources to pay this loan. Thank you again for your questions.
Hello, Investors like me are interested in "your story" to help us determine who has a good grasp on life (ie is a good risk), and a solid plan and commitment for repayment. I myself, will not invest in any loan request that does not 'tell a good story' so you might want to add details. What is your business? How successful is the business? Specifically what will the loan proceeds be used for (new equipment, past due vendor invoices, etc)? Good luck!	Hello RosanneF and thank you for your question, my business is called Verify It First and it???s a pre-employment background and tenant screening service. My purpose for the loan is for direct mail advertising. Currently I have two solid clients and know that with the right direct marketing plan, I can reach and lock in more clients as my prices are very competitive and I provide accurate and sold background and financial checks for my clients.
What is the purpose of this loan? What is your role at Universal Professional Services?	My purpose for the loan is for direct mail advertising for my business which is called Verify It First and its a pre-employment background and tenant screening service. Universal is my day job which I will continue to maintain and has been here about 7 years. My position is IT Tech. Thank you for your question.
Description of Loan? Position at Universal Professional Services?	My purpose for the loan is for direct mail advertising for my business is called Verify It First and its a pre-employment background and tenant screening service. Universal is my day job which I will continue to maintain and has been here about 7 years. My position here is as IT Tech. Thank you for your question.
Please go into detail on what this loan is going to used for. 1, Credit History seems ok. Do you have any other debt besides the 837 from revolving credit? 2, What are you current monthly expenditures? 3. What is your job title at universal professional services. Is this job stable - if not, how would you plan to fund this loan? Thank you and good luck.	My purpose for the loan is for direct mail advertising for my business is called Verify It First and its a pre-employment background and tenant screening service. Universal is my day job which I will continue to maintain and has been here about 7 years. My position here is as IT Tech and I would consider this to be a very stable job as I am the only IT tech person here and I build and designed the network/intranet for the business. Thank you for your question.
Purpose of the loan?	My purpose for the loan is for direct mail advertising for my business is called Verify It First and its a pre-employment background and tenant screening service. Thank you for your question.
How long have you been running Verify it First? What are your monthly revenues? Expenses? Do you have employees?	Hello User_530469, Verify It First was initially launched in early 2009. I have only two clients to date and that's why I want to launch an aggressive marketing/advertising campaign. Revenues vary as clients hire new employees. One of my clients is a warehouse company and the other is an employment agency. Expenses for the business are low because I run it from my home until I'm generating enough revenue to move to a commercial location. Currently I do not have any employees but I have a friend who does the weekly court checks for me and I compensate her by the number of checks she runs. Actual salaries employees will only be considered once the business is generating adequate revenue to support a payroll. Thank you for your question.
There is an awful lot of competition for background screening/ tenant checks. What makes your business stand out - above the competition? Thank you in advance.	Thank you again for the queation. I've done an extensive amount of research on other companies and for the ones in california there are three that are in direct competition with verify it first however, I think our turn around time, prices and the fact that I offer background checks without the use of databases but actual court checks and our three point verification process provides a more accurate background check. I think these important points make verify it first a equal competitor to even some of the larger companies and the fact that we maintain strict adherence to FCRA and California CRA compliance, we give our customers an additional layer of confidence from potential negligent hiring lawsuits. Thank you again for your question.
Please help me understand the disctinction between "background checks without the use of databases" and "actual court checks" Thank you in advance.	You are very welcome. The difference is most companies use data that's stored in a database either on their system or a third party system which has records obtained from the courts. However, these records are often months old as the databases are not accessing real-time court records. The best way to get court records is to actually visit the court and have the records searched. I've done background checks on potential employees who had day and hours old arrest records. Thank you again for your questions.
Going to the courts locally is fine, but what happens when the subject is arrested in a different state? I am not quite understanding the benefit of checking the local courthouses in our mobile society when criminals travel long distances frequently. Perhaps it is different in CA, but personally I do criminal checks on my potential tenants both locally and nationwide. I have had far more that had records in other states, than locally. They go where they think they will be not be found. If you have a very broad customer base locally, I can see a slight benefit to your service. Have you considered adding any other value-added features to your business?	Hello again, Even if the subject is arrested in a different state, you???ll still have to visit the county court house in person to conduct a full FCRA and California CRA compliant background check. That works by employing the services of court screeners which are readily available. These individuals and businesses are located all over the county and their main duty is to visit court houses to do records searches. Usually they provide services for attorneys but have broadened their businesses to include services for background screening companies like Verify It First. Understandably, this is a mobile society however, when we conduct a background check, we first conduct searches to determine which counties an individual may have lived in. Doing this give us a detailed address history. We also conduct verification of work history, verification of prior employment and driving records searches. All these searches must add up to a cohesive address history with out unexplained blocks of time. And if I may add, you mentioned about doing nationwide criminal searches. That???s something we DO NOT do because that???s definitely a database and is ALWAYS outdated. There is no such thing as real-time national criminal records check. It has to be conducted via each county to be FCRA and California CRA compliant. We do detail and invasive background checks to not only verify the individuals??? identity first, but to also verify the information provided on the application for work or renting is accurate. Our Motto is, Before you accept a job application or rental application our job is to ???Verify It First???. That was a great question, thank you!

Member Payment Dependent Notes Series 477190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477190	$14,000	$14,000	13.92%	1.00%	January 25, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477190. Member loan 477190 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,792 / month
Current employer:	cruise vacations	Debt-to-income ratio:	23.26%
Length of employment:	10+ years	Location:	NEWARK, DE

Home town:
Current & past employers:	cruise vacations
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > I plan to consolidate credit card debt and have only one monthly lower payment. Thank you! Borrower added on 01/23/10 > The last daughter of my 4 children is now in college. Most of these debts were acquired over several years of mounting college expenses.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,902.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and rates on your CC debt? If not significantly higher than the rate on this loan, you aren't helping yourself.	Interest rates are now up to 22% to 28%. This new loan rate is significantly lower.

Member Payment Dependent Notes Series 477195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477195	$4,700	$4,700	8.94%	1.00%	January 20, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477195. Member loan 477195 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,648 / month
Current employer:	Wal-Mart Associates Inc.	Debt-to-income ratio:	21.30%
Length of employment:	6 years	Location:	NEWPORT NEWS, VA

Home town:
Current & past employers:	Wal-Mart Associates Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > i really need help getting money to pay off these credit cards, i am paying about $150 a month now on all my credit cards. I am trustworthy and will have no problem repaying my loan. I am trying to do what's best for my family so we can lead a debt free life. Borrower added on 01/16/10 > I have a car payment and my utilities every month and thats it, my wife also works to provide income, there wasnt anywhere to list that in my profile though, just thought that might give potential investors some comfort. Borrower added on 01/16/10 > I have been with my job for almost 6 years, actually 6 years Feb. 10th. It is a very secure job, and my total monthly expenses total about $1500.00 a month, rent is $550.00, Truck is $280, insurance is $110, Cell Bill is $120, Electric and water is $115 (water included with rent), Cable is $120, food and gas about $300. Borrower added on 01/16/10 > The money is going straight to my creditors, i want no more plastic! Borrower added on 01/16/10 > Any surplus money I have after bills are paid, go to our future home and extra things we want to do, my wife and I are not charging anything when we go out, so if we dont have cash we dont get it! Plus we have two dogs as well, and they require shots and doctor visits too, plus if anything else comes up like an emergency situation, we have money to take care of things.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,638.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan request profile seems excellent. I am curious if after your have your credit cards paid off in full, you plan on changing your charging habits? Thank you in advance for your answer.	Most definantly! I unfortuantly learned the hard way with credit cards and after having a few i really understand how they can take over your life. My wife has no debt thankfully and I have become more discipline with my money. I was living at home when I had all of these cards and it wasn't a big deal then, but when I moved out I realized that I had other expenses and it was a powerful reality check for me. So the answer to your question is a big YES!!! Thanks for your time, Brian
What is your wife's income? Even with your income and based on your expenses, there's about $500 surplus each month. What are you doing with all this surplus? Can you itemize your revolving credit debt, including interest rates and monthly payments? By the way, it's best if you respond to each question directly rather than just updating the general information about the loan as a reply to each question sends a notification to the potential lender who asked the question. Otherwise, I won't know to come back to your loan to check out if you have provided satisfactory answers. Thanks.	Well i have only had one other question besides this one so I am trying to answer them as they come, I listed all of my bills and other things to try to give potential investors an idea of how much I am putting towards my monthly expenses. With the extra money we have we are putting most into savings, after all of our "bad" debt is paid off we want to buy a house so I am trying to put money towards deposits or any other expenses associated with buying a house. My wife's income is only $900 dollars a month, she works part time. The thing that is really killing us is the interest that these credit card companies are charging us and I have never went into default on any of them, one of them is 29%! My revolving debt is right at $4700 dollars, so all of this money is going straight to my creditors.
I see where you provided your monthly expenditures, but I did not see where you've itemized your revolving credit debt. For example, is the $4700 on a single credit card? It doesn't seem so... So I am asking if you can itemize your revolving credit debt, including interest rates for each and how much you are paying for each every month. If you've been putting the surplus into savings with the intention to be able to use it for a downpayment on a house, how much have you accumulated in savings? Thanks.	Oh ok, im sorry didnt quite know what you meant, no its on 4 cards, $1,011 on Amex (18%/50 a month). $900 on Target Visa (14.5%/25 a month), $505 on LFCU Visa(15%/25 a month), and $2287 on Discover(29.9%/50 a month), we have accumulated about $1500 in savings, we just really started putting money into savings, we had some vehicle expenses, and it set us back a little. I hope that this helps, please feel free to contact me again if you need any other info.
What is your wife's income?	My wife only works part time right now because thats all her job offers, she makes about $900 a month. Hope that helps.

Member Payment Dependent Notes Series 477220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477220	$12,000	$12,000	14.26%	1.00%	January 27, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477220. Member loan 477220 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Department of Defense	Debt-to-income ratio:	10.70%
Length of employment:	1 year	Location:	Lanham, MD

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > This loan will be used as stand-by emergency funds on my first home purchase. The house is 6 years old is close to work and will facilitate my usual one hour commute. I'm a good borrower because I honor my payments and will most likely repay this money before the loan term expires. I'm estimating within a year or so as I get a good grasp of associated costs of a new home. My primary source of income is my job, I make good money as an engineer, I have recently earned my master's degree and have been working for a year to date. My job is very stable and guaranteed; I work for the Department of Defense. I have a valued position and I expect to rise up quickly. I make grossly over $5000 before tax per month. A little over $3500 is paid to me. My current rent is $750 plus utilities. I'm expecting to have the mortgage total bellow $1500 when I close on the home in February. I'm expecting my utilities to be about $100-$300 per month (because of my work schedule and also because I travel for work often so I will only be home on nights and weekends). My total student loans payment is less than $300 per month and I budget to spend between $100-$300 on food and leisure (which is my current budget; I buy in whole sale and cook at home). I will not have any credit cards payment and will put them all away for two years after I move in. So I will have around $1000 to save each month in addition to travel compensation totaling around $500-$1000 per month. Of the budgeted $2000 saving, I will be making payments of $412 for this emergency loan. I will still be able to save plenty of money for future needs.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,849.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 477250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477250	$10,000	$10,000	11.14%	1.00%	January 25, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477250. Member loan 477250 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Lahey Clinic	Debt-to-income ratio:	21.04%
Length of employment:	2 years	Location:	Beverly, MA

Home town:
Current & past employers:	Lahey Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > Using this loan to pay off credit card debt. Borrower added on 01/22/10 > Thank you to all who are helping to fund my loan! I TRULY appreciate it! :-)

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,901.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenditures? Can you itemize your revolving credit debt including interest rates and monthly payments?	I have 3 open credit cards. One is roughly 7k, one 8k, and the other 1200. They have interest rates of 20.99, 15.99, and 15.99. At the beginning of 2009, the interests rates were much lower with the lowest being 5.99 and the highest being 11.99. I own a condo and plan to get married this year, so I wanted to pay down the credit debt faster than I have been able to with these rising rates.
I'd like to help, but have a few questions first: 1.) You elaborated on your three credit cards. Can you summarize your other 14 open credit lines? 2.) How much are the monthly HOA fees for your condo? 3.) If you have roughly 16.2k of debt on those three cards being charged at a rate > 15.99%, why are you only requesting 10k instead of the full amount? 4.) What other monthly expenses do you have? Thank you!	I find your question to be kinda nosey. With a job change and plans to get married soon, I have obtained the means to pay off the remainding debt, so that is why I am only asking for 10k. I last ran my credit report in December 2009. All my open accounts are in good standing, and my credit score falls between 700-730. I have never been late on a payment or had any "negative hits". My Mortgage is $1585 and my Condo fee is $304.
Actually I would would have asked similar answers to the ones above, and other investors who just read the answers, are often looking for the same type of information. As investors, we do not know who you are (you are Member_605230 to us). We do not want to be intrusive. However we see only a condensed version of your financial information, so therefore frequently have to ask questions in order to make decisions on which loans to invest in. Generally speaking, the more forthcoming the Borrowers are with answering the questions (*without* providing personal information which would compromise their identity), the more forthcoming investors are with funding.	Well, I guess I was raised with "old school" parents who have conditioned me to be very anxious about personal information delivered through the "secured" Internet. I should have done my research better, as I thought that "LendingClub" would be funding my whole loan, and not 100+ random investors. To help you all out better though, I have two other credit cards open, with minimal balances. One is with David's Bridal as I am paying off my wedding gown and the other is with Wells Fargo Financial as I am paying off furniture with them. I have 2 student loans and a leased car payment. I have my mortgage through Banc of America. Sorry for my lack of knowledge/comfort zone with this, I have never done this before. Thank you.
No need to be sorry, the process can be confusing when first experiencing it! There is more information on the FAQ page or if you have any questions or concerns, you can also call Lending Club at 866-754-4094. Good luck getting your loan 100$ funded quickly - you are already 85% funded! Have a great weekend!	Thanks! You too!

Member Payment Dependent Notes Series 477265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477265	$21,125	$21,125	13.92%	1.00%	January 25, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477265. Member loan 477265 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Mechanical Inc	Debt-to-income ratio:	18.33%
Length of employment:	10+ years	Location:	Winnebago, IL

Home town:
Current & past employers:	Mechanical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > Loan proceeds will be used to consolidate 2 credit cards (used primarily to finance part-time graduate school education -- MBA degree, May 2010.) Recently paid for last tuition bill, and looking to roll debt into fixed rate, installment loan with definite maturity date. Other than these 2 revolving debts, I also owe the following to creditors: Mortgage #1: $284.93 weekly EFT ($110,051 balance) Mortgage #2: $126.10 weekly EFT ($40,449 balance) Vehicle Loan: $530.27 monthly EFT ($14,801 balance) Prosper.com Loan: $156.20 monthly ($1,350 balance) Tires Plus CC: $52 monthly ($1,246 balance) ING Direct Bank LOC: $varies ($800 balance) *No payment every made late. My current major assets are as follows: Sharebuilder Roth IRA: $1,176 (balance on 01/15/10) Employer 401(k) plan: $70,030 (balance on 01/15/10) Union Pension: 13 years credit & growing (matures in 2028) Home recently appraised at following values: $135,000 (sales comparison approach); or $142,000 (Cost approach). Credit score as of 10/01/2009 was 713 per TransUnion.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,158.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just curious what the interest rate on your loan at Prosper is. Thanks...	Prosper.com loan = 7.79% on $5,000 initial loan.
what are the interest rates and payments on your credit cards? thanks	MasterCard = 16.74% ($315 minimum payment) Visa = 11.24% ($176 minimum payment) Weighted Average APR when combining both cards & the relative balances = 14.56%.
why are you re-financing the visa card? the interest rate is lower than the loan you are seeking.	The percentage on the visa card is still a variable rate. The 11.24% is just last month's rate; it has actually fluctuated as high as 19.24%, and low as 8% during the past 2 years. Obtaining a consolidated, fixed rate for both cards will help control this unpredictability. Also, converting these into an installment loan and closing the revolving CC accounts will hopefully benefit my credit score.

Member Payment Dependent Notes Series 477281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477281	$24,250	$24,250	15.65%	1.00%	January 25, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477281. Member loan 477281 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,339 / month
Current employer:	Verizon Business Ntwrk Svcs Inc	Debt-to-income ratio:	15.72%
Length of employment:	10+ years	Location:	EMERYVILLE, CA

Home town:
Current & past employers:	Verizon Business Ntwrk Svcs Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > Hello, I plan to use this loan to consolidate debt, I have been steadily employed by Verizon Business for 11 years. Thank you.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$31,710.00	Public Records On File:	1
Revolving Line Utilization:	93.50%	Months Since Last Record:	23
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the public record 23 months ago? Bankruptcy?	Court costs from the state of PA in 1996. I moved to CA in 1999 and was contacted a few weeks ago (14 years later) to settle the $300 debt. I have contested the charges and will have the issue resolved soon.
This is a very large loan for your income level. How much are you paying each month now on this debt you plan to consolidate? What other expenses do you have each month?	Hello, my current minimum payments total $1010 per month. I try to put more towards the debt when possible. I paid off my auto loan in July of 2009, so I have an additional $400 a month to go toward my debt. My only other major expense is my rent which is $530 a month. I am hoping for this loan to give me some relief from the high interest rates on my credit card accounts. With this loan and my upcoming tax refund I will only have this payment each month to pay off my debts within 3 years. Thanks for your time!
Position @ Verizon Business Network Services is? Sent 01.19.2010	Project manager.
Responce indicated $1,010 pm (minimums) paid on ~ $31K CC debt. If loan fully funded A-N-D issued (net of LC management origination fees) remaining revolving debt ~ $7,500. LC loan payment $850 pm. I assume $160 pm payment difference PLUS $400 (paid off auto loan) totaling $560 pm intended to payoff ~ $7,500 remainmg high interest revolving debt. Correct? Incorrect? Or different plans monthly cash "surplus"? Sent 01.19.2010 @ 10.30 AM ET	Hello, I plan to put a $5000 +/- tax refund towards the remaining $7500 in debt. I will then use the funds I have available to pay off the remaining balances ASAP. Thank you.
Hi, would you please list your credit card balances and the current interest rates for each of those balances? Thanks.	Here are the balances and interest rates on my credit accounts. I did call and ask for rate reductions but was told that the companies have a freeze on rates due to the economy. Thanks for your assistance. CHASE BANK USA NA Bal: $9,105 rate: 24.24% Bank of America Bal: $7,889 rate: 22.99% WELLS FARGO Bal: $5,467 rate: 20.75% BENEFICIAL NATIONAL BANK Bal: $2,344 rate: 24.24% CHASE BANK USA NA Bal: $2,323 rate: 29.99% HSBC/MUSIC Bal: $1,974 rate: 22.90% GEMB/PAYPAL PLCC Bal: $1,391 rate: 29.99% GEMB/HOME DESIGN-CE/APPL Bal: $1,217 rate: 29.99%
Thanks for the detailed response. I've now invested some money in your loan and am considering more but would first like to know how you accumulated your debt and whether or not you have a plan to prevent your debt from continuing to grow. Thanks!	Hello, I was running a recording/multimedia studio on the side of my day job and accumulated most of my debt investing in that business while the market was declining. I'm currently liquidating the assets from that business in order to pay off as much of my debt as possible. I'm have a solid budget planned out & am looking forward to being debt free in the next few years. Thanks for investing in my loan! :)

Member Payment Dependent Notes Series 477305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477305	$13,000	$13,000	13.22%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477305. Member loan 477305 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Lowes Home Improvement	Debt-to-income ratio:	22.53%
Length of employment:	5 years	Location:	DUBLIN, OH

Home town:
Current & past employers:	Lowes Home Improvement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I plan to use the funds to consolidate my debt. I have a secure job and I will be able to budget my money with this loan.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,580.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 477332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477332	$5,000	$5,000	8.59%	1.00%	January 21, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477332. Member loan 477332 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Grifols Biologicals	Debt-to-income ratio:	2.35%
Length of employment:	9 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Grifols Biologicals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > This will be used toward my new Subaru. I will be paying this loan back within 2 years. I make about $3200 net income per month and approx. $1000 is used for rent and support for my parents. I work in the pharmaceutical sector and during these tough economic times our industry has fared very well. I would like to thank you for your consideration on my loan application. null Borrower added on 01/18/10 > I work in MFG and plasma related processes in my work.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	33
Revolving Credit Balance:	$71.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to buy? Do you have any other outstanding debts, like another vehicle loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Grifols Biologicals? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I have found the car it will be the 2010 Subaru Outback. The only outstanding debt that I have is my student loan which I have about $8000 left to pay off. My total estimated monthly expensed is about $1300 this includes rent and bills. I also have savings account and emergency fund of around $6000 which is used only for this purpose. I would be willing to verify income with lending club.
Why are you interested in a Lending Club loan specifically instead of a standard auto loan?	Lending Club loan will be used as a down payment so I can get a lower interest rate when I apply for my standard auto loan. I did not want to dip into my emergency funds or use my credit card to place a down payment on the car.

Member Payment Dependent Notes Series 477333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477333	$7,800	$7,800	14.26%	1.00%	January 27, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477333. Member loan 477333 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,625 / month
Current employer:	Walker Art Center	Debt-to-income ratio:	15.45%
Length of employment:	5 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	Walker Art Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > The funds provided here would simply be used to pay education related expenses during my tenure at the University of Minnesota. I'm receiving an inheritance in excess of the amount requested, but don't want to spend it all at once, however, rest assured I would be able to use this to pay off the loan should any financial crisis occur.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	5
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the reason for the reported delinquency? Will you be working while attending classes?	The delinquency was reported by Citibank. They were concerned card numbers had been stolen from them, and cancelled my card for safety. They also cancelled my scheduled payments, and I felt they did so without clear notification. I argued this point and they reversed my APR and late fees, while the delinquency remains reported. I took it as a lesson to be more vigilant, and certainly feel I have been since then. To the second question -- I will working while attending classes, and have done so successfully in the past. -Thanks!

Member Payment Dependent Notes Series 477388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477388	$1,500	$1,500	7.74%	1.00%	January 21, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477388. Member loan 477388 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Lifequote	Debt-to-income ratio:	15.04%
Length of employment:	< 1 year	Location:	wheeling, IL

Home town:
Current & past employers:	Lifequote
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > using as to consolidate credit card bills Borrower added on 01/17/10 > I am starting a new inside sales position after 7 months being unemployed. I researched the position carefully, looking for just the right opportunity. This combines all of my talent and training while permitting me to work more efficently with customers. They contact you via the internet vs you travelling and spending time and resources to reach them. The position has a base 30K annually and 22% of all life premium sold plus benefits. You will get paid, my plan is to pay off the loan in 120 days as my first cases are paid. In the meantime I will follow the established pay schedule. I need your belief in my long established record of paying all of my debts. Borrower added on 01/17/10 > The period of unemployent after my layoff from a major insurance carrier has been the toughest of my career. I have been along term employee anywhere I have been. I love my current position and feel I will be an asset for a long time to come. I just need someone to step up and make the loan so I can reorganize my debt. Borrower added on 01/17/10 > I want to thank each person that invested so far. I really need to get to 100% funded so come on. You are making a difference here. Borrower added on 01/17/10 > Wow, 7 investors. Never was faith in me so welcome!!! Borrower added on 01/17/10 > Thank you to the 14 investors supporting my request. We are getting there together.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	27
Revolving Credit Balance:	$949.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lifequote and what is your position there? Thank you in advance.	Type your answer here. I am a life insurance sales producer. Understand I have 20 years in the industry. I have already won a contest for the most appointments set in a week. I receive a 30k base, not a draw, this is a permanant base and 22% of all premium I write. I am incredibly dilligent about repaying debt. You will be paid. Thank you for asking, that is a hopeful sign.

Member Payment Dependent Notes Series 477418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477418	$16,000	$16,000	14.96%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477418. Member loan 477418 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Pfizer	Debt-to-income ratio:	17.06%
Length of employment:	5 years	Location:	New City, NY

Home town:
Current & past employers:	Pfizer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > I am a hard working professional (scientist) who needs to get out from under the four credit cards I currently have. My intention, if I receive funding, is to completely pay off the credit card balance (currently it is $19,500, and I will use my savings to cover the difference) and close the cards. Borrower added on 01/17/10 > I accumulated the debt while attending Syracuse University for my Master's degree, and then not obtaining full-time/permanent employment until almost a year later. I have always paid all my bills on time (or ahead of time), even when I was struggling after completion of my Masters. If given this opportunity to pay off my credit cards and focus on a single payment each month, I will not squander the blessing. Borrower added on 01/18/10 > After receiving the question about my balances and APRs, I called my credit card companies when I got home from work. I was incorrect on my CapitalOne and HSBC APRs - which are now at 24.9 and 30.4 respectively. Apologies for the previous incorrect information (and all the more reason I would like to obtain a fixed rate loan, rather than the credit cards). Borrower added on 01/24/10 > Past the first week mark, and the funding is slowly filling up. Wanted to say Thank You for everybody who has placed their trust in me so far. Hopefully I can achieve full funding by the end!

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,697.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The loan is at 14.96%. What are the debts that you have, and the APR's on each of them? Thank you in advance.	The (only) four credit cards that I have are: American Express (~$11,700 @ 14.5) CapitalOne (~3,300 @ 19.99) Chase (1,700 @ 17.99-starting Feb '10, 0% til then) HSBC (~3,200 @ 19.99). I would like to focus on one bill each month, as having four bills has been very stressful.
Re: $16,000 Debt Consolidation loan. Lenders provided "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Position description (specific job title, role) @ Pfizer is? (What type scientist doing what) (2)-Rent payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for individual items would be none. Advance thanks for answers to BOTH questions. Member 505570 (RetiredUSMCInvestor) sends Monday, 01.18.10 @ 7:30 AM Eastern Time.	(1) I am a Quality Control Scientist III at Pfizer in Pearl River, NY, which means I work in a lab testing vaccine products for release to the world market. (Pfizer was formerly Wyeth, and I have worked here for a combined 5+ years in this industry). (2) I rent, and pay $775 a month, plus electric (~100). My car payment is $262 a month (I am ahead in payments from paying extra when I can). Thank you for your interest/questions.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like student loans? And, would you give a rough estimate of your total monthly expenses? Will you be depleting all your existing savings when you pay off the remainder of your credit card debt? Would you please explain the reasons for the five inquiries on your credit history in the last six months? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have student loans, of which I'm looking into consolidation. Until then, two withdrawals are made directly from my checking account: $237 on the 1st, and $270 on the 10th. My total monthly expenses are, roughly, $1680 (rent, student loans, auto loan, and utilities, and cell phone). This does not include my credit card payments. Were I to pay only the minimum on each account, it would be ~$400. However I attempt to always pay more than the minimum. Not included above is my allotment for food/gas/activities - which I budget $100 every two weeks, and this has been enough. Yes, I will be depleting my savings, however I currently have 25% of each paycheck automatically sent to a high-yields savings account. This will help me return my savings back to a comfortable zone. The inquires, I believe, are from obtaining my auto-loan (7/2009) and then attempting to refinance for a lower rate (it is at 9.25 now). Also, I just recently added internet to my apt ($30 a month), and they check your credit when applying. Yes, I am willing to verify my income with Lending Club. I will email the support center directly to inquire after this.

Member Payment Dependent Notes Series 477424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477424	$20,000	$20,000	12.18%	1.00%	January 27, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477424. Member loan 477424 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,250 / month
Current employer:	Radian Guaranty	Debt-to-income ratio:	11.78%
Length of employment:	< 1 year	Location:	Upper Holland, PA

Home town:
Current & past employers:	Radian Guaranty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I am a prudent borrower who loves this idea of the Lending Club. I just want to consolidate my debt and pay it off in 3 years or less. Me & my husband both make over 6 figures and we are both well respected professionals in our fields. If this experience is a positive one, I'd love to invest in others looking to get loans.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,749.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Radian Guaranty? Can you list your work history? These answers will definitely help lenders lend.	I manage Radian's website and intranet content. I report to the SVP Marketing. I am in the user experience field and have been for the past 10 years. I was recruited for this position back in July of 2009. Prior to that, I was the lead usability engineer at Yellowbook. I started there in April of 2007. I only left because I was presented with a great opportunity and my salary increased $20k. I worked at NJM Insurance from 1990-2007. When I left, I was the manager of the user experience team - managing 6 people. Again, I left for a much better opportunity & bump in salary. Otherwise, I could have rode out my career at NJM. Together, my husband & I make over $200k annually. We both have 401k accounts. He has about $25k and I have about $30k and I also have a few college funds for the kids. Mortgage (including escrow) is $3k monthly. Credit cards are between 10-15% interest and we pay about $600 towards credit cards. The problem is that there's no end date in sight since there are several different accounts. We just want to consolidate and be on track to pay them off. My husband makes $130k annually and is the sales manager for the tri-state area (trauma products). He has been with his company for the past 7 years. Is there anything else I can tell you?
Lenders will want to see this info. They need to see you can and will pay this off. Hopefully, in <=3 yrs, you'll be lending here so think about what you need to know for you to lend to someone. For me, it's the following: Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	OK-You understand I am a rookie & yes, I already spoke to my husband about participating as an investor. -Total household annual income $ 241K (me $111k + husband $130k) -Mortgage (incl. escrow) $3200 -Credit Card $4k balance @ 10% -Credit Card $11k balance @ 12% -Credit Card $13k balance @ 3.9% -Credit Card $7k balance @ 3.9% (changing to 15% in 2 months) -Home improvement loan (windows) $5k @ 9.9% -Car loan $450/month @6.5% 401k (2 accounts) $60k College Funds $8k CDs $2k Savings $2k We are recently married & moved into this home at the end of 2008. We had to lay out cash for some improvements but now things are settled down and we are looking to pay things down and put some money away.
Member_605570, Ok. It sounds like you both are on the right path. I'm in and I would expect others to be too now. Good Luck!	Great, thanks! I love this idea of social lending - people, as individuals, can empathize with other people and can read more into their lives. Totally not like dealing with a large financial institution who only look at numbers & consider people to be a number.
It looks like your cc rates are lower than the rate on the loan applied for? Please explain and thanks for answering.	Not by much. With a loan, having a definite payoff time and one payment to make is much better to me.

Member Payment Dependent Notes Series 477446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477446	$6,000	$6,000	16.70%	1.00%	January 22, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477446. Member loan 477446 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	WebMediaBrands	Debt-to-income ratio:	0.76%
Length of employment:	3 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	WebMediaBrands
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > This loan will be for debt consolidation. null Borrower added on 01/19/10 > I'll be using this loan to pay off IRS and credit card debt. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	67
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts that you have, with the balances and APR's for each one. Thank you in advance.	The most significant debt is is from the IRS. I owe approximately $5400, which I am currently paying off at $200 per month. I'm not sure what the APR is. I'm looking into it. Additionally, I have a couple of low limit credit cards with a balance of approximately $400 and $200, respectively. The APR for those is %14.900.
Could you please describe the debt you want to consolidate (rate, remaining balance, monthly payment, etc.)? Also, what is it that you do for WebMediaBrands?	I work in a media strategy role. The most significant debt is is from the IRS. I owe approximately $5400, which I am currently paying off at $200 per month. I'm not sure what the APR is. I'm looking into it. Additionally, I have a couple of low limit credit cards with a balance of approximately $400 and $200, respectively. The APR for those is %14.900.
What debts are you consolidating? How does this fit into your monthly budget? Good luck with the loan and getting out of debt! It is a great thing to do!	The most significant debt is is from the IRS. I owe approximately $5400, which I am currently paying off at $200 per month. I'm not sure what the APR is. I'm looking into it. Additionally, I have a couple of low limit credit cards with a balance of approximately $400 and $200, respectively. The APR for those is %14.900.
Also, what is it that you do for WebMediaBrands?	I work in a media strategy/education role. WebMediaBrands has subsidiaries that provide various services to media professionals.

Member Payment Dependent Notes Series 477471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477471	$2,500	$2,500	15.31%	1.00%	January 21, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477471. Member loan 477471 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	Staples	Debt-to-income ratio:	22.82%
Length of employment:	7 years	Location:	GOSHEN, NY

Home town:
Current & past employers:	Staples
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > Loan description - Home improvement loan, extremely satable job and income. Your assistance is greatly appreciated.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$59,509.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate ~ 60K in revolving credit balance?	Great question, my dad had cancer with no insurance. Was trying to do all I can to keep him alive.
Your revolving credit balance is enormous. Are you doing anything to reduce it?	Absolutely, I have a bonus do in June plus stock that can be sold to reduce the credit card debt.
What is your position with Staples?	new business, sales

Member Payment Dependent Notes Series 477482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477482	$2,000	$2,000	12.53%	1.00%	January 20, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477482. Member loan 477482 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	amphenol aerospace	Debt-to-income ratio:	9.56%
Length of employment:	10+ years	Location:	SIDNEY, NY

Home town:
Current & past employers:	amphenol aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,810.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe what you plan to use the loan for?	Type your answer here. to pay for a a CNA class, or certified mursing assistant.

Member Payment Dependent Notes Series 477486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477486	$6,000	$6,000	8.94%	1.00%	January 22, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477486. Member loan 477486 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,982 / month
Current employer:	Bryn Mawr Rehabiliation Hospital	Debt-to-income ratio:	17.58%
Length of employment:	2 years	Location:	MALVERN, PA

Home town:
Current & past employers:	Bryn Mawr Rehabiliation Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,908.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,908.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Bryn Mawr Rehabilitation Hospital? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello. In response to your questions, I would be using this loan to pay off my major credit card debt on my MBNA and Discover credit cards with the intention not to continue using them. My MBNA is my oldest card, which I acquired during my undergraduate studies. Bank of America is charging me with very high finance charges after every monthly payment and as a result I am unable to pay down the balance, though I never use the card anymore. I do have federal student loans from graduate school, for which I pay $450 monthly. I do not presently have a car loan or any other loans in my name. My monthly expenses including rent total about $2,500 and that includes the payments I am making on my debt. I am a speech therapist at Bryn Mawr Rehabilitation hospital. Primarily I work with patients who have suffered from stroke and/or brain injury. Lending Club may certainly verify my salary. I do have a savings account, however, I have had to deplete it signioficantly in the past year for some larger expenses, including travel.
# Months Since Last Delinquency: 29	I know of one delinquency on my Old Navy account, which was minor and it is over 2 years old, yes, 29 months sounds accurate. I have no other delinquencies
One of the items that affects your credit rating and the interest you are charged (including on this loan) is the open lines of credit you have. The report shows that you have 17 Open lines of Credit which is rather high. Do you have any plans to reduce the accounts by closing the ones you don't use? Thanks in advance for your answer.	I plan to no longer actively use 9 of the credit accounts, including most of my store cards, citibank and mbna card. I was hesitant to close the accounts at present until I can eliminate the debt from my mbna card and discover. I opened the citibank account in the hope of transferring some of MBNA balance, but decided against it. However, yes, I do intend to close several of these accounts soon
If you keep credit card accounts open, be sure to read everything they send you carefully, as some or all of them are starting to add other fees - including one they call an "inactivity fee." Good luck on having your loan 100% funded quickly.	Thank you very much. I will certainly heed your advice!

Member Payment Dependent Notes Series 477502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477502	$7,500	$7,500	12.18%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477502. Member loan 477502 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Antioch Auto Body	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	PITTSBURG, CA

Home town:
Current & past employers:	Antioch Auto Body
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Always pay off my debts. Borrower added on 01/19/10 > Have credit score of 740+ Borrower added on 01/19/10 > Helping parents consolidate loans. Borrower added on 01/21/10 > Thank you everyone for helping.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debt that you want to consolidate, with the amounts, balances and APRs for each. Thank you in advance.	I dont' have any debt. I only needed the loan to help my parents debt wich i don't know the aprox. amount.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at Antioch Auto Body? Can you list your work history? These answers will definitely help lenders lend.	My rent is $775/month. Car insurance $60/month. Cell phone $50/month. PG&E - about $50/month. I have no debts, only need loan to help parents. I am a painter assistant at my current job. I have been working in the body shop industries for about 7 years now.
Hello, friend. I would like to help you with your loan. The monthly payment would be nearly 10% of your gross income, however. Please share a breakdown of your monthly expenses and what you need the money for. Thanks.	rent - $775/month. car insurance - $60/month. cell phone - $50/month. PG&E - $50/month. I need the loan to help consolidate my parents debt. I don't have any debt right now.
It is a very thoughtful thing for you to want to help your parents with their debt. How did you decide on the amount to borrow, to help them out?	I just request the maximum amount and just waited to see what the bank can offer me. So I can take whatever offer is given to help.
One other quick question - would you please list your monthly living expense and how much each one is? (rent/utlities/food/insurance/etc.) Thanks!	rent - $775. car insurance - $60. cell phone - $50. PG&E - $50. food - $100. I ride my bike to work all the time because it's not very far and it give me the excercise so no worry about gas.
Member_605708, Kudos to you for helping out your parents. But, why are you getting the loan for them? Why do they need a loan? Why don't they get the loan? Just trying to understand the situation.	I am the highest qualified person in the family to easily get a loan. My parents don't have much credit.
Ok but why do your parents need a loan? What caused it?	They want some upgrading to do on the house so they can sell it. They were thinking once it's all done and they sell it they can pay everything back.

Member Payment Dependent Notes Series 477510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477510	$4,175	$4,175	7.74%	1.00%	January 22, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477510. Member loan 477510 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Spillars Medical	Debt-to-income ratio:	8.98%
Length of employment:	1 year	Location:	OWASSO, OK

Home town:
Current & past employers:	Spillars Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Frugal, cheap, miserly, practical...why pay my credit union 15% for a personal loan? I am an animal lover and, as a result, I probably have the most expensive non-pedigreed canine in the state of Oklahoma. She was hit and had to have surgery...there is nothing that would cause me to put down an animal if the condition can be fixed. And it was! Thanks for your consideration!

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,357.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 477515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477515	$7,400	$7,400	12.53%	1.00%	January 26, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477515. Member loan 477515 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	US Treasury	Debt-to-income ratio:	7.47%
Length of employment:	5 years	Location:	San Francisco, CA

Home town:
Current & past employers:	US Treasury
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > This application for a loan is due to the extreme interest rates the credit card company has placed on my accounts. The bank has no interest in working with me to lower my rates despite the fact that I have never missed a payment or went over the limit. All the credit cards I have paid off have remained at a zero balance. I welcome questions from future investors regarding my loan request. Thank you for your time.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,344.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I totally understand your desire to eliminate the credit card debt. Have you been hit with the new CC fees, in particular the "inactivity fees" yet? What actions have you taken (other than requesting this loan) to keep your debt level down in the future? Thank you in advance.	I pay for everything by cash, so if I don't have the funds, I won't spend the money other than the monthly expenses. I have not been charged any inactivity fees yet.
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $24,344.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the US Treasury? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My income is documented, so Lending Club should have no problems verifying by paystub or W2, my net monthly income is approx. 6500 with monthly exp. 5700. The 24,344 is all the debt I have, but I am only asking for a loan for the amount with a high interest rate. I do have savings for a rainy day which is currently over 10K (liquid)
Greetings. Could you please detail the $24k in revolving credit and what accounts within that group will be paid off with this loan? Thank you for your answer and your service to our country.	The 24K is the total credit card debts. I am only asking for the loan for the amount with a high interest rate. I have no car loans, no student loans, just a mortgage.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at US Treasury? Can you list your work history? These answers will definitely help lenders lend.	Please check the answers from previous questions asked on my profile. The only one not answered was the interest rates which range from 14.25 to 18%.

Member Payment Dependent Notes Series 477519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477519	$4,000	$4,000	12.18%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477519. Member loan 477519 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	IESCO	Debt-to-income ratio:	11.87%
Length of employment:	3 years	Location:	REDONDO BEACH, CA

Home town:
Current & past employers:	IESCO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > Do you ever do things without thinking? Every once in a while I screw up, and well looks like I ended up here ??? The inspection industry is always slow at the beginning of the year while companies decide what they want us to do - February begins normal operations yet again; just need to make it through the end of this month ??? I have a beach front apartment in Los Angeles, a $48,000 car, and I made $110,000 last year ??? I???m not stupid; definitely not going to screw anyone over on this ??? Just need to pay a couple bills before I get my W2s - Borrower added on 01/17/10 > Don't know how the a with square things got in there, but it makes me look like I'm from Nambia - I'm really from the beach - Windows 7 was my idea -

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,254.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with IESCO?	IESCO is an inspection company; and I am an advanced technician - www.iesconde.com - Mainly work for big oil; BP, Conoco, Chevron, Exxon, etc., but smaller companies that are local to California as well; Vintage, Venoco, AMVAC, . . . . list a mile long.

Member Payment Dependent Notes Series 477531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477531	$15,000	$15,000	15.31%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477531. Member loan 477531 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	horsham township	Debt-to-income ratio:	16.79%
Length of employment:	10+ years	Location:	north wales, PA

Home town:
Current & past employers:	horsham township
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,605.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position @ Horsham Township is? CC ttotal payments actually PAID per month on ~ $51K rovolving balance? (NOT minimum payments DUE). RetiredUSMCInvestor sends 01.19.2010	Type your answer here.I don't know the answer to your question..
It will be extremely difficult but engage your brain housing group (body area where you wear your cap/hat) and T-H-I-N-K. (1) P-O-S-I-T-I-O-N (JOB that Horsham Township a-c-t-u-a-l-l-y pays you bi-weekly for performing on city time clock; administrative assistant (secretary), sanitation worker (pick up trash), policeman (law enforcement), city manager (run the town) or whatever. (2) Total $ payment you a-c-t-u-a-l-l-y pay per month on your CC revolving debt. Sent 01.19.2010 @ 11:06 AM.	Type your answer here.yes
Please answer the above questions.	Type your answer here.officer
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. If you cannot provide good information here, I will not fund. I need to understand how well you manage your budget before I lend you my own hard earned money): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Type your answer here. 53000 in a 457 plan... I also have a BS degree in criminal justice from ST. Joseph's unveristy.. My home has 130000 in equilty.
What is your job at Horsham? Thank you in advance.	Type your answer here.officer
Are you a police officer? Other kind of officer? Thank you in advance.	Type your answer here.y

Member Payment Dependent Notes Series 477532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477532	$14,000	$14,000	13.57%	1.00%	January 25, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477532. Member loan 477532 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Hot Topic Inc	Debt-to-income ratio:	16.34%
Length of employment:	6 years	Location:	Pomona, CA

Home town:
Current & past employers:	Hot Topic Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > I would like to end the seemingly never ending payments to my credit cards and cancel as many as I can once they are paid off.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	51
Revolving Credit Balance:	$11,889.00	Public Records On File:	1
Revolving Line Utilization:	54.80%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds like you have part of a good plan started. You may have the other part of the plan in place, I just can't tell yet. How have you changed your spending habits? When is the last time you charged on credit cards? What is the delinquency 51 months ago? Please talk about the Public Record. Thank you in advance for your answers to the questions.	- My spending habits have only recently changed, when I decided to break my bad spending habits the night I opened this loan request. I am determined to get all my credit cards paid off and then cancel all but one. My theory is, if I limit the amount I can put on a credit card, it will limit the amount I am willing to put on that card. My credit score will suffer, but it will recover along with my piece of mind. I will only use the remaining card for emergencies. - Last time I charged was on 1/11/10, to cover my insurance deductible on body repair to my car. - The delinquency 51 months ago was a Perkins student loan. I was paying my student Stafford student loan and thought I was paying off all my student loans. I did not realize that the Stafford and Perkins student loans were being processed by different companies. I also had moved since graduating from college and it took them 3 months to track me down. - The public record was a chapter 7 bankruptcy. I was a young, stupid college student, in way over my head and decided to start over. I will never do that again, that bankruptcy has haunted me for 9 years.
what is the "public record" on your credit report? what is your position at hot topic? what are the rates/balances/payments on your credit cards/loans?	- The public record is a chapter 7 bankruptcy. - My position at Hot Topic is a Business Analyst for the IT department. Credit: Rate Balance Payment Bill Me Later 19.99% $1,019.46 $31.00 Capitol One 17.99% $2,922.63 $75.00 Capitol One 17.99% $947.36 $29.00 Capitol One 22.99% $2,030.97 $60.00 Dell 19.99% $1,542.56 $49.00 Discover 24.99% $853.98 $25.00 Household 26.99% $123.03 $15.00 Orchard 26.99% $235.97 $15.00 Sears 21.24% $563.49 $10.00 Target 22.99% $837.31 $20.00 Wells 23.99% $2,217.64 $60.00 Loans: Rate Balance Payment Mortgage 5.38% $228,908.62 $1,689.09 Car 12.50% $21,859.89 $504.91

Member Payment Dependent Notes Series 477562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477562	$12,000	$12,000	16.35%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477562. Member loan 477562 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Virginian-Pilot	Debt-to-income ratio:	5.64%
Length of employment:	10+ years	Location:	Norfolk, VA

Home town:
Current & past employers:	The Virginian-Pilot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > We have recently bought a 100 year old home and are renting out our other property. As first-time land-lords and owners of an older historic home we have quickly realized we need to come up with a strong plan of attack regarding our financial heath, cash flow, etc. etc. etc.! Therefore my husband and I are on a mission to make 2010 the year we reduce all our debt as much as possible and create savings and emergency funds for both properties! We both have good strong jobs and career growth opportunities within our companies. We also are committed to having excellent credit, savings accounts and long term financial stability as a part of our families health and well-being. Therefore we are 100% committed to this loan and to what it will enable us to do over the next few years to reach our goals.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$7,472.00	Public Records On File:	1
Revolving Line Utilization:	97.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12K HIP loan. (1) Position (JOB-ROLE) @ Virginian-Pilot Newspaper is? (2) Public Record 101 months ago; court judgment, lein, wage garnishment? If banktuptcy, Ch 7 liquidation or Chap 11 reorganization? Member 505570 (RetiredUSMCInvestor) Virginia Beach, VA sends 01.22.2010.	1. Sales and Marketing / New Business Development with Pilot Media Advertising . 2. 101 months ago = Banktuptcy from 2000 (discharged Jan 2001) due to divorce/issues. I don't know the difference between those two things - but I was able to consolodate and settle with most all lenders and return and liquidate property where possible to settle with lenders. Others were written off.
Is the income shown yours only? If so, what is your husband's income?	That is our household income
Please explain delinquencies and public record.	Discharged Bankruptsy in 2001 from filing in 2000 due to divorce (me not my husband). since then zero delinquencies, lates etc. have bought and paid off multiple cars, held a number of cc's and/or personal loans that have been used/paid off etc... heard this was a good site to use for consoldation. The rate seems a bit high - i would prefer 8-9% range so I dont know if I am going to take the loan, but we shall see.
Your Ages? Any Children, and if so, their ages? Thanks. BTW, I'm 47	Sorry - i'm not sure why you need this information. It makes me a little uncomfortable.
It sounds like you are have a good plan. You may find yodlee.com (it is free) useful in your managing your finances. It is especially helpful to people with rental properties. Good luck on 100% funding of your loan quickly.	Thanks! I will check that out!

Member Payment Dependent Notes Series 477572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477572	$7,500	$7,500	17.04%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477572. Member loan 477572 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Sutter health. Eden/Alta bates	Debt-to-income ratio:	4.92%
Length of employment:	7 years	Location:	san leandro, CA

Home town:
Current & past employers:	Sutter health. Eden/Alta bates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > i have had my fair share of used cars, but I want to buy a brand new car now. I'm 27, I work in the dietary departments at Eden medical canter and I am recently employed at a second hospital as well ( Alta bates summit medical center). I work 2 jobs and have a credit score of 723! thanks for looking.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,398.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First new car is exciting! Have you decided what kind of car you are going to get?	well I was thinking about a new chevy truck but the loan club only aproved me for 7500.. I don't know what I'm going to buy now. I guess makeing 45000 last year and having a credit score of 723 isn't so hot to them...
I am not familiar with new truck prices - will you be trading in your old car so that the new one will not cost so much?	yes I am and I have some money saved as well. hopefully it will be enough

Member Payment Dependent Notes Series 477585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477585	$15,000	$15,000	16.00%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477585. Member loan 477585 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	NYC Police Department	Debt-to-income ratio:	11.13%
Length of employment:	7 years	Location:	RONKONKOMA, NY

Home town:
Current & past employers:	NYC Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I am a father of two young children under the age of 4, who is trying to consolidate his debt so that I can pay it down sooner and then focus on his next big step in life and purchase a home. I am a municipal worker and have been at the same job for 7 years. I have a gross income of roughly $8,000/mo and have a credit worthy history. Borrower added on 01/18/10 > I am a father of two young children under 4 and plan to use this loan to consolidate my debt and prepare to purchase a home in the near future. I have a worthy credit history and a steady job working for a local municpality which I've been at for 7 years. My monthly income is roughly 8,000 dollars, prior to taxes.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	14
Revolving Credit Balance:	$14,337.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you have a very long commute. Are you planning on buying a home closer to the city? Please explain the last two delinquencies? Thank you in advance for your answers.	We very much love the community we are currently living in, however when the time comes when we are seriously looking at purchasing a home we most likely will choose something with a little shorter distance, close to mass transit. In regards to the 2 delinquencies.. where as this is not an excuse, I rely heavily on online bill pay to keep in order my bills. Both deliquencies are from the same creditor with whom my account was not eligible for online bill pay. Because of that I overlooked the bills and was delinquent no more than one bill cycle (< 1, 30 day billing cycle.) To recitfy the problem I have since utalized my banking institution to directly pay creditor.
Position @ NYC Police Department is? (i.e., Patrol? Admin/Support? 911 Communications, etc.) Explain TWO delinquencies within past 24 months- most recent 14 months ago. Thanks for answers to BOTH questions. RetiredUSMCINvestor sends 01.19.2010.	My current assignment is Patrol. In regards to the past two delinquencies, I rely heavily on online bill pay to keep my debts and payments in order. Both delinquencies are from the same account and unfortunately the creditor does not offer online access to the account. Due to this I overlooked the bill twice, but the accounts were not delinquent for more than one billing cycle. To rectify this at the time and at present, I directly pay the account via my banking institution.

Member Payment Dependent Notes Series 477639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477639	$5,600	$5,600	13.22%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477639. Member loan 477639 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,316 / month
Current employer:	Dept Of Education PS 127 Q	Debt-to-income ratio:	3.31%
Length of employment:	8 years	Location:	SUNNYSIDE, NY

Home town:
Current & past employers:	Dept Of Education PS 127 Q
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Thank You for your help.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,860.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Can you explain your delinquency from two years ago?	I need to go to Colombia during the winter recess in February to deal with family/health/financial issues. For what I can see in my credit report, the delinquency was due to lateness in a couple of payments and that was due to the crossed schedules of the consolidation company that I hired and my creditors at that time. After 4 years , I finished my consolidation and I'm free of debt. In the summer of 2006 I had a car accident and I went to Colombia, when I came back I had bills from the hospital (ER) BUT it was the hospital mistake because everything was covered by my insurance company and I had sent all the paperwork BEFORE I went to Colombia. It could be one of those of both either way, was not my intention or fault to be in that position. I think I demostrated that with the stepos I took to pay my debts through the consolidation. Thanks in advance for your help.
What is the purpose for the loan? Please explain the delinquency 26 months ago.	I need to go to Colombia during the winter recess in February to deal with family/health/financial issues. For what I can see in my credit report, the delinquency was due to lateness in a couple of payments and that was due to the crossed schedules of the consolidation company that I hired and my creditors at that time. After 4 years , I finished my consolidation and I'm free of debt. In the summer of 2006 I had a car accident and I went to Colombia, when I came back I had bills from the hospital (ER) BUT it was the hospital mistake because everything was covered by my insurance company and I had sent all the paperwork BEFORE I went to Colombia. It could be one of those of both either way, was not my intention or fault to be in that position. I think I demostrated that with the stepos I took to pay my debts through the consolidation. Thanks in advance for your help.

Member Payment Dependent Notes Series 477648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477648	$4,300	$4,300	11.83%	1.00%	January 21, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477648. Member loan 477648 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Hitachi Data Systems	Debt-to-income ratio:	17.63%
Length of employment:	4 years	Location:	WARRINGTON, PA

Home town:
Current & past employers:	Hitachi Data Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,050.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Can you explain your delinquency from 5 years ago?	I am planning on getting a small car for my son at college. The delinquency issue from 5 years ago: I was in the middle of a divorce and a creditor was not paid by my ex-spouse. All credit issues have been clean ever since.

Member Payment Dependent Notes Series 477656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477656	$12,000	$12,000	12.87%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477656. Member loan 477656 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,191 / month
Current employer:	Swank Audio Visuals	Debt-to-income ratio:	14.98%
Length of employment:	5 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Swank Audio Visuals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,060.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please give us an idea as to what debt you are trying to consolidate? Your credit report reflects a revolving balance of $7,060.00. What are you going to use the other $5,000 for?	I'll be paying off my car loan as well.
What are your current interest rates on credit card and car loan? What are your current monthly payments on those loans?	CC1 19.99% CC2 12.4% CAR 12.8%
What are your current monthly payments on those 3 loans?	CC1 $150 CC2 $50 CAR $300

Member Payment Dependent Notes Series 477691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477691	$12,000	$12,000	13.57%	1.00%	January 26, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477691. Member loan 477691 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Temecula Creek Christian Fellowship	Debt-to-income ratio:	21.77%
Length of employment:	3 years	Location:	Murrieta, CA

Home town:
Current & past employers:	Temecula Creek Christian Fellowship
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Using this loan to consolidate debt for my new family. Borrower added on 01/19/10 > I am an associate pastor of a small family oriented church in Southern California. I am using this money to get out of debt as I just had my first son 8 months ago and we have another on the way in April!

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,263.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the reported delinquency 28 months ago? Please explain the "new family" reference.	I am not sure what delinquency you are referring to exactly, but 28 months ago I was in seminary and money was very tight. We moved from Southern California to Massachusetts and lost our car to a blown head gasket driving across country. Because of that we fell behind on our bills. The new family reference is because we just had our first son last May and we are now expecting our second one in April. After years of not being able to have children, God has blessed us with two! Our family is growing quickly and we want to get out of debt asap.

Member Payment Dependent Notes Series 477791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477791	$13,900	$13,900	13.92%	1.00%	January 25, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477791. Member loan 477791 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,950 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	24.05%
Length of employment:	< 1 year	Location:	Patchogue, NY

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Income listed does not include my wife's annual income of 45K. We are looking to consolidated all our credit card balances (6,500) and a personal loan owned to CitiFinancial (7,400) for our wedding this past May. Citi's current interest is 29% (extremely high, but love called). I work in Advisory Services with Ernst & Young LLP and my wife is a resume analyst with The Ladders.com (if you're looking for a 100K plus position up them look). Hope you can help us as we continue to move in a stronger financial direction. With Love, A & M

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,061.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 477801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477801	$7,800	$7,800	8.94%	1.00%	January 26, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477801. Member loan 477801 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	University of the Sciences in Phila.	Debt-to-income ratio:	12.95%
Length of employment:	5 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	University of the Sciences in Phila.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Trying to get all of my credit card debt paid off in the next year (or year and a half). Am convinced it will absolutely happen. Borrower added on 01/18/10 > I plan to consolidate some of my higher-interest credit card debt so that I can work towards paying all of my credit card debt off within the next 1.5-2 years. I am an excellent borrower and am never late with my monthly payments. I have had the same job for the past 5.5 years and have rental income coming in to supplement my family's monthly expenses. In addition, I plan on earning some extra income in the next several months by working for the 2010 Census to help pay off my debt even faster.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,035.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Job position and description are? RetiredUSMCInvestor sends 01.19.2010	Position Title: Reference Librarian/Technologist Description: Assist faculty, students and staff with information needs across campus. Teach information literacy skills to students. Maintain various electronic and web services in Library to ensure online (and remote) access to resources by university community. Train faculty, students, and staff in use of these resources.
Hello. How did you accumulate so much debt? Is all the debt on credit cards or is some of it on a home equity line? Can you really afford all the properties you own? What is your current job and is it secure in these difficult financial times? Will this loan save you money in interest (what is the rate differential)? When you subtract your ordinary expenses (including mortgage payments) from all income how much do you have left each month to pay towards debt reduction? Do you understand that this loan is not a gift and we wish to be paid back? Are you doing everything possible to avoid adding additional debt? Your description sounds very positive and I share your hopes to eliminate your debt. I do have concerns that you may be in over your head and will default on this loan the moment things get a bit dicey. Please convince me otherwise. I would like to support your request. Wishing you the very best.	1) How did you accumulate so much debt? A: I accumulated much of the debt in graduate school on tuition (since I didn't qualify for financial aid) and on some medical bills. 2) Is all the debt on credit cards or is some of it on a home equity line? A: Its all on credit cards. 3) Can you really afford all the properties you own? A: I only own one property. Its a duplex and I live in one unit and rent the other one out. 4) What is your current job and is it secure in these difficult financial times? A: My current position is as a librarian in a private university. Its a very stable position and although the University has had to look for ways to be more economically efficient, it hasn't had to release any employees due to the economy. 5) Will this loan save you money in interest (what is the rate differential)? A: Yes, it will save me money in interest. Rate differential will average about 7-8%. 6) When you subtract your ordinary expenses (including mortgage payments) from all income how much do you have left each month to pay towards debt reduction? A: About $1000 per month. I do live a very simple lifestyle and am really prioritizing paying this debt off. 7) Do you understand that this loan is not a gift and we wish to be paid back? A: I take loans very seriously and have never defaulted on a loan nor have I made any late payments. 8) Are you doing everything possible to avoid adding additional debt? A: Yes, I am eliminating my loans one at a time and am looking forward to the day where I do not have to pay them off anymore. My plan is to be free of them all by the summer of 2011. I am also hoping to work for the Census 2010 in order to pick up some extra money and due for a promotion (and raise!) in July. I keep my eyes on my finances all the time and am looking for any extra help to make my financial freedom a reality that much sooner. 9) Your description sounds very positive and I share your hopes to eliminate your debt. I do have concerns that you may be in over your head and will default on this loan the moment things get a bit dicey. A: As I mentioned, I've never defaulted on a loan. I take pride in my ability to meet my responsibilities head on and I'm a little bit of a geek in that I really like to keep an eye on where my dollars are being spent and how I can save money. Currently, I have about $2500 in savings (ING account) and about $21000 in a Vanguard retirement account. My credit card debt is holding me back from saving even more so I'd REALLY like to knock that out of the picture. Thanks for your time.
Thank you for your thorough answer, it is consistent with my positive feelings about your request. In this business one needs to be careful. I have invested in your loan and wish you the very best in eliminating your debt.	Thank you! I definitely understand! I think this is a great way to approach lending/borrowing as it eliminates a lot of the middle-man costs. I hope you're faring well on the lending side and I can guarantee that I'll pay off my loan earlier than the 36-month period.
I'd like to help too but have a couple questions first. Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Why is there a difference between loan request and credit balance?	Card #1) American Express: balance=$2900, interest at 16.00% Card #2) Citibank CC: balance=$4300, interest at 16.00% Card #3) Chase CC: balance=$300, interest at 23.00% The loan I am applying for will go to pay off these three cards. I've been paying down the Chase CC above and will pay it off completely next month regardless of the loan coming in. I intend to close the accounts above once they are paid in full. Card #4) Bank of America CC: balance=$11800, interest at 14.00% If I get this loan, I intend to prioritize paying off the Bank of America card above as it will then have the highest interest rate. I'd like to pay it off by the end of the year. I didn't include this balance in the loan request as the higher loan amount would've resulted in a higher interest rate from the Lending Club which somewhat defeats the purpose of consolidating my debt. Card #5) Chase CC: balance=$2400, interest at 9.00% This account was closed several years ago at my request in order to retain the lower interest rate. They were going to increase it to something like 20%. It also has not been included in the loan request because it already has a low interest rate and it will get paid off at the same time as the LC loan.
Member_606209, Ok. Just have a cple more.... Can you list your monthly expenses and the rent you receive for the other part of the duplex? What is your oh sh1t plan (aka lost job unexpectedly) ? Thx.	1) My monthly expenses (other than my credit card payments): Pre-K tuition: $580 Utilities: $360 Public Transportation: $60 Membership fees (martial arts club): $50 Groceries: $300 Note: My husband pays the mortgage ($1000 per month) which includes our real estate taxes and insurance. 2) The rental unit brings in $700 per month. 3) My contingency plan: Both my husband and I work in education. He's a high-school special education teacher making $600000 annually and I'm in higher education. This is a field that offers very high job security, even in difficult economic times. However, if my employment was unexpectedly terminated, I would turn around and find another job. Due to the high level of my technical and professional experience, I've never had any problems finding employment.
Member_606209, Is your husband's salary is a typo? I assume it's $60k. If it's $600k, I am sure anyone who reads this will be changing careers quickly. ;^) Regardless, I'm in. Seems you are on the right path. Good luck!	Ooops! Yes, that was a typo - I wish his salary was that high! I think teachers are extremely underpaid, but I guess I'm biased! =)

Member Payment Dependent Notes Series 477823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477823	$18,000	$18,000	8.94%	1.00%	January 27, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477823. Member loan 477823 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Delta Bank	Debt-to-income ratio:	4.64%
Length of employment:	10+ years	Location:	Flushing, NY

Home town:
Current & past employers:	Delta Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I would like to pay off my credit card loans and consolidate into one loan. Thank you.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,347.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 477832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477832	$13,000	$13,000	16.70%	1.00%	January 26, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477832. Member loan 477832 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,200 / month
Current employer:	U.S. Government	Debt-to-income ratio:	11.70%
Length of employment:	10+ years	Location:	Castle Rock, CO

Home town:
Current & past employers:	U.S. Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Hello, and thank you for looking at my loan listing. This loan will pay off a couple of debts that are due at a higher rate of interest and will therefore reduce my monthly payments. It will also pay off an Allen organ that I am purchasing. I am a church organist and will use the organ to practice at home because church is a distance from my home. I am also planning on teaching organ, and so this will become a business expense. I have already paid $11,000 on it and owe $6,500 on it. Thank you again!

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,040.00	Public Records On File:	1
Revolving Line Utilization:	91.80%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please talk about the last 2 delinquencies, and the Public Record? Thank you in advance.	Hi, and thank you for looking at my listing. The 2 delinquencies were from when our mortgage company miscalculated our escrow because we had purchased a new house, and raised our mortgage payment by $400 a month. This was an unexpected payment, and we took care of it by working overtime and working with the mortgage company. We have since refinanced this into a fixed rate loan, and we dealt with a lender rather than a mortgage broker. The bankruptcy was due to previously poor judgement on our part, and we have learned from it.
Position @ "US Government" is? (Job and GS Pay Scale or equivilant) Public Record on File from 89 months ago. Bankruptcy? Chapter 7 liquidation? Chapter 11 reorganization? Or taxes, court leins or wage garnishment? Please explain. Two delinquencies within past 24 months; most recent 18 months ago. Explanation? Need answers to all THREE questions. RetiredUSMCInvestor sends 01.19.2010	1) Level GS 13, step 9 2) Chapter 7, due to poor judgement on our part at the time. We have taken classes regarding finances, such as Dave Ramsey. 3) The delinquencies occurred when our mortgage company (Lehman Brothers) miscalculated our escrow payment and raised our monthly payment by $400 a month. I worked overtime, and we also worked with the mortgage company to bring it current again.
Hi there. I was born and raised in Colorado...beautiful place. What do you do with the government and are you planning on submitting proof of your income? Thanks!	Hi! Yes, it is a beautiful place! I am a Social Insurance Specialist, Program Leader. I do policy analysis, teach, work with software, quality control, and write - and other duties as assigned :). I do plan on submitting proof of my income.
Please explain your delinquencies and public record.	Hi, and thank you for looking at my listing. You will probably see this answer on the other questions that were asked, but the delinquencies were due to the mortgage company miscalculating the escrow, and raising our payment by about $400 a month (it was a new home). The public record was a Chapter 7 bankruptcy due to poor judgment on our part, and we have since worked to improve our credit. Thank you again for your interest.

Member Payment Dependent Notes Series 477839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477839	$13,500	$13,500	11.83%	1.00%	January 26, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477839. Member loan 477839 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,176 / month
Current employer:	U.S. Department of Veterans Affairs	Debt-to-income ratio:	22.54%
Length of employment:	< 1 year	Location:	Muskogee, OK

Home town:
Current & past employers:	U.S. Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I want to consolidate my debt to pay it off over a fixed period of time at a lower rate of interest.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,813.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 477841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477841	$4,800	$4,800	13.22%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477841. Member loan 477841 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Urban American Management	Debt-to-income ratio:	15.17%
Length of employment:	2 years	Location:	Hoboken, NJ

Home town:
Current & past employers:	Urban American Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > Everyone needs a little help sometimes. I'm trying to start off the year right, pay off some bills, and buy my girlfriend the ring she deserves.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,354.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Urban American Management? Thank you in advance.	I am an Energy Analyst.

Member Payment Dependent Notes Series 477864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477864	$20,000	$20,000	11.83%	1.00%	January 27, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477864. Member loan 477864 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:		Debt-to-income ratio:	6.72%
Length of employment:	< 1 year	Location:	glenwood springs, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Getting started on new career! Borrower added on 01/20/10 > I am starting a new business, a clothing store and am buying out the inventory of an existing business. I have about $4600 going out in monthly expenses, $20,000 in school debt and no credit card debt. $7000 in savings. My family owns a business and I receive money from that. I have a B.A. I don't know why it said "Investing in Education"? I called to see how to change that, will fix. I previously have been a finance manager and a buyer for fragrance and accessories.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	65
Revolving Credit Balance:	$4,070.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income? Thank you in advance.	Family business.
I'd like to help but have a couple questions first. What is this loan specifically for? What type of education? College? What industry do you want to be in? Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at 'Family business'? Can you list your work history? These answers will definitely help lenders lend.	How much are you wanting to put up, and I can answer all these questions.
I am interested in the answers to Fightin_Illini's questions also. There are also probably other Lenders here who may not post questions, but base their investing decisions on the answers that they read here.	I have posted the answers to the questions.
Um. This information is not just for me. Transparency will help you get the full amount of this loan. It's up to you whether you want to answer those questions.	I posted the additional information, I just thought the information given was sufficient but since others are also interested I have posted.
Your inability to answer all questions without hesitation is disturbing. Why should we fund your loan? You do not seem very grateful.	I did answer all the questions??

Member Payment Dependent Notes Series 477919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477919	$1,000	$1,000	12.18%	1.00%	January 26, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477919. Member loan 477919 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	tyson	Debt-to-income ratio:	13.56%
Length of employment:	2 years	Location:	pasco, WA

Home town:
Current & past employers:	tyson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Paying off a credit card that went from 3.5% to 19% please help

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,781.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 477924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477924	$3,000	$3,000	11.48%	1.00%	January 22, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477924. Member loan 477924 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	American Institute of Steel Construction	Debt-to-income ratio:	3.05%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	American Institute of Steel Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > This loan will help me refinance and consolidate my credit cards so I can get back on a budget and stop paying unnecessary APR fees. I'm an educated, responsible, young professional and I am a safe choice for investors. Thanks!

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,738.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
One of the problems with loans on this site is that few ask to have their income verified by lendingclub. By verifying your income, more people are willing to lend and feel that they've made a safe investment. To verify your income, contact lendingclub and ask them to do so. I look forward to investing on your loan.	I will ask lending club to verify my income. Thank you for the pointer.

Member Payment Dependent Notes Series 477931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477931	$3,200	$3,200	11.48%	1.00%	January 22, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477931. Member loan 477931 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	iFAX Solutions	Debt-to-income ratio:	21.43%
Length of employment:	2 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	iFAX Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I am a responsible, hardworking individual that would like to consolidate and refinance the debt that I have in order to get more a more manageable monthly payment. I have a secure job with a successful, quickly growing small business.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,262.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 477941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477941	$16,000	$16,000	14.26%	1.00%	January 27, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477941. Member loan 477941 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Absolute Surveying	Debt-to-income ratio:	18.87%
Length of employment:	10+ years	Location:	Lewis, CO

Home town:
Current & past employers:	Absolute Surveying
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Bill consolidation

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	34
Revolving Credit Balance:	$33,587.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances on the loans you want to consolidate? What are your responsibilities at work?	My responsibilities are to manage everyday operations of my land surveying buisnesses as well as review and sign survey work performed by others as a consultant.
2nd request: what are the rates and balances on loans you want to consolidate?	Balances 15,000.00 and the rates are around 20%.
thanks for the answers so far. can you do what it takes to get lending club to verify your income?	I've sent lenging club everything that they have requested within a day. I've sent tax returns, W2's and my employment information.
It doesn't seem clear to me if you are the owner or an employee of surveying businesses.	I own two survey companies were I'm a W2 employee as well as the owner. I consult with two other survey companies under my name and recieve 1099s.
So the two companies are incorporated and you are the major owner and an employee?	That is correct.

Member Payment Dependent Notes Series 477959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477959	$11,000	$11,000	13.22%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477959. Member loan 477959 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,106 / month
Current employer:	Harvard University	Debt-to-income ratio:	15.54%
Length of employment:	4 years	Location:	CAMBRIDGE, MA

Home town:
Current & past employers:	Harvard University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I plan to use the funds to pay off my high interest credit cards and have one monthly payment at a lower interest rate. I am steadily employed by a University and a member of a Union so my employment is assured. The lower payment would allow me to reallocate my budget so incorporate savings and increase my retirement contributions.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	35
Revolving Credit Balance:	$11,922.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your position at Harvard, as well as your last delinquency.	I manage the director's office at one of the centers on campus so it's grant management, donor relations, calendar management etc. As for the delinquency on my credit that was a late payment on a car loan due to an ill-timed vacation. That loan was subsequently paid off in full ahead of schedule.
Please respond to the following: What are your responsibilities at the university? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (35 months ago). Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I manage a director's office at university funded center which encompasses grant management, calendar management, donor relations, etc. I have no dependents and am the sole wage earner. My income is stated in the application as is the lending club's policy of automatic deductions from the checking account. As for my balances and interest rates, I do not need this loan as I am currently comfortably able to pay off my debts, however with this loan the interest rate would be below 25% which would be allow me to pay off the debts quicker as my ultimate goal is to be debt free. The delinquency was due to a car payment not being mailed before a vacation, however that was 3 years ago and that loan was in fact paid off in full ahead of schedule.

Member Payment Dependent Notes Series 477972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477972	$13,000	$13,000	8.59%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477972. Member loan 477972 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Veterans Affairs	Debt-to-income ratio:	18.35%
Length of employment:	10+ years	Location:	FENTON, MI

Home town:
Current & past employers:	Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I plan to refinance a loan I had previously taken out several years ago. This loan still has 40 months left with a monthly payment of $537. I plan to reduce the monthly payment so I can put more money on a car loan to pay off quicker.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,031.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the VA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Manager in the Facilities Management Dept at a VA Medical Center. Wife also earns 20K a year for combined income of 120k per year. Car loans = $880/month, mortgages $1380/month with a second mortgage, no HELOC, Credit cards = $80/month. This loan will be combined with a large tax return to lower a past consolidated loan with a balance of $19000 @8.5% from a monthly payment of $537 with 40 months left to $410 for 36 months. I have been at this job for over 12 years, with no talk about closing or job cuts at the VA Medical Center where I work, if for some unexpected reason it did, I would rely on retirement savings and large amounts of leave I have accrued until gaining other employment.
What is your position with the Dept. of Veterans Affairs?	Manager in the Facilities Management Department at a Veterans Affairs Medical Center.

Member Payment Dependent Notes Series 478022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478022	$5,000	$5,000	8.59%	1.00%	January 22, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478022. Member loan 478022 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	BAE Systems	Debt-to-income ratio:	12.59%
Length of employment:	9 years	Location:	Colden, NY

Home town:
Current & past employers:	BAE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,119.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at BAE? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	roadtrip, I develop manuals and training material at BAE Systems. There is another wage earner in the household. I have one mortgage, $1919.00 per month, one car payment ($460.00), and four credit cards, totaling a monthly obligation of $176.00. One of the cards, American Express, requires monthly payoff of the total balance. This is one of the obligations I require the requested funds to pay. Due to a series of events over the last few months a perfect storm formed resulting in expenses coming in sooner than I could pay them. If I had another credit card on which I could put these expenses I would be fine, but, wanting to limit my accounts and balances I did not apply and had to put them on Amex, resulting in this situation. As far as contingency, I am under contract for the next five years and unless I make an egregious mistake this funding will not go away. In addition, I have long term investments that I could pull out of at penalty. Having payments withdrawn automatically is an option I always choose. Thank you.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you explain the 'perfect storm' with more detail? These answers will definitely help lenders lend.	My monthly expenses are as follows: Mortgage ??? $1919.49 (approximately $191,000 @ 6.0%) Auto Loan ??? $469.76 (approximately $21,482 @ 8.0%) Card 1 ??? $136.00 (approximately $6,612 @ 2.99%) Card 2 ??? $10.00 (approximately $456 @ 0% until 12/10/10) Card 3 - $38.00 (approximately $443 @ 8.0%) Card 4 ??? balance must be paid off at the end of each month (AMEX) Natural Gas - $135.00 (Budget billing ??? usage averaged every quarter and then divided over 12 months) Electricity ??? $82.00 (Budget billing ??? usage averaged every quarter and then divided over 12 months) There is a second income with a total of approximately $115,000 annual before taxes. The perfect storm briefly described in my previous post consisted of three needed, but planned, home improvement projects ??? two of which exceeded their budget by 5%. These were followed in short order by two expensive and unplanned home ???improvement??? projects. The latter of the two I partially put on AMEX ??? thus the $2,400 I owe. The other expense that MUST be addressed is my second auto that requires just short of $3000 in repairs. As stated before, I could pull on my 401, pension, or CDs, but that would be at a penalty and more than likely would not be timely enough. I do not want to dip any further into my emergency funds any deeper for fear of really putting myself in economic danger of something major comes up. I would much rather have another open ???account??? that I pay monthly than do that. I could have gone to the bank or a place like Lendingtree, but both charge outrageous interest even with my good credit history ??? thus, I came here. Thank you for your time and consideration.

Member Payment Dependent Notes Series 478025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478025	$3,600	$3,600	14.26%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478025. Member loan 478025 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,250 / month
Current employer:		Debt-to-income ratio:	2.24%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > This is a start-up medical device company based around helping senior citizens and baby boomers with their joint pain. My first product, a patent pending product for the knees, is an extremely comfortable combination of a baby-blanket-soft wrap that wraps around the patients knee, and a cover which secures the wrap to the patients knee and acts as a brace. The supports are so comfortable that you can wear them all day for days at a time--even while sleeping. I have physical therapists treating their patients with my knee brace and will be approaching Orthopedic Surgeons to get their support. The knee support has already helped many seniors to avoid knee replacement surgery and regular surgery, helped other seniors to endure less pain after surgery, allowed a senior to walk after a stroke, allowed 2 marines to continue duties/training, helped multiple sports enthusiasts to continue training, and etc. I have a manufacturer in the USA that is producing them for me but I need the funds from this loan to purchase more inventory. My next patent pending product is an extremely comfortable lower back support belt that can also be comfortably worn while sleeping. I have a furniture mover, 2 marines, receptionists, etc. using this belt with incredible pain relief results. Many other helpful products are in various stages of development. The business outlook is extra-ordinary for joint support products, especially, with baby boomers getting older and having more joint pain. Thank You in advance for your support.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$105,418.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 478076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478076	$2,500	$2,500	13.57%	1.00%	January 22, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478076. Member loan 478076 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,208 / month
Current employer:	c and s	Debt-to-income ratio:	13.50%
Length of employment:	5 years	Location:	STERRETT, AL

Home town:
Current & past employers:	c and s
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	58
Revolving Credit Balance:	$2,542.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 478080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478080	$5,000	$5,000	7.74%	1.00%	January 27, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478080. Member loan 478080 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:		Debt-to-income ratio:	7.96%
Length of employment:	3 years	Location:	ayer, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,067.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income (employer) and how long have you had it? Thank you.	I am a nanny and have been doing it part time since I was 16 while I worked at a daycare. And full time for the past 3+ years
A couple of questions; first, if this is debt consolidation you are asking for $5,000 and your current revolving credit balance is $3,067. What do you intend to do with the $1,933 above what you owe on your current balance? Second, do you have any savings or investments that you can access in an emergency? Thanks you!	Wow I didn't realize that info was visable to everyone. I make enough money to pay my bills each month. I have greAt credit and just recently got behind tryting to help a friend. I got the loan I needed from a bank, but may use this site to repay that loan and save interest.

Member Payment Dependent Notes Series 478113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478113	$7,500	$7,500	13.22%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478113. Member loan 478113 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Lauderdale Law Offices	Debt-to-income ratio:	24.23%
Length of employment:	1 year	Location:	PACIFIC GROVE, CA

Home town:
Current & past employers:	Lauderdale Law Offices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I have a good paying and secure employment making this a very safe loan.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,290.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position/Job description @ Lauferdale Law Offices is? RetiredUSMCInvestor sends 01.20.2010	I am an attorney at Lauderdale Law Offices.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You are requesting a loan that is $4,000 more than your revolving credit balance. Are you paying off credit card debt or other? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am the sole wage earner. However, in addition to my salary of 72K, I have income of roughly 18K-24K from a side business I have. This loan will pay off three of my current debts and one of my wife's debts which currently amounts to roughly $700 in monthly payments. My rent is $2,200 a month and utilites run about $500. I have other debts that amount to $1,000 a month in payments which this loan will not cover, but will allow me to start working on bringing them down as well. My repayments will be automatically withdrawn from my bank account.

Member Payment Dependent Notes Series 478163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478163	$5,000	$5,000	7.74%	1.00%	January 26, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478163. Member loan 478163 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,260 / month
Current employer:	conagra foods	Debt-to-income ratio:	10.98%
Length of employment:	10+ years	Location:	FARMINGTON, MN

Home town:
Current & past employers:	conagra foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > my job is secure

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,305.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you don't mind telling us, what are you going to be using this loan for?	Type your answer here.wedding expenses

Member Payment Dependent Notes Series 478166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478166	$10,000	$10,000	12.87%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478166. Member loan 478166 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	United States Navy	Debt-to-income ratio:	12.64%
Length of employment:	3 years	Location:	Groton, CT

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > With this loan, it will be the only monthly payment I have to make - all other payments stop. It's a no-brainer, since I'm paying out about $800/mo. I'll have way more money every month and this will be EASY to pay off. Borrower added on 01/20/10 > Additionally, I am employed by the US Navy. I am a nuclear reactor operator on a US nuclear submarine. My paycheck is about as steady as can be and LendingClub will simply withdraw the funds from my account each month on the day that I am paid - hence, there is no risk of even a late payment, let alone defaulting on the loan. I will also be in the Navy until Nov. 2012, which means I will be employed in the same manner until there are only two monthly payments left on this loan - making it a very safe investment. You'd be helping me and yourself by funding this loan.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	33
Revolving Credit Balance:	$9,123.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
US Navy Pay Grade is? Expiration Current Contract Date (ECCD) is? Are you possibly extending? Or possibly reenlisting? Sent 01.20.2010 RetiredUSMCInvestor	My pay grade is E-5. I will be an E-6 in September. I will be active duty until November of 2012. So I have just under 3 years left. I may re-enlist, which for my rate (Nuclear Reactor Operator on a submarine) comes with a $75G bonus. I am currently the most junior division leader on my boat. Any further questions I would be happy to answer.
Do you plan to use an allotment to pay it?	I will just have the monthly payment withdrawn automatically from my checking account each month.

Member Payment Dependent Notes Series 478200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478200	$19,600	$19,600	15.65%	1.00%	January 27, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478200. Member loan 478200 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,625 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	13.58%
Length of employment:	10+ years	Location:	Tacoma, WA

Home town:
Current & past employers:	Federal Bureau of Prisons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Loan Pymt and Auto Deduct Pymts Borrower added on 01/19/10 > This loan would provide a lower monthly payment than I currently have, saving me several hundred dollars per month as well as getting credit paid off in a much shorter time. My goal is not to have credit card balances with the higher interest rates. I have been in my career for 19 years and plan to remain there until retirement. I want to be credit card debt free well before retirement.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,189.00	Public Records On File:	1
Revolving Line Utilization:	65.10%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $19,600 Debt Consolidation loan. (1) Position (JOB/ROLE) at Federal Bureau of Prisons is? (2) Credit Report reflects Public Record from 94 months ago. Court judgment, lein, taxes, or bankruptcy? If bankruptcy was Chapter 7 liquidation or Chapter 11 reorganization? Thanks for answers to BOTH questions. RetiredUSMCInvestor sends 01.20.2010	1: My position is Correctional Counselor. 2: Chpt 7 bankruptcy near 8 yrs ago due to the unemployment of then spouse, and our divorce.
Please itemize the debts you plan to pay off with this loan. Thank you.	TSP Ln: 6279.16 Chase MC: 4292.44 Orchard MC: 2470.29 Household MC: 1869.05 Account Ctr MC: 1449.52 Macy Furn: 2717.92 Total: 19078.38
Please explain the public record on file.	Chpt 7 bankruptcy, due to the unemployment of then spouse, and our divorce.
If you pay off these debts, how are you going to avoid getting into the same financial hole again?	I have destroyed my credit cards. The accounts remain open for now, only for credit score purpose. Once I pay them off I plan to close them and put the extra $ saved into savings and retirement accounts. If/when needed, some of the saved $ (cash) will be used in place of former credit card purchases. My motivation is driven by serious consideration of retirement within about 7 years. I want to pay off these debts within 3 years with this loan. If the loan does not happen, then I have a plan of paying off one debt at a time, but it will take considerably longer, and cost more.
Me again. Loan 32 percent funded. Question: Has Lending Club Home Office Employment-Income Verification Team contacted you concerning employment/income verification? If not yet, suggest you contact them and inquire to start process. Many investors "sit on sidelines" until on-screen application Credit Review status and Income Verfication status reflects completed. After process completed your loan will fund faster. See "Contact US" at bottom Home Page for Member Support email address and Toll Free phone number. Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 7:30 AM ET.	Thank you. I appreciate the information. I was contacted end of last week via voicemail and I emailed the documents to the team over the weekend. I anticipate their receipt Monday, so I am waiting for confirmation now.

Member Payment Dependent Notes Series 478224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478224	$3,600	$3,600	12.87%	1.00%	January 26, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478224. Member loan 478224 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	3.40%
Length of employment:	< 1 year	Location:	Jupiter, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > This loan is to help pay the last of my tuition for my last year of undergraduate education. I will be attending medical school and enrolling through the US armed services Health proefessions scholarship program. Borrower added on 01/19/10 > These funds will help to pay the remainder of my tuition for my last semester at school. I am recently married (january 2nd!) and just need a little boost to pay the bill so that me and my wife can get started. We both work as servers and i also work in the student government at my school, and will have no trouble making payments. As can be seen by my credit information, i have never defaulted on a loan, or even missed a payment, i also plan to pay off part of my revolving debt with this loan to acheive a better interest rate than my credit card (20%) Thank you for your help. I will be happy to answer any questions.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,650.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please help me better understand how this is going to fit into your budget. What, and how much, are each of your current monthly living expenses? Thank you in advance.	we have rent of 800 dollars a month, no car payments as we own both of our cars, we probably spend a combined 50 dollars a month on gas as we live very close to school and mostly ride our bikes everywhere. we have a 100 dollars a month for health insurance through the school. our average electic bill is also 100 dollars making around 1150-1300 for living expenses, leaving the rest of our 2000 dollars a month or more (depending on tips) for payments on this loan, and the remainder of our credit card payment. I am very serious about my credit, and i never miss payments, as i hope to put a down payment on a house when i join the armed services.
Hi. Good luck with quick funding of your loan. I am considering helping you out but have a couple questions. 1. You titled your loan request "Investing in Medical School" however in your narrative you state that these funds will help pay for undergraduate tuition. Please clarify. 2. Have you been accepted to med school? If so, where will you be enrolling? 3. Will you be borrowing additional money to fund med school tuition / room and board / etc.? Or, will the armed services be footing the bill for you (in return for your dedicated service when you complete your residency)? I look forward to your answers and wish you luck in your future. You have a long road ahead of you which will require sacrifice and determination.	i am in my last term of premed. after successfully completeing a bachelors degree in communication i went back to school for premed and am taking the MCATs in may. i have a 3.75 gpa and it looks promising for an acceptance to medschool, allthough the application process takes around a year. and yes, the armed services will pay for my medical school upon acceptance and also provide me with a stipend and signing bonus. this is the Army's health services scholarship program. thank you!
Both you and your wife are servers? Where do you work? Thank you in advance.	She works at cheesecake factory, i work at a small diner called giuseppes next door to our complex. i also work at the school in the student government offices as the marketing director.
The $2000. monthly income - is that your income alone, or is that your income combined with your wife's income? Does she have her bachelors degree also? You mentioned that you want to put a downpayment on a house - do you have savings towards that? Thank you in advance for your answers.	That is our combined income. she does not have her bachelors degree, she is currently taking some classes during the day while she works at night. the downpayment would come from the signing bonus provided by the army upon acceptance into their scholarship program once i finish this semester. i am trying to set up a good credit history however in order to get a good rate on a loan, and to perhaps lower that downpayment.
So you have a BA in Communications now, and want this loan to pay off the balance of the tuition, is that correct? Did you receive financial aid while you were in school? Thank you in advance.	this loan is to pay for the last year of my second bachelors in biology to prepare me for medical school. i received full financial aid for my first bachelors. i had a full academic scholarship. but for a second bachelors there just isnt very much aid available, and i needed a loan to make up the difference.

Member Payment Dependent Notes Series 478242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478242	$6,000	$6,000	13.22%	1.00%	January 25, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478242. Member loan 478242 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	22.32%
Length of employment:	2 years	Location:	Goleta, CA

Home town:
Current & past employers:	Coldwell Banker
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I have two credit cards with about $6000 on them with interest rates of 30%. I would like to consolidate the debt at a lower rate in order to pay it off sooner. I have successfully been paying on another Lending Club Loan for almost a year and have found it extremely helpful. I have recently begun working for a colleague on the side which brings in between $400-$600 extra each month. Borrower added on 01/19/10 > I have great job security- I currently hold two positions at the company and have been there over 2 1/2 years. I have no plans of moving or leaving the job in the near future. My montly expenses are: Rent: $875, 1st Lending Club Loan: $290, Cellphone: $80, Food: $200, Gas: $40, Utilities (shared): $75. My current monthly payments on my credit cards total $200-300 which is above the minimum payments since I am trying to pay them down. I do not use the cards for purchases since I want to get rid of them. I pay cash for all expenses and don't have an expensive lifestyle. My goal in the next couple years is to be debt free and I am committed to this. I am tired of wasting money on high interest credit cards that I used in the past when money was much tighter.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,115.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What is the loan number and loan amount on your 1st LC loan? What are your responsibilities at Coldwell? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	My 1st LC loan # is 381265 and it started out as $8000 in February 2009 and is now $6200. I pay $290 each month automatically from my checking account. I have never had an issue with it. At Coldwell Banker I am the marketing/advertising coordinator and I also maintain the listing files before they go into escrow. I currently have two job titles due to someone moving away and the company wanting to save money by not filling the position. I see this as job security since I know I am needed. I also do side work for one of the realtors which gives me an additional $300-$600 per month depending on the work load. I am single and live alone so I am the only one responsible for rent, bills, etc. The two cards I am trying to pay off are: #1 $2,379 balance with $40 minimum monthly payment- I usually try to pay atleast $100. #2 $3,664 balance with $70-80 minimum monthly payment and I usually try to pay $200 instead. Because of the high interest, even though I am paying well above the minimums, it's not getting me very far. If I were to lose my job I would apply for unemployment- even though that is very little- and I would probably move 400 miles away and live rent free with my parents until I could find another job. This would allow me to be able to focus on my loan payments since I have no car payments, etc that would be taking a large portion of my unemployment money. And if that fails, I can always beg my parents to front me the money and then pay them back when I am employed. The last thing I want to do is default on the loan. I will be having the payments for this loan automatically withdrawn from my checking account each month and odds are, I will be contacting LC on a regular basis to add to the amount they are withdrawing since it says it will only be $200/month. I would rather pay $300-$400 since I can afford that and it would decrease my interest over the 3 years. Thank you very much for your questions.

Member Payment Dependent Notes Series 478348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478348	$10,000	$10,000	13.22%	1.00%	January 27, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478348. Member loan 478348 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Intra-Cellular Therapies Inc.	Debt-to-income ratio:	16.84%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Intra-Cellular Therapies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Thank you for the loan. Borrower added on 01/21/10 > Credit card debt consolidation

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	6
Revolving Credit Balance:	$13,948.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the delinquency 6 months ago that's on your credit report?	I was unaware of any delinquencies on my credit report until I saw it listed on this website. I receive quarterly reports on my credit score from Credit Observer and do not recall any delinquencies listed there. I am going to contact all three major credit report agencies to clarify this matter.

Member Payment Dependent Notes Series 478374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478374	$10,000	$10,000	8.94%	1.00%	January 26, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478374. Member loan 478374 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Kings Family Restaurant	Debt-to-income ratio:	6.61%
Length of employment:	< 1 year	Location:	Lower Burrell, PA

Home town:
Current & past employers:	Kings Family Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you owned your home? What do you plan to do with the funds? What debt do you have? Your job is less than one year. Where did you work previously?	Thanks for the questions. My wife and I have owned our home since October of 2006. The only debt I currently have (asside from mortgage) is approx 10,000 in school loans. I previously worked for Buffalo Wild Wings as an assistant manager. I switched jobs because Kings offered me a substantial increase in my salary and better benefets. I plan to use this loan to assist in the funding I need to remodel my kitchen, bathroom, finsh my basement, redo the flooring in my whole house, and do some landscaping in the spring. My wife also works as a general manager and has an income of $32,000 a year in addition to the $41,600 I make a year. Hope this info helps. Please feel free to ask for additional information as needed.

Member Payment Dependent Notes Series 478377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478377	$7,750	$7,750	12.87%	1.00%	January 26, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478377. Member loan 478377 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,484 / month
Current employer:	Homewood Lumber	Debt-to-income ratio:	22.42%
Length of employment:	4 years	Location:	Auburn, CA

Home town:
Current & past employers:	Homewood Lumber
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > Thank you for your support in helping me to start to free my little family. I'm so lucky that my job is indeed still mine. My husband has the same luck. With the employees that are left at both our jobs, we're both not going anywhere for a good while.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	24
Revolving Credit Balance:	$7,751.00	Public Records On File:	1
Revolving Line Utilization:	52.70%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478388	$5,000	$5,000	13.92%	1.00%	January 25, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478388. Member loan 478388 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	United Health Group	Debt-to-income ratio:	5.68%
Length of employment:	< 1 year	Location:	WEST HAVEN, CT

Home town:
Current & past employers:	United Health Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > I want a lower monthly payment then what I am paying off on my credit cards. This loan will also help diversify my credit report. Borrower added on 01/20/10 > A little bit about me :) I am a college graduate. I am very furtunate that I got a full time job right out of school. I am trying to pay off credit cards, save for a wedding and save for a house. This loan will help me get my credit score up and take that monthly burden off my shoulders of paying 5 different creditors. Trying to repair old credit spending habbits. Thanks!

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,324.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It is good that you are managing your finances at this stage of your life. It sounds like you have changed your spending habits. FYI, you may find mint.com (it is free) helpful in handling your budget. What is your position at United Health Group ? Thank you in advance.	Thank you for the information! I am in account management. Thanks for the question :)
Will this loan of $5,000 pay off all of your outstanding credit card balances?	Yes it will. Thanks for your question!

Member Payment Dependent Notes Series 478446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478446	$7,000	$7,000	11.14%	1.00%	January 26, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478446. Member loan 478446 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	University of Illinois - Chicago	Debt-to-income ratio:	21.99%
Length of employment:	1 year	Location:	Clarendon Hills, IL

Home town:
Current & past employers:	University of Illinois - Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,823.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the University of Illinois? Do you have a savings account or any other kind of emergency fund? Please would you contact Lending Club to have them verify your income?	Total montly expenses right now are about $1200. I am a research scientist at UIC, so my main work is research. I do have a savings account that would cover me for about 2 months. I am in the process of contacting lending club to verify my income.

Member Payment Dependent Notes Series 478462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478462	$10,000	$10,000	11.83%	1.00%	January 26, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478462. Member loan 478462 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	GRG Construction	Debt-to-income ratio:	0.54%
Length of employment:	2 years	Location:	Tucson, AZ

Home town:
Current & past employers:	GRG Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > Interest rates on my credit cards have gone up to 18 -25 % and its unbearable with no payoff end in sight. I have worked in this field for 8 years as an service tech on heavy equipment. I need to start saving for retirement. Iam purchasing my home. Getting this loan will go a long way to helping me achieve my goals of being debt free in 3 years.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$554.00	Public Records On File:	1
Revolving Line Utilization:	14.20%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts that you will consolidate with this loan? Thank you in advance.	I want to eliminate and close all credit card debt. I want to save for retirement.
What are you using this money for? If it's for credit cards, what are the interest rates and balances on the cards? What is the public record on your account from about 8 years ago?	Yes its for credit cards. The balances are $10,000. The interest rates are between 18-25%. Serious injury unable to work for extentded period lead to bankruptcy.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at GRG Construction? Can you list your work history? These answers will definitely help lenders lend.	Visa 5,300.00 Capital one 4,200.00 In savings I have 1,500.00. We are buying our home. Iam the sole wage earner. I have been an Oiler for 8 years.

Member Payment Dependent Notes Series 478486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478486	$14,000	$14,000	12.18%	1.00%	January 26, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478486. Member loan 478486 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Bank of America	Debt-to-income ratio:	5.32%
Length of employment:	3 years	Location:	Concord, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Looking to consolidate debt. I have excellent payment history and will pay this loan off quickly.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,781.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debts/balances/APRs of what you are going to consolidate with this loan, and also the ones that will not be paid off with this loan. Thank you in advance.	$9000 @ 11.99%, $1000 @ 12.44%, and $3000 @ 22.44% Not paid off $536.
How quickly are you planning on paying back the loan? It's better for lenders that you don't repay quickly.	I would pay a chunk of it back in a few months and then make my scheduled payments on the remaining balance until it is fully payed off.

Member Payment Dependent Notes Series 478487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478487	$6,000	$6,000	7.74%	1.00%	January 25, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478487. Member loan 478487 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Metropolitan Opera Assoc.	Debt-to-income ratio:	4.70%
Length of employment:	10+ years	Location:	Edgewater, NJ

Home town:
Current & past employers:	Metropolitan Opera Assoc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Trying to clear up a small amount of debt. Borrower added on 01/21/10 > Loan will be payed in full by April of this year. Borrower added on 01/21/10 > Loan will be payed back in full by April of this year.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,378.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Do you payoff your credit cards each month? Do you owe money on a home equity line of credit? Your wording is interesting "clear up a small amount of debt". Does this mean you do not intend to pay back this loan? What is the current average interest rate on the debt? Your answers are appreciated.	I pay a small amount each month to my credit cards. I do not have a home equity line of credit and I intend to pay this loan off in full by no later than April 2010. The current average interest rate of my debt is about 15%. Thank you for considering me.
You are claiming $10,000 a month income and borrowing $6,000. Do you have any savings? What are your expanses?	I don't have much savings at the moment due to some personal issues from the end of last year. As far as my expenses. I have the usual monthly expenses: car, home maintenance fees, tv, wireless, gas and electric. And i will be paying this loan back in full by April of this year. Thanks for your consideration.
I would like to help, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Metropolitan Opera Association? You say you don't have much savings due to personal issues. Do you have any other kind of emergency fund? Please would you contact Lending Club to have them verify your income?	My monthly expenses are roughly $3200. I work as a props stagehand at the Metropolitan Opera and have been there for 10+ years. I am responsible for props for the rehearsal in the afternoon and the evening performance. At this point my only emergency fund is my retirement fund which I am trying to avoid tapping into if possible and I would be happy to have Lending Club verify my income. Thank you for your consideration.

Member Payment Dependent Notes Series 478519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478519	$4,000	$4,000	7.74%	1.00%	January 25, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478519. Member loan 478519 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	CBRE Capital Markets	Debt-to-income ratio:	1.83%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	CBRE Capital Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Hello, My Wells Fargo credit card interest rate is increasing it's low APR to a high interest rate in the mid 20% range, for no reason or fault of my own, other than that the bank's window of low apr is now over and they have the ability to raise my rate. I have no other credit card debt. I have no car payments (live in San Francisco and walk to financial district.) I have very low expenses and thus, this loan is very low risk to any lenders. My debt to income ratio is 4/65, and as I said earlier, I have essentially no liabilities other than house bills and cell phone. I could pay this credit card in full today using savings but also like to have a surpluss of cash savings in the bank. I simply want to lower my monthly payment on my credit card debt. Thanks.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,370.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Can you say something about the security of your job over the next three years? Other than that your loan request looks excellent. Have a wonderful day and stay dry.	I work for a fortune 500 company that is considered to be #1 in it's sector. We had a rough stretch through mid '07' - end of '08' which included two rounds of layoffs, I survived both however, and all indications suggest that we are now in the best position we've been to capture market share (leaner & meaner w/less competition). Our company has succesfully raised capital in the public markets and from all indications we appear to be well capitalized. I also work in what is a major hub city for our company (San Francisco) and I am the Managing Director's lead analyst, so I don't expect any job turbulence over the next 3-5 years unless it is to pursue a better opportunity. Let me know if this doesn't answer your question or if you have any further inquiries. Thanks

Member Payment Dependent Notes Series 478523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478523	$2,000	$2,000	12.87%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478523. Member loan 478523 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	JBS Carriers	Debt-to-income ratio:	20.45%
Length of employment:	< 1 year	Location:	FORT COLLINS, CO

Home town:
Current & past employers:	JBS Carriers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,946.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 478537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478537	$8,000	$8,000	14.96%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478537. Member loan 478537 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	United Water Company	Debt-to-income ratio:	5.65%
Length of employment:	6 years	Location:	Fair Lawn, NJ

Home town:
Current & past employers:	United Water Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,080.00	Public Records On File:	1
Revolving Line Utilization:	74.10%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain deliquency and public record. Thanks.	The delinquency was due to a divorce, the public record also, I have since taken care of all issues and with this loan will have all my debts down to zero, exept this one loan. I take my financial well being very serious and agree very strongly that you should always live up to your obligations. Thank you for your support.
The delinquency about 9 months ago and the public record about 8 years ago were both due to a divorce? Thank you in advance for your answer.	That is correct, had what you call a spend happy wife. It is over and I am trying to consolidate my debts. I am extremely serious about maintaining my credit. I make a good living and have plenty of stocks I could unload to consolidate but, the penalty would be to high if cashed out at this time. Thank you for the opportunity to explain my situation. Have a nice night!
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Thank you for taking the time to consider my loan. As for your questions, I will do my best to answer all of them 1. Yes, I do have an emergency savings fund, not in the amount of the loan though, I do have stocks that I can cash in but the penalty would be impractical at this time but, it could be done. 2. I am the only household member that depends on my Salary. 3. I work for a large water Utility were I manage three (3) counties of water/wastewater facilities. 4. As you may know, utilities are very stable employers, I have a great reputation with future advancement in the near future. 5. As for the budget for this loan, I make a very comfortable salary. My monthly bills are as follows;mortgage $2,500, cable/phone/electric,gas/utilities $485 annual average, entertainment $100, credit cards $350 (the loan is to consolidate my credit cards that were used during my marriage).clothes/miscellaneous $200 My company supplies my car and gas so, my total monthly bills is $3,635. My monthly net salary is currently $5,000. This loan gas a lower interest than my current credit cards at 21.35% so, this consolidation is a no brainer. As I have said in previous emails, I take my finances very seriously and have given this loan a lot of thought. I know you do not know me but, I am a man of my word and will consider this loan top priority. Once again, thank you for you for your time and have a great day!

Member Payment Dependent Notes Series 478542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478542	$16,525	$16,525	13.92%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478542. Member loan 478542 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Asylum Visual Effects	Debt-to-income ratio:	14.09%
Length of employment:	9 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Asylum Visual Effects
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Hello, I have applied for this loan to pay off my higher interest credit cards. My goal is to be debt free in three years and I can accomplish that with this lower interest loan. I make 70K a year and have been employed with the same company for over 9 years. My monthly payments would be less than what I am paying now so you can rest assure that I am a good candidate for this loan. Thank you for your consideration, it is greatly appreciated.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,357.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there! What do you do at Asylum VF? And do you enjoy it? You make a good point about this loan being less than what you're already paying in interest. What would really help me invest in you... A break down of your itemized monthly expenses(inc. cost of rent and how much you put into savings after monthly expenses) Why you use your revolving credit so much. Additional income? Spouse? Kids? What means do you have to pay this debt if (God forbid)worse comes to worse? Thanks in advance, and best wishes.	Hi there- Thank you for your interest. I am an executive assistant to the owner of a Visual Effects company. I enjoy my work tremendously. I am very lucky to work with such talented and amazing people. My itemized monthly expenses are as follows: Rent- 1350.00 Car payment- 435.37 Gas- 20-25.00 Electricity- 25-30.00 Internet and cable- 78.00 Checking plus- 200.00 Barclay card- 200.00 Visa- 200.00 Total: 2,518.37 I usually put 50.00 a month into savings but my real concern is my retirement plan. This is where I put as much money as I can afford per month. My revolving credit has increased due to family expenses this past year. My mother and step dad went through some tough times (my step dad lost his job). In order to help out with their mortgage and some medical bills, I borrowed them 9,000.00. They pay me back as much as they can per month but I do not charge them interest. As for the rest of my credit, it is a combination of school expenses, car maintenance, dental bills and various other things. As for paying back the loan, if worse comes to worse I would be able to get help from my grandmother but this would be a last resort. I would do anything in my power to pay my bills without borrowing any money. And lastly, I am single and do not have any children. I hope this answers all your questions to your satisfaction. Thank you again for your interest. It is greatly appreciated.

Member Payment Dependent Notes Series 478556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478556	$9,800	$9,800	8.59%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478556. Member loan 478556 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Boys and Girls Club of the Big Island	Debt-to-income ratio:	14.99%
Length of employment:	3 years	Location:	PAHOA, HI

Home town:
Current & past employers:	Boys and Girls Club of the Big Island
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I live on the Big Island of Hawaii and am interested in purchasing the undeveloped lot next to my home. The owners of the lot live on the mainland and are ready to sell. It is a win-win!

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,164.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purchase price of the lot? How much are your monthly expenses including servicing your cc debt and are you willing to have Lending Club verify your employment?	3 years ago the lots in this subdivision were selling at $25,000. The owners, who live on the mainland, were not interested in selling at that time. It has been just recently that they contacted my spouse and I and are now interested in selling at the cost of this loan if we can buy with cash. My spouse and I are looking at this purchase as an investment. Our monthly expenses are @$3,000. My spouse's annual income is $28,000. Yes....Lending Club is welcomed to verify my employment.
I live on Oahu, If I fly out can you want to show me the lot & your proposal. If I like it I can finance the remaining needs. Feel free to give me a call 356-2010. Mahalo, Brandon	Sure I would be happy to, I will call you Today. Thanks
How do you plan on using this lot as an investment? What is your annual income? Do you need to earn a profit from this investment to repay the loan?	No Not at all, we plan to clear the lot, and in the next few years, build a small home to rent, or sell. Our annual income is 61,000

Member Payment Dependent Notes Series 478561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478561	$12,000	$12,000	11.14%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478561. Member loan 478561 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	MetLife Home Loans	Debt-to-income ratio:	2.37%
Length of employment:	5 years	Location:	OCEAN CITY, MD

Home town:
Current & past employers:	MetLife Home Loans
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > This loan is being used for 2 reasons... First, to payoff a credit card (my only credit card) and second, to install new carpeting in my home. I've been in the same line of work for 5 years. I earn a 6 figure salary and have no problems paying my debts. My credit is excellent as I never make a late payment. Thank you!

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,944.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What interest rate are CC's and the amount of each thank you	I owe $9000 on my credit card. The rate is 15.99%. I can transfer the balance to a card I have which has a 0% promotional APR but thats only good thru June. It doesn't make any sense to pay the fee for a balance transfer, when the o% interest will stop in June. Thank you.
You have just one credit card? Do you have any other debts, such as a car loan, or other loans? Thank you in advance for your answers.	Yes, I only have one credit card that I carry a balance on. I also have a car loan for $320 a month. Thank you!
Would you please itemize your monthly expenses (mortgage/utilit and so forth), so we can better understand how the loan payment will fit into your budget? Thank you in advance.	$1600 mortgage 320 car payment 120 cell phone bill 300 credit card bill (this is the one that will be replaced with the loan) 200 electric 80 cable Hope this helps!
That's it on the bills? According to your income, after you pay your bills you would have 6-7K left over each month (after taxes) With the info you give, there is no reason for you to have this loan. Is there something you are leaving out? Thanks	With my income, I net around $5500 a month ($10K gross, minus taxes and 401K contribution, health, etc). My basic bills come to the $3000 (already disclosed). My other expenses range from $1000-$1500 a month (gas, food, and advertising as I am in a job that requires monthly advertising to bring in business). So, by the time all is said and done, I spend $4000-$4500 a month. I do still have extra income, $500 of which I have automatically transferred into my stock account. I feel that the stock account currently has a higher rate of return than the 11% I would be spending on this loan. Therefore, I'd hate to stop contributing to this. In addition, last month was christmas... this month I had a sump pump installed underneath my house... in other words, things always come up. I could very easily payoff the credit card with one lump sum but because things do always come up, I'd rather not reduce my checking account that significantly. I do have other accounts (stock and 401K) but i try not to touch those (in my mind they don't exist... I ave to think of it that way if I want them to still be there when I retire). Therefore, in m opinion, I'd rather just know that I have a set payment every month and that I'll be out of debt in 3 years or less. To me, it's a more disciplined approach than getting a credit card bill every month and "deciding" how much I feel like paying at the time. I hope this makes sense. Thank you for your understanding!
I am confused - is your gross income $12.5K or $10K a month? Thank you in advance.	My Average income is $150K a year, but it varies. I'm salary plus commission. In the past 4 years, I've ranged from $120-$175K. Therefore, when I filled out my loan application I used a middle ground (average). However, when I make my decision regarding debt, I like to use worst case scenarios (even though 2009 was actually on the higher end of this range.... you never know what next year will bring).

Member Payment Dependent Notes Series 478569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478569	$3,600	$3,600	11.48%	1.00%	January 25, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478569. Member loan 478569 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Northwood Manufacturing	Debt-to-income ratio:	11.23%
Length of employment:	3 years	Location:	La Grande, OR

Home town:
Current & past employers:	Northwood Manufacturing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > I would like to use this loan to purchase a motorcycle while the prices are still cheap. If you have ever bought a bike with a loan new or used you know that the options out there are not the greatest. I have a good payment history with my debts. I have one revolving account left to payoff with tax refunds, then closed for good! I have a steady job in a company that has outlasted our competition in the hard economic times. I have the left over funds every month to make this payment with ease, my budget as follows income per month with spouses also $3200 mortgage $681 car payment $214 car payment $167 insurance $79 phone/net $60 gas/electric $100 water $50 garbage $25 revolving credit account to pay off $100 food $500 gas for rigs $120 total $2096 that's our budget we don't even bother paying for tv, we are gone or working to waste money on something that we wont use.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,866.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478580	$25,000	$25,000	15.31%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478580. Member loan 478580 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,000 / month
Current employer:	Amazon.com	Debt-to-income ratio:	7.21%
Length of employment:	3 years	Location:	Seattle, WA

Home town:
Current & past employers:	Amazon.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I put a good amount of a bathroom remodel project on my credit cards (hence the high utilization rate). I'm going to use this loan to consolidate that in to a single account. In my life I've been delinquent on one loan and that was in college, since then I've paid every loan on time and in full. I have a stable job as a software manager at a large internet company in Seattle. My monthly budget has about $1500 in discretionary money in it after all bills and food and entertainment that will go towards paying off this loan. I recently finished paying off a car loan that's was just about as much of a monthly expense so I don't expect that this would have an large impact on my overall finances. Thanks for reading the listing and please ask questions.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,406.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25K HIP loan: Current monthly payments on $28,500 revolving debt is? (Total actualy PAID not minimum payments DUE.) Thanks. Member 505570 (RetiredUSMCInvestor) sends 01.22.2010.	The amount I pay on these revolving debts really varies month by month. It's usually between 1-3k. I use these credit cards to float larger purchases. The cards are currently 0% so I generally have it worked out to get those 0% cards paid off before the interest hits. The benefit of this structured loan to me is just that, the structure.
With the significant income you have as well as the apparently outstanding credit history, why do you think your FICO score isn't materially higher?	I ask myself that question often :-) All kidding aside as best as I can tell it's because of two things. 1) My CC utilization rate is high. As of a few months ago my utilization rate was between 0 and 10%, but it's a lot higher now because I got a 0% interest card and used most of it to fund this beginnings of this bathroom project. So that's one part. 2) The only other thing I know of is that my FICO score has always been lower what would be expected because of a chargeoff account that happened 10 years ago. I was in college and stupid and simply didn't pay the bill. 4 years later out of a sense of duty I paid the chargeoff, but didn't realize that it rest the 7 year counter, I'd have been better off not paying the bill. Oh well, live and learn, no more bad debts and all of that should fall of my report in the next 12 months. In any case don't worry about me not paying this debt as I've learned that pain that can come from not paying off a bill.
Dear sir or madame... Would you please elaborate as to your time horizon in paying off this particular loan? i.e. less than 6 months.. 1 year? > 1 year?? Thank you DMcCoy	My best guess would be somewhere in the 12-18 month range.

Member Payment Dependent Notes Series 478688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478688	$1,500	$1,500	13.92%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478688. Member loan 478688 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	HireRight Inc.	Debt-to-income ratio:	17.04%
Length of employment:	5 years	Location:	LAGUNA NIGUEL, CA

Home town:
Current & past employers:	HireRight Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > Am moving and need some extra funds for deposits and such. Will be able to pay a majority of the loan off within the first month and a half. Borrower added on 01/22/10 > I have two jobs, one full time and one part time, that are both very secure.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,376.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you have a new employer after the move? Thank you in advance for your answers.	I am moving semi-locally, about 20 miles and will have the same employer.

Member Payment Dependent Notes Series 478749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478749	$16,000	$16,000	16.35%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478749. Member loan 478749 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SC Dept. of Health & Environmental Ctr	Debt-to-income ratio:	24.80%
Length of employment:	9 years	Location:	Columbia, SC

Home town:
Current & past employers:	SC Dept. of Health & Environmental Ctr
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1973	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,353.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16K loan. Position (JOB/ROLE) @ SC Department Health and Enviromental Svcs is? Member 505570 (RetiredUSMCInvestor sends 01.22.2010.	I am staff attorney (Attorney III) with the South Carolina Department of Health and Environmental Control. I practice in the area of Enrivonmental Law (landfill and mining litigation specifically).
What are your current monthly payments on the debt you plan to consolidate? Are you still using the cards?	My total current monthly payments on the debt that I plan to consolidate is approximately $539.00 give or take a few dollars, but what is killing me is the interest rates on the credit cards which will have me paying off this debt into the next millenium. I have stopped using all of the cards except a couple, which I use very rarely.
What is this loan for?	to consolidate my credit card debt
You only want to consolidate $539.00 ?	I want to pay off my high interest rate credit cards and receive the lower interest rate that Lending Club offers and pay off everything within 3 years. All of the interest rates on the cards that I have now are more than 16%, some are way more than that because almost all of the rates on the cards have been increased since the anticipation of the new legislation from Congress to stop credit card companies from being able to increase rates willy nilly, so the companies are increasing the rates before the legislaton takes affect.
I apologize, I misread a previous answer.	Okay. no problem.
What are you current rate on your credit cards and what credit cards do you have?	The current rates on my credit cards begin as high as 25.99 % and then come down from there, with most of them being in the 20 % range. A lot of the rates have recently gone up for no specific reason. I have Bank of America, Household Bank, and a few other cards.

Member Payment Dependent Notes Series 478753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478753	$8,000	$8,000	8.59%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478753. Member loan 478753 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,170 / month
Current employer:	University of Connecticut	Debt-to-income ratio:	4.80%
Length of employment:	8 years	Location:	Manchester, CT

Home town:
Current & past employers:	University of Connecticut
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I've decided to consolidate off my credit cards because my issuing banks changed my terms.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,903.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate so much debt at such a young age? Do you have additional debt in the form of education loans, etc. What kind of position do you have at the University of Connecticut and what kind of job security do you have over the next three years? Your credit history indicates that an inquiry was made on your credit history in the past 6 months, to what does this relate? Your answers are appreciated. Have a wonderful weekend.	I cannot say there is any good reason for my debt, but that I have learned that living beyond my savings is a terrible idea. I want to turn my cards into a fixed payment plan and then avoid using them. I should note that while my credit report shows that I have over $8,903.00, it is only because it's a late snapshot. Currently I have about the $8,000 I requested in this loan. My only other source of debt is around $7,000 in a student loan that I'm paying down. I bought a new 2005 Hyundai Elantra that is now completely paid off. I had a 5 year loan for that car and I paid it down in 4 years. I work fulltime at the University and I'm working towards my degree in Computer Science and I'm expected to graduate in about a year. My job is an within IT and it's a very secure position. And even if I were to lose my job I could very easily find another job in my field, even in this economy. I also have $37,000 in my retirement account that I could access if I were to lose my job and fell on very, very hard times. I imagine the last credit inquiry was from American Express. I had a Mastercard, Visa and Discover card, but I wanted to have an American Express card to cover all the companies and to build my credit score. I have no intention on charging on it beyond keep it active and my balance on that card is $0. Thank you for your questions and I hope I answered them to your satisfaction.
It is great that you have 37K in a retirement account already. Is your position at the Univeristy a work-study position? Thank you in advance for your answer.	I have a fulltime professional position that is permanent (not end-dated) at the University. So it's neither a work-study nor a student labor job.
Your credit looks good. In order to understand how the loan payments will fit into your budget, would you please provide a list of your monthly living expenses? Thank you in advance.	My rent is relatively low because I live with two roommates so that's only $670 a month, including utilities. My car insurance is $60 a month. I pay about $100-150 a month in gas so that's some $830-$880 for my largest bills. The rest of my income I pay towards loans, food and entertainment. And my net pay is about $3200 a month (from the $5300 or so I gross). I should also mention that my student loan is currently deferred so I am not required to pay it off, although I have been. Also, I am not married and I have no children.
I would like to help fund your loan, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the University of Connecticut? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The previous person asked me about my expenses and I just posted that information so see my previous response for that information. My job is IT and since I'm in a research and teaching support role my job requirements vary a lot depending on the needs of the faculty and students. At a base level I do help desk related tasks such as answering general questions, but I also run various servers, write programs, perform security audits, deploy computers, do large scale ordering, and many other jobs. I am well versed with most technology so I am very comfortable working in most computer related fields. As I stated in a previous response I have a retirement account that I could withdraw from if I needed to and so my loan could be guaranteed by that. I have a savings account but I do not have any money in it. When I signed up for Lending Club I checked the box saying I am willing for them to verify my income. I will look into it more though.

Member Payment Dependent Notes Series 478769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478769	$2,000	$2,000	11.48%	1.00%	January 27, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478769. Member loan 478769 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Kirberg Roofing	Debt-to-income ratio:	14.25%
Length of employment:	9 years	Location:	Higginsville, MO

Home town:
Current & past employers:	Kirberg Roofing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > Hello. I am a commercial roofer from Missouri. As you know the winter months around here are not exactly a roofers paradise. I do have a steady job and have been doing this all the way through high school and through college as well, after which I am still trying to get on my feet. Lately though, due to the weather it has been hard to get up there and work. I just need a boost to help in the next month or two because I am starting to get behind on a few things. I plan on paying this back well before it's due date as soon as I get back up the ladder. Thank you.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$179.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You were doing roofing for same company through high school and college? Thank you in advance.	Actually I just joined the union. I worked for a local business called Tri-State Roofing all throug HS and college. My old boss is 71 and just decided to hang it up. For years the plan was for me to buy him out and keep the business going but due to the economic state the last few years small companies such as the one I worked for are having a hard time competing with the "big guys." The plan is still to take over Tri-State as soon as the economic tide switches directions. I joined the "big guys" not only to make a living but to learn and see how they run things. Also, I am getting good experience with new products and techniques which never hurts. I think this will be valuable when I begin to run Tri-State. I need this to help the next few months because I do not draw unemployment and have mounting student loans and other expenses. I am not worried because we have a lot of work lined up just needed a little safety net.

Member Payment Dependent Notes Series 478788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478788	$3,000	$3,000	12.18%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478788. Member loan 478788 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Composite Fogings	Debt-to-income ratio:	20.04%
Length of employment:	5 years	Location:	Detroit, MI

Home town:
Current & past employers:	Composite Fogings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,832.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,832.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Composite Forgings? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a credit card that has a high interest rate and will take forever to pay off, so I will be paying that one off to have a lower payment. Also am paying off one of my minor cards (Meijers) to cancel that account. Thanks for asking.
How much is your rent including utilities?(or do you live with family?) How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Living with family at this point until I pay off my credit cards, so I can get a house. But I pay no rent, working a mile from the house, I spend money for gas $20 a week, $70 a month for vehicle insurance, and this loan to pay off high interest credit cards, and also I am on a family plan with my cell phone. ($55 per month)

Member Payment Dependent Notes Series 478794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478794	$6,000	$6,000	12.18%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478794. Member loan 478794 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Citadel Broadcasting	Debt-to-income ratio:	4.51%
Length of employment:	3 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Citadel Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > It would be nice to be able to think/talk/eat normally again! Tooth issues have plagued me and I'm finally looking for sweet relief through surgery. Trust doesn't exactly come through the computer, but these monthly payments will be absolutely no problem for me. I'm not one of the deadbeats. I greatly appreciate anybody who can help. Thank you and God bless.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	72
Revolving Credit Balance:	$3,106.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 478818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478818	$6,500	$6,500	8.94%	1.00%	January 26, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478818. Member loan 478818 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	16.45%
Length of employment:	10+ years	Location:	Joppa, MD

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I would like this loan in order to pay off credit cards that I got when I was in college- Bank of America and GapCard as well as the furniture I bought when I purchased my home last year. I have excellent credit history and have been at my job for 11 years this coming year. This loan will help simplify my life and help me to build up my savings. Thank you.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,658.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for State Farm? Do you have a savings account or any other kind of emergency fund? Please would you contact Lending Club to have them verify your income?	I have my mortgage payment of $1260, normal utilitie (oil, electric, cable, insurance) and credit cards. My car is paid off. The credit card debt is the problem. I never pay just the minimum payment- so I am always paying out about $700 to all of the companies. My car is paid off and I have my boyfriend and brother living with me who both pay rent every month. I am a large loss fire claim representative for State Farm. I handle large fire and water claims as well as catastrophe claims in my area. I do have a savings account through the State Farm Credit Union. Hope this helps. Thank you.

Member Payment Dependent Notes Series 478836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478836	$2,000	$2,000	7.74%	1.00%	January 25, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478836. Member loan 478836 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	transparent financial llc	Debt-to-income ratio:	14.90%
Length of employment:	< 1 year	Location:	boston, MA

Home town:
Current & past employers:	transparent financial llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Working at a startup where business has not got going yet. Expecting large unemployment check in next few weeks but need to pay for my move, housing, parking , and car expenses for the next six weeks. thank you Borrower added on 01/14/10 > The unemployment check is for a gap where i was seeking work this summer. I am currently employed.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,234.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478895	$9,800	$9,800	7.88%	1.00%	January 27, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478895. Member loan 478895 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	byer ca	Debt-to-income ratio:	7.95%
Length of employment:	10+ years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	byer ca
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > play bill Borrower added on 01/22/10 > play bill Borrower added on 01/22/10 > play bill

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,723.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "byer ca" and what is your positiong there? Thank you in advance.	my job is Maintenance
Play bill?? What are you planning on using this money for? thanks.	play credit card bill
What is byer ca and what do you do for them?	byer california inc my job Maintenance

Member Payment Dependent Notes Series 478929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478929	$1,600	$1,600	6.76%	1.00%	January 27, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478929. Member loan 478929 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,958 / month
Current employer:	Bloomberg LP	Debt-to-income ratio:	3.65%
Length of employment:	3 years	Location:	Lincoln Park, NJ

Home town:
Current & past employers:	Bloomberg LP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,955.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your revolving credit balance is $6,955, is this all credit card debt? Do you fully pay off your credit cards each month? Besides mortgage what other major debts do you have (e.g. education loans, home equity loan, rentals, etc)? What is your job at Bloomberg LP and is it secure over the next three years? Your credit history indicates that there have been 4 inquiries into your credit, do you know to what these relate? Your answers would be most helpful. Best wishes.	Yes, I pay my cards in full. Out of the $6,955, there are $5000 that are my car loan. That move reduced my interest rate from 6.25% to 1%. I will be paying that amount off by end of April as the promotion ends then. Yes, I pay off my cards each month unless I have the opportunity to make money on keeping the balance e.g. my car loan making me money in this case. I have student loans with a minimum payment of ~140. but I pay around $300 Job is relatively secure. I also have enough investments to live and pay all my bills for a year without even tapping into retirement accounts. They have twice that amount in them. The 4 inquiries are related to my purchase of my house (my closing was October 30th, 2009) so I shopped around for a mortgage.
If you have all of this cash available. What is the purpose of this loan? How will you be testing Lending Club?	I'd like to see how it works from a borrower's point of view. Also, the rate I am getting on this loan is good enough that I can re-invest it [possibly right here on lending club] and make money on it. I have no plans to re-pay early as it makes more sound financial sense to pay this rate while earning a higher rate in my investments.

Member Payment Dependent Notes Series 478950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478950	$1,300	$1,300	14.96%	1.00%	January 26, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478950. Member loan 478950 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Central Methodist University	Debt-to-income ratio:	16.00%
Length of employment:	10+ years	Location:	Fayette, MO

Home town:
Current & past employers:	Central Methodist University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Will use these funds to pay off a small credit card balance with a very high interest rate. I plan to pay this loan off quickly in the hope that it will help my credit score. I would then like to apply for a larger consolidation loan to tackle the two larger balance loans. I am a good candidate for this loan because I don't really need it. I am just interested in lowering the interest rate. Borrower added on 01/22/10 > Three late payments were while in transition to a new location for husband's promotion. New bank, moving, etc created an issue with tracking paper bills for a short period. All payments are now established on automatic payment basis so keeping up with all the paper is no longer an issue. This loan will also be paid on an automatic basis from our checking account. Two career household, husband's income is not includeded in any of the calculations and my name is on most credit because I take care of the household finances. We are more than capable of paying off this loan from disposable income. High credit utilization of 90% is because we have been subject to recent credit limit reductions so popular with credit card companies right now. As the balance has been reduced on cards the companies have also reduced our limit, leaving a falsely high utilization picture.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	32	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,856.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I don't have a questions but wanted to take a moment to thank you for giving potential lenders a more complete picture of what you plan to use the loan for and your situation. Regards; Art	Thanks so much for your comments. Sometimes it is difficult to put ourselves out there but I would want to know as much as I resonably could about someone before lending and figured I should extend my lenders the same courtesy. I do understand my credit situation and am actively working to improve it to a more positive and acurate light.

Member Payment Dependent Notes Series 478965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478965	$9,000	$9,000	7.51%	1.00%	January 26, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478965. Member loan 478965 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Thermadyne Holdings LLC	Debt-to-income ratio:	16.29%
Length of employment:	3 years	Location:	Bowling Green, KY

Home town:
Current & past employers:	Thermadyne Holdings LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Great Credit, No bad debt, 40% equity in my home Borrower added on 01/23/10 > The debt I have is from two 0% purchases. I do not carry any debt to which I pay interest other than my home, which I have 40% equity in with an interest rate of 4.75% fixed. The main purpose of this loan is to payback a 401K loan used to refinance our home. Funds were used to pay down the loan to 40% equity, which is why I received such a low mortgage interest rate. I am losing money by not having it in my 401K, which is the main purpose of this loan. My debt is not excessive. And the only interest I have ever paid is mortgage interest. null

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,688.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What do you do in your present job and how secure is it over the three years? Do you have any cash in savings or an emergency fund? Your answers are appreciated.	Accountant, I would consider my job secure for as long as the company continues rebounding, we keep 3 month emergency fund in cash.

Member Payment Dependent Notes Series 479089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479089	$2,100	$2,100	13.11%	1.00%	January 27, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479089. Member loan 479089 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	WalMart	Debt-to-income ratio:	19.04%
Length of employment:	< 1 year	Location:	HUNTINGTON BEACH, CA

Home town:
Current & past employers:	WalMart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,285.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
which school? what major?	I go to California State University, Long Beach. I am studying Sport Management so I can go into the Marketing/Promotions side of sports. I am currently an intern with Long Beach State Athletics and I help with the marketing of all of the athletic teams.

Member Payment Dependent Notes Series 479194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479194	$4,750	$4,750	10.25%	1.00%	January 27, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479194. Member loan 479194 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,170 / month
Current employer:	Walt Disney World	Debt-to-income ratio:	14.62%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	Walt Disney World
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > I am using this loan to pay off the 8 credit cards I got during college and have been slowly paying off since. I've always made at least the minimum payment and pay more when I can. I have never paid late. I am getting this loan because the APRs on some of the cards are very high and paying too much interest is taking away from the money going to paying off the debts. I only keep one of the cards in my wallet now for emergencies and the rest are locked away. I use only my debit card for purchases so the money I spent actually exists and I'm not borrowing any more.

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,905.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I want to help fund your loan, but have a few essential questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,905.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Walt Disney World? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	I requested enough to pay the full amount but was not offered that much. I have a little money in savings so I can use some to pay the difference so all the debt is paid. I have a car loan which is through my parents. It is $110 a month and I have 24 months left until it is paid off. I had no student loans in college since my tuition was paid through Florida Prepaid and a full Bright Futures scholarship. My monthly expenses are around $1100 including all the credit card payments ($235). It's a tight budget but I keep close track of my spending now and write down every expenditure in an Excel sheet so I can see exactly where my money goes. I am a Character Attendant at Disney's Hollywood Studios. I work with the Characters to ensure they are where they need to be as scheduled and help the the guest interactions with them. I have a couple thousand in savings which I don't touch and is there for emergencies. I checked off that Lending Club could verify my income and they have my job information to do that. Thanks.
How do you plan to make payments when your "GROSS" income is only $1170 and your monthly expenses is $1100?	That $1100 included $235 in credit card payments. Since the loan is being used to pay off those credit cards that amount would be $235 less and the monthly loan payment is $153.83, thus decreasing my monthly expenses by $81 overall.

Member Payment Dependent Notes Series 479215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479215	$10,000	$10,000	7.88%	1.00%	January 27, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479215. Member loan 479215 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	SmartPak	Debt-to-income ratio:	19.77%
Length of employment:	2 years	Location:	Fairhaven, MA

Home town:
Current & past employers:	SmartPak
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > This loan will be used to payoff a credit card that has recently incurred at very large interest rate. I used the card to pay for my 14-year-old beagles medical expenses, worth every penny :)

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,664.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is smarpak and what do you do for them? Are you the sole wage earner?	Hello, thank you for your question. SmartPak is an equine and canine supplement company. I am a graphic designer their equine side of the business, it is a great place to work. I live with my boyfriend who is a letter carrier.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	The debt that I am consolidating has a current payment of $336 per month with an interest rate of 19.49% (ouch). My total monthly expenses average around $1,600.00, this includes the credit card payment. I'm thrilled with the interest rate of the Lending Club loan and I know that in three years my debt will be paid off and when I make a payment I will see the balance go down. Thank you for your inquiry!

Member Payment Dependent Notes Series 479222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479222	$7,250	$7,250	9.88%	1.00%	January 27, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479222. Member loan 479222 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	GCI, Inc	Debt-to-income ratio:	7.97%
Length of employment:	< 1 year	Location:	Frederick, MD

Home town:
Current & past employers:	GCI, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > This loan will be used to pay down credit card debt.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,248.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,248.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for GCI, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I plan on paying off my credit card debt and closing my two cards immediately thereafter. Currently both of my vehicles are paid off so I do not have a car loan, nor do I have a student loan or home equity loan. For GCI, I work with Oracle which is a database. For saving, just a small emergency fund, ~$2,000. I can verify my income. For monthly expenses, I'd say I spend roughly $4,500 between the mortgage, daycare, food (groceries and dining out), entertainment, gas, utilities, and 401k.

Member Payment Dependent Notes Series 479245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479245	$4,000	$4,000	10.25%	1.00%	January 27, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479245. Member loan 479245 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Olive Brands, LLC.	Debt-to-income ratio:	4.20%
Length of employment:	4 years	Location:	Marietta, GA

Home town:
Current & past employers:	Olive Brands, LLC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > This loan is to help me purchase an antique car for my father. Borrower added on 01/24/10 > Thank you to all those who have chosen to lend to me.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,276.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose for the loan?	This loan is to help me purchase an antique car for my father.
Thank you. Would you please list your monthly living expenses (rent/util/phone/insurance/etc.), so that we can understand how the loan payments will fit into your budget? Thank you in advance.	My monthly living expenses are quite low - approximately $700 per month - rent, utilities, groceries, etc.

Member Payment Dependent Notes Series 479300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479300	$5,000	$5,000	7.14%	1.00%	January 27, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479300. Member loan 479300 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	Phifer Inc	Debt-to-income ratio:	7.46%
Length of employment:	10+ years	Location:	Northport, AL

Home town:
Current & past employers:	Phifer Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > I am consolidating all my small bills into one loan The Company I work for is very secure I have always paid my bills on time

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,110.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($26,110.00) and what part of it will be paid off with this loan, if any? Thank you.	Type your answer here. about 2000.00 of it the rest is a home line

Member Payment Dependent Notes Series 479322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479322	$8,000	$8,000	10.25%	1.00%	January 27, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479322. Member loan 479322 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Episcopal Day School	Debt-to-income ratio:	16.87%
Length of employment:	< 1 year	Location:	Pensacola, FL

Home town:
Current & past employers:	Episcopal Day School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > Why I Need the loan: I Racked up credit card debt during financial stress. I Have locked them all away and plan to cancel and cut them up after paying them off with the loan. I am always on time with my payments. My Job: I have a great job that I love, and they appreciate my efforts. I work at school as a custodian. I normally get between 2-6 hours of overtime each week. The school is even expanding its student base next year to include 6 week olds. My monthly Budget: Income 1,500 per month. Rent - 600 Utilties - 150 Food - 250 Household supplies - 50 Baby - 50 Car maintenance/Misc - 40 Loan payment - 260 Savings - 100 My car is paid for and its registration expenses and even gas are paid for by my father as a way to help me. He also covers my cell phone. So I have no phone bill, no car bill, no insurance bill, no registration fees, and no gas bill.

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,095.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479331	$6,000	$6,000	10.25%	1.00%	January 27, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479331. Member loan 479331 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	ThermoFisher Scientific	Debt-to-income ratio:	21.90%
Length of employment:	1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	ThermoFisher Scientific
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > Personal Investment Loan Borrower added on 01/24/10 > Young Marketing Professional - Consolidating Credit Cards and Planning for a New Home

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,809.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's exactly the purpose of the loan? Investment or debt consolidation? Thanks.	This loan is primarily for debt consolidation. Thank you for your support.

Member Payment Dependent Notes Series 479429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479429	$4,000	$4,000	14.22%	1.00%	January 27, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479429. Member loan 479429 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Procopio Family Homes	Debt-to-income ratio:	2.40%
Length of employment:	< 1 year	Location:	PASADENA, MD

Home town:
Current & past employers:	Procopio Family Homes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,088.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 479532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479532	$7,200	$7,200	7.88%	1.00%	January 27, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479532. Member loan 479532 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Kerr Brosseau Bartlett O'Brien, LLC	Debt-to-income ratio:	19.47%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	Kerr Brosseau Bartlett O'Brien, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I acquired this debt while trying to pay for the high costs of law school. Now I'm out, have a solid job at an excellent small law firm. Not uncommon these days, Chase decided to increase my interest rate from 9.99% to over 19%! This isn't a function of my credit rating because since I opened my Chase card, my credit rating has gone up! They refused to reconsider and now I just want to pay this card off as quickly as possible. Here's your chance to earn a good interest rate with a safe investment in me, all the while, hurting an unethical credit card issuer!

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,861.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the monthly CC payments for are currently making and (2) your other monthly costs including rent, car and student loans (if applicable)?	Thank you for your question. My current minimum credit card payments are approximately $270/month. My rent is $650/month. My student loan payments are approximately $1000/month. I do not have a car payment, however, my insurance payment is around $800/year or $67/month. There are obviously other bills including cable, electricity/gas, groceries, etc. I try to put as much of what is left over towards my credit cards which generally works out to about $500/month. I have $2,000 in my personal savings account as an emergency fund. I am very dedicated to paying off all of my consumer debt as quickly as possible. I would just prefer to do it at a lower interest rate.

Prospectus Supplement (Sales Report) No. 1 dated January 27, 2010